As filed May 15, 2000                                      File No. 333-
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            AUTOTRADECENTER.COM INC.
             (Exact name of registrant as specified in its charter)



            ARIZONA                           5010                   86-0879572
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)    Classification Code Number)    Identification No.)



             8135 EAST BUTHERUS, SUITE 3, SCOTTSDALE, ARIZONA 85260
                                 (480) 951-8040
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ROGER L. BUTTERWICK, PRESIDENT
                            AUTOTRADECENTER.COM INC.
                           8135 EAST BUTHERUS, SUITE 3
                            SCOTTSDALE, ARIZONA 85260
                                 (480) 951-8040
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

                             Fay M. Matsukage, Esq.
                   Dill Dill Carr Stonbraker & Hutchings, P.C.
                          455 Sherman Street, Suite 300
                             Denver, Colorado 80203
                                 (303) 777-3737
                               (303) 777-3823 fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check
the following box.                                                      [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                           [ ]_____

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                  [ ]_____

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                  [ ]_____

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                      [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------ -----------------------  ----------------------   --------------------     --------------------
     TITLE OF EACH                                       PROPOSED                 PROPOSED
        CLASS OF                                          MAXIMUM                 MAXIMUM
    SECURITIES TO BE          AMOUNT TO BE          OFFERING PRICE PER           AGGREGATE                AMOUNT OF
       REGISTERED              REGISTERED                  UNIT                OFFERING PRICE         REGISTRATION FEE
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                1,697,280 shares               $1.25                 $2,121,600                $560.10
issuable upon                    (1)<F1>
conversion of
Series C
preferred stock
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                      shares                 $ (1)<F1>               $3,182,400                $840.15
issuable upon                (1)<F1>(2)<F2>
conversion of
Series D
preferred stock
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                6,247,143 shares           $1.84 (3)<F3>            $11,494,743               $3,034.61
held by selling
security holders
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                  75,000 shares            $2.56 (4)<F4>              $192,000                 $50.69
issuable upon
exercise of stock
option
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                  75,000 shares            $1.03 (4)<F4>              $77,250                  $20.39
issuable upon
exercise of stock
option
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                 105,000 shares            $1.20 (4)<F4>              $126,000                 $33.27
issuable upon
exercise of stock
option
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                  55,000 shares            $5.40 (4)<F4>              $297,000                 $78.41
issuable upon
exercise of
warrants
------------------------ -----------------------  ----------------------   --------------------     --------------------
Total                                                                           $17,490,993               $4,617.62
------------------------ -----------------------  ----------------------   --------------------     --------------------

<F1>
(1) An indeterminate number of additional securities are registered hereunder which may be issued, as provided in the Series C and D preferred stock definitions, in the event provisions against dilution become operative.

<F2>
(2) Each share of Series D preferred stock is convertible into shares of the registrant's common stock using a conversion price equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion:

         # OF SHARES OF PREFERRED STOCK X $100 = # of shares of
         -------------------------------------    common stock
         65% of average closing bid price

     There are 31,824 shares of Series D preferred stock issued and outstanding. Accordingly, the aggregate dollar value of shares of Series D preferred stock to be converted is $3,182,400. Pursuant to Rule 457(o), the number of shares being registered is not included in the table.

<F3>
(3) Calculated, pursuant to Rule 457(c), using the average of the bid and asked prices as of May 11, 2000.

<F4>
(4)  Calculated pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                    Subject to Completion, dated May 15, 2000

                            AUTOTRADECENTER.COM INC.

                             SHARES OF COMMON STOCK



         Holders of the Series C and D preferred stock are entitled to convert these shares into common stock. This prospectus covers the resale of these shares of common stock. We will issue at least 2,492,880 shares of common stock upon conversion of the Series C and D preferred stock. The selling stockholders may sell the common stock at any time at any price. In addition, we are registering 6,247,143 shares of common stock held by other shareholders and 310,000 shares issuable upon exercise of stock options and warrants. We will not receive any proceeds from the resale of these shares. We have agreed to pay for all expenses of this offering.

         Our common stock is traded on the OTC Bulletin Board under the symbol "AUTC." On May 11, 2000, the closing bid price for our common stock was $1.875 per share.

                                   ----------

         WE DO NOT RECEIVE ANY FEES OR REVENUE FROM OUR WEB SITE
WWW.AUTOTRADECENTER.COM

                                   ----------

         INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. A DETAILED EXPLANATION OF THESE RISKS IS INCLUDED IN ANOTHER SECTION OF THIS PROSPECTUS, BEGINNING ON PAGE 4.

                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                   ----------

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


               This date of this prospectus is _____________, 2000

                                TABLE OF CONTENTS

                                                                  PAGE
PROSPECTUS SUMMARY....................................................3

RISK FACTORS..........................................................4

NOTE TO READERS.......................................................10

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.....................10

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..............10

SELECTED FINANCIAL DATA...............................................11

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS............................................11

BUSINESS..............................................................18

MANAGEMENT............................................................25

SECURITIES OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT.........29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................30

SELLING STOCKHOLDERS..................................................37

DESCRIPTION OF SECURITIES.............................................38

PLAN OF DISTRIBUTION..................................................40

SHARES ELIGIBLE FOR FUTURE SALE.......................................41

LEGAL PROCEEDINGS.....................................................41

EXPERTS...............................................................41

AVAILABLE INFORMATION.................................................42

REPORTS TO STOCKHOLDERS...............................................42

INDEX TO FINANCIAL STATEMENTS.........................................42

FINANCIAL STATEMENTS..................................................F-1

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. You should carefully read this entire prospectus and the financial statements contained in this prospectus before purchasing our securities.

AUTOTRADECENTER.COM INC.

         We are engaged in the wholesale used car business, selling and buying primarily late model used vehicles to and from independent and franchised automobile dealers. "Dealers" refers to persons or entities that sell and buy automobiles as a business. We acquire late model trade-in vehicles from dealers and resell the vehicles to other dealers located in multiple geographic regions. We also have developed an Internet business-to-business wholesaling applications and processes that enables dealers and manufacturers to market used and off-lease vehicles to other dealers prior to the traditional used auto auction process. In addition, we have developed a consumer-to-business Internet site that will provide the consumer a firm bid on a used vehicle that is being traded-in on a new vehicle through one of the many on-line vehicle-buying services. We also provide dealer-financing programs through our affiliate, Pinnacle Dealer Services. We believe that our services provide dealers and manufacturers an efficient and cost-effective used vehicle redistribution system as an alternative to traditional auto auctions.

         We currently wholesale used vehicles whereby we purchase, take title to, and sell vehicles to dealers through wholesale brokers. We have also developed an Internet site "www.autotradecenter.com" that facilitates the trading of used vehicles online. The AutoTradeCenter.com site allows participating dealers to obtain used car inventory from sources other than traditional auto auctions. We plan to continue our wholesaling operations as well as expand our business opportunities by providing business-to-business e-commerce solutions to the automotive industry. We believe our business-to-business e-commerce automotive solutions: (i) provide greater access to high quality late model inventory for dealers and our brokers to resell; and
(ii) provide additional revenue opportunities to our company through membership fees, listing fees and transaction fees.

         Our second Internet initiative "www.tradeincarsonline.com" is a business-to-consumer site that has been designed to facilitate the Internet car buying process by providing a firm bid on the used vehicle being trade-in. We believe approximately 50% of the customers seeking to purchase a new car through the Internet have a trade-in. We intend, in the future, to provide this service to customers nationwide.

         We currently have five land-based locations and plan to expand to 10 locations by December 2000 by acquiring and consolidating independent wholesalers in geographically diverse, large urban areas. We believe the geographic expansion will: (i) provide us with greater access to a large and growing volume of high-quality late model automobiles; (ii) enable us to capture seasonal and geographic pricing disparities; (iii) help us to better service national off-lease programs for manufacturers and finance companies; and (iv) allow us to serve as a disposition channel for the growing number of Internet automotive sites

         AutoTradeCenter.com was incorporated in Arizona on July 10, 1997 and commenced operations on September 22, 1997 at its office and warehouse facility in Scottsdale, Arizona. Our offices are located at 8135 East Butherus, Suite 3, Scottsdale, Arizona 85260, and our telephone number is (480) 951-8040.

THE OFFERING

Securities offered........................................  At least 2,492,880  shares of cOmmon stock issuable upon conversion of Series C and D preferred stock.

                                                             Up to 6,247,143  shares of common stock held by existing
                                                             shareholders

                                                             310,000  shares of common stock  issuable  upon exercise
                                                             of stock options and warrants

                                        3

Securities outstanding....................................   28,083,074 shares of common stock as of March 31, 2000
                                                             21,216 shares of Series C preferred stock
                                                             31,824 shares of Series D preferred stock



         We will not receive any of the proceeds from the resale of these securities.

SUMMARY FINANCIAL INFORMATION

         The following summary financial data is based upon our consolidated financial statements included elsewhere in this prospectus. We have prepared our consolidated financial statement in accordance with generally accepted accounting principles. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and our consolidated financial statements.

           BALANCE SHEET DATA:                      DECEMBER 31, 1999       MARCH 31, 1999       MARCH 31, 1998

           Current assets                             $   11,903,295         $   10,701,308        $    3,893,221
           Total assets                               $   14,822,972         $   13,077,130        $    3,961,845
           Current liabilities                        $   11,102,359         $    8,190,443        $    2,687,512
           Long-term liabilities                      $       55,010         $    1,975,623        $      534,465
           Stockholders' equity                       $    3,665,603         $    2,911,604        $      739,868
           Working capital                            $      800,936         $    2,510,865        $    1,205,709

           INCOME STATEMENT DATA:                                                                JULY 10, 1997
                                                       NINE  MONTHS                               (INCEPTION)
                                                          ENDED               YEAR ENDED            THROUGH
                                                    DECEMBER 31, 1999       MARCH 31, 1999       MARCH 31, 1998

           Net sales                                  $   97,750,480         $   97,665,410        $   31,581,117
           Income (loss) from operations              $      (41,889)        $      517,913        $      117,750
           Net income (loss) before taxes             $     (640,755)        $      171,820        $       15,899
           Net income (loss)                          $     (509,936)        $      115,241        $       12,384
           Earnings (loss) per share                  $       (0.02)         $         0.01        $         0.00



                                  RISK FACTORS

         The securities offered under this prospectus involve a high degree of risk. You should carefully consider the risk factors set forth below, as well as the other information appearing in this prospectus, before purchasing any of our securities.

         AS A NEWLY FORMED ENTITY WE MAY NOT CONTINUE TO BE PROFITABLE. We incorporated on July 10, 1997 and have been in operation only since September 22, 1997. While we were able to generate net income of $12,384 for the period ended March 31, 1998, and $115,241 for the year ended March 31, 1999, we cannot assure you that we will continue to be profitable. We experienced a net loss of $509,936 for the nine months ended December 31, 1999 and will incur additional losses for the fourth quarter ended March 31, 2000. We are continuing to expand our operations. This expansion requires us to hire personnel and incur expenses prior to realizing the anticipated revenue associated with our expansion efforts. Therefore, you should consider the purchase of our securities as being risky since we may be subject to unusually high legal and accounting costs, marketing program development costs, automated systems development, losses related to abandoned projects, and other similar costs and expenses commonly encountered by new ventures.

         AS A NEWLY FORMED ENTITY, ONLY LIMITED INFORMATION IS AVAILABLE. Since we were only recently formed, we can provide only a limited amount of historical information and financial data about our operations upon which you can make an informed judgment as to our future prospects.

         ASSETS PLEDGED AS COLLATERAL MAY BE SUBJECT TO FORECLOSURE. Our line of credit from Wells Fargo Business Credit, Inc. in the amount of $3,000,000 and loans from related parties in the amount of $3,527,420 are secured by all of our inventory, accounts receivable, equipment, and general tangibles. As of March 31, 2000, we had borrowed $1,112,418 against the line of credit. If we should fail to generate sufficient cash flow to service the debt, foreclosure on the pledged assets would impair our ability to conduct business as usual. We would be forced to reorganize our business operations or find another source of capital to carry out business operations.

         WE HAVE ENGAGED IN TRANSACTIONS WITH RELATED PARTIES THAT WERE NOT AT ARMS-LENGTH; ARMS-LENGTH TRANSACTIONS MAY HAVE BEEN MORE FAVORABLE WHICH WOULD HAVE INCREASED SHAREHOLDER VALUE. The acquisition of Pinnacle Dealer Services, Inc.; loans from our principal shareholders and former officers and directors; and the issuance of stock options to principal shareholders, officers and directors who have personally guaranteed company obligations were not arm's-length transactions. While management believes that the terms of such transactions were fair and in our best interests, they were not approved by our shareholders or disinterested directors and no fairness opinions were obtained. Further, we engage in wholesale used car transactions with affiliated entities from time to time on the same terms as with other automobile dealers. It may be unlikely that officers, directors, and principal shareholders will continue to provide financial assistance in the future. The risk associated with any of these related party transactions is that our company may have been able to consummate these transactions under more favorable terms and conditions. If that were proven true, our historical and future financial statements would show more favorable results, increasing shareholder value.

         THE LOSS OF ANY OF OUR EXPERIENCED MANAGEMENT MAY LIMIT OUR SUCCESS. Our success will largely depend upon the active participation of our management. We do not have employment agreements with our management or key-man insurance. The time, which the officers and directors devote to our business affairs and the skill with which they discharge their responsibilities will substantially, impact our success. To the extent the services of these individuals would be unavailable to us for any reason, we would have to obtain other executive personnel to manage and operate our company. In such event, there is no assurance that we would be able to employ qualified persons on favorable terms.

         THE LOSS OF KEY BROKERS WOULD HAVE A NEGATIVE IMPACT UPON OUR FINANCIAL PERFORMANCE. We utilize brokers as our sales force in the purchase and sale of used vehicles. A significant portion of our revenue is currently generated by certain of these brokers. Consequently, the loss of the services of one or more of these high volume sales producers would have a negative impact upon our financial performance.

         WE MAY BE UNABLE TO COMPETE EFFECTIVELY AGAINST OTHERS AND MAY BE FORCED TO ABANDON THE EXECUTION OF OUR CURRENT BUSINESS PLAN. We compete with other wholesaling entities, auto auctions that include Manheim, Inc. and ADT, Inc., and with other Internet based entities that maintain commercial Web sites including Autodaq.com Inc. and MyTradeIn.com Inc. Retail Internet sites including Cars.com, Autobytel.com, Autoweb.com, AutoVantage, Carsdirect.com, Bestoffer.com, Driveoff.com, Greenlight.com, Stoneage.com and Microsoft Corporation's Carpoint may decide in the future to compete in the wholesale market and provide competition to us. In addition, all major vehicle manufacturers have their own Web sites and many have recently launched or announced plans to launch online buying services, such as General Motors Corporation's BuyPower. We believe that the principal competitive factors in the online market are brand recognition, speed and quality of fulfillment, variety of value-added services, ease of use, customer satisfaction, quality of service, and technical expertise. We cannot assure you that we will be able to compete successfully against current or future competitors, many of which have substantially more capital, existing brand recognition, resources, and access to additional financing. In addition, competitive pressures may result in increased marketing costs, decreased Web site traffic or loss of market share, or otherwise may materially and adversely affect our business, results of operations and financial condition.

         The market for Internet-based commercial services is new, and we expect competition among commercial web sites to increase significantly in the future. Minimal barriers to entry characterize Internet commerce, and new competitors can launch new Web sites at relatively low cost. To compete successfully as an Internet-based commercial entity, we must increase significantly awareness of our services and brand name. If we do not achieve our competitive objectives, such failure may have a material adverse effect on our business, results of operations, and financial condition.

         OUR BUSINESS DEPENDS UPON THE ECONOMIC STRENGTH OF THE AUTOMOTIVE INDUSTRY. The economic strength of the automotive industry significantly impacts the revenue we derive from our automotive-related vendors. The automotive industry is cyclical, with sales of vehicles changing due to changes in national and global economic forces. Sales of vehicles in the United States have been at historically high levels during recent years. We cannot assure you that vehicle sales will stay at their current levels in the future. A decrease from the current level of vehicle sales could have a material adverse affect on our business, results of operations, and financial condition.

         OUR SUCCESS WILL DEPEND UPON DEVELOPING BRAND ACCEPTANCE. We believe that the importance of brand recognition will increase as more companies engage in commerce over the Internet. Development and awareness of the AutoTradeCenter.com brand will depend largely on our ability to allocate effectively our resources to successfully develop and implement effective advertising and marketing efforts. We will not be successful in promoting and maintaining our brand if dealers do not perceive us as an effective channel for securing and disposing of inventory. Our failure to develop our brand sufficiently would have a material adverse effect on our business, results of operations, and financial condition.

         INABILITY TO MANAGE GROWTH AND ENTRY INTO NEW BUSINESS AREAS WILL HAVE AN ADVERSE EFFECT ON OUR BUSINESS. We are expanding our operations in order to establish a leadership position in the evolving market for Internet-based vehicle purchasing services. We believe that establishing industry leadership requires us to test, introduce, and develop new services and products, including enhancing our Web site; expand the breadth of products and services offered; expand our market presence through relationships with third parties; and acquire new or complementary businesses, products or technologies. We may not be able to expand our operations in a cost-effective or timely manner or increase overall market acceptance. Our inability to generate sufficient revenue from such expanded services or products to offset their cost could have a material adverse effect on our business, financial condition, and results of operations.

         OUR SUCCESS WILL DEPEND ON GROWTH AND ACCEPTANCE OF INTERNET COMMERCE. The market for Internet-based vehicle wholesaling and purchasing services has only recently begun to develop and is evolving rapidly. While many Internet commerce companies have grown in terms of revenue, few are profitable. We cannot assure you that we will be profitable. As is typical for a new and rapidly evolving industry, demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there are few proven services and products. Moreover, since the market for our services is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. The success of our services will depend upon the adoption of the Internet by consumers and dealers as a mainstream medium for commerce. While we believe that our services offer significant advantages to consumers and dealers, we cannot assure you that widespread acceptance of Internet commerce in general, or of our services in particular, will occur. Our success will require that dealers, who have historically relied upon auto auctions to purchase vehicles, will accept new methods of conducting business and exchanging information. In addition, dealers must be trained to use and invest in developing technologies. Moreover, critical issues concerning the commercial use of the Internet, including ease of access, security, reliability, cost, and quality of service, remain unresolved and may impact the growth of Internet use. If the market for Internet-based vehicle marketing services fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if our services do not achieve market acceptance, our business, results of operations, and financial condition will be materially and adversely affected.

         OUR OPERATIONS ARE SUBJECT TO REGULATORY UNCERTAINTIES AND GOVERNMENT REGULATION. Our operations are subject, directly and indirectly, to various laws and regulations. As we introduce new services and expand our operations to other states, we will need to comply with additional licensing and regulatory requirements. In the event that any state's regulatory requirements impose additional requirements on us or include us within an industry-specific regulatory scheme, we may be required to modify our marketing programs in such states in a manner that may undermine the program's attractiveness to dealers. Alternatively, if we determine that the licensing and related requirements of a particular state are overly burdensome, we may elect to terminate operations in such state. In each case, our business, results of operations, and financial condition could be materially and adversely affected.

         There are currently few laws or regulations that apply directly to the Internet. Due to the increasing popularity of the Internet, it is possible that a number of local, state, national or international laws and regulations may be adopted with respect to issues such as the pricing of services and products, advertising, user privacy, intellectual property, information security, or anti-competitive practices over the Internet. In addition, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use, and income taxes. Because our business is dependent on the Internet, the adoption of any such laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce that could, in turn, decrease the demand for our services and increase costs or otherwise have a material adverse effect on our business, results of operations, and financial condition. To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.

         OUR INTERNET OPERATIONS ARE SUBJECT TO CHANGING TECHNOLOGY. The Internet and electronic commerce markets are characterized by rapid technological change, changes in user and customer requirements, frequent new service and product introductions embodying new technologies, and the emergence of new industry standards and practices that could render our existing Web site and technology obsolete. Our performance will depend, in part, on our ability to continue to enhance our existing services, develop new technology that addresses the increasingly sophisticated and varied needs of its prospective customers, license leading technologies, and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of our Web site and other proprietary technology entails significant technical and business risks. We may not be successful in using new technologies effectively or adapting our web site or other proprietary technology to customer requirements or to emerging industry standards. If we were to be unable to adapt to changing technologies, our business, results of operations, and financial condition could be materially and adversely affected.

         SYSTEMS INTERRUPTIONS WOULD ADVERSELY AFFECT OPERATIONS. We host our Web sites WWW.AUTOTRADECENTER.COM and WWW.TRADEINCARSONLINE.COM through a third party based in Kelowna, British Columbia. We are also responsible for the operations of a Web site for American Honda Finance Corporation that is maintained by a different third party based in Newport Beach, California. Although the third parties maintain redundant offsite backup servers, all of our primary servers could be vulnerable to interruption by damage from fire, flood, power loss, telecommunications failure, break-ins, and other events beyond our control. We have experienced periodic systems interruptions and anticipate that such interruptions will occur from time to time in the future. In the event that we experience significant system disruptions, our business, results of operations, and financial condition would be materially and adversely affected.

         SECURITY BREACHES INVOLVING CONFIDENTIAL INFORMATION TRANSMITTED VIA THE INTERNET COULD EXPOSE US TO LOSS, LITIGATION OR OTHER LIABILITIES. To the extent that our activities involve the storage and transmission of proprietary information, such as personal financial information, security breaches could expose us to a risk of financial loss, litigation, and other liabilities. We rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure, however, may be vulnerable to physical or electronic computer break-ins, viruses, and similar disruptive problems. A party who circumvents our security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet, or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users also could inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. Our insurance policies currently do not protect against such losses. Any such security breach could have a material adverse effect on our business, results of operations, and financial condition.

         INTERNET CAPACITY CONSTRAINTS WILL AFFECT OUR ABILITY TO SUCCEED. Our success will depend, in large part, upon a robust communications industry and infrastructure to provide Internet access and carry Internet traffic. The Internet may not prove to be a viable commercial medium because of inadequate development of the necessary infrastructure (e.g., reliable network backbone), timely development of complementary products (e.g., high speed modems), delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or increased government regulation. If the Internet continues to experience significant growth in the number of users and the level of use, the Internet infrastructure may not be able to continue to support the demands placed on it by such growth. An unexpectedly large increase in the volume or pace of traffic on our Web site or the number of orders placed by customers may require us to expand and further upgrade our technology, transaction-processing systems, and network infrastructure. We may not be able to accurately project the rate or timing of increases, if any, in the use of our web site or to expand and upgrade our systems and infrastructure to accommodate such increases.

         PROTECTION OF INTELLECTUAL PROPERTY WILL BE CRITICAL TO OUR ABILITY TO COMPETE. Our ability to compete depends upon its proprietary systems and technology. While we rely on trademark, trade secret, and copyright law, confidentiality agreements, and technical measures to protect our proprietary rights, we believe that the technical and creative skills of our personnel, continued development of our proprietary systems and technology, brand name recognition, and reliable Web site maintenance are more essential in establishing and maintaining a leadership position and strengthening our brand. Despite efforts to protect our proprietary rights, unauthorized parties may attempt to duplicate aspects of our services or to obtain and use information that we regard as proprietary. Policing unauthorized use of our proprietary rights is difficult. Effective trademark, service mark, copyright, and trade secret protection may not be available in every country in which our services are made available online. In addition, we may become involved in litigation in the future to enforce or protect our intellectual property rights or to defend against claims or infringement or invalidity. As part of our confidentiality procedures, we generally enter into agreements with our employees and consultants and limit access to our trade secrets and technology. We cannot assure you that these steps will prevent misappropriation of technology or that the agreements entered into for that purpose would be enforceable. Misappropriation of our intellectual property or potential litigation could have a material adverse effect on its business, results of operations, and financial condition.

         LICENSING TECHNOLOGY AND CONTENT COULD SUBJECT US TO CLAIMS OF INFRINGEMENT. We license technology and content from third parties. We could become subject to infringement actions based upon the licenses from those third parties. We generally obtain representations as to the origin and ownership of such licensed technology and content. These representations, however, may not adequately protect us. Any of those claims, whether or not they have merit, could subject us to costly litigation and the diversion of our technical and management personnel that in turn may have a material adverse effect upon shareholder value.

         LIMITED PUBLIC MARKET FOR OUR COMMON STOCK MAY IMPAIR INVESTMENT LIQUIDITY AND/OR RETURN ON INVESTMENT. Our common stock is traded in the over-the-counter market. The price for the stock and the volume of shares traded fluctuate widely. Consequently, persons who invest in the common stock may not be able to use their shares as collateral for loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, holders may not be able to resell their shares, or may not be able to sell their shares at or above the price they paid for them.

         THE EXERCISE OR CONVERSION OF OPTIONS, WARRANTS, AND CONVERTIBLE SECURITIES COULD RESULT IN POTENTIAL DILUTION AND IMPAIR MARKET PRICE OF OUR COMMON STOCK. As of March 31, 2000, we had outstanding options, warrants, and convertible securities to acquire an aggregate of 8,100,065 shares of common stock. To the extent that the outstanding options, warrants, and convertible securities are exercised or converted, existing shareholders will experience dilution in their percentage ownership. So long as these options, warrants, and convertible securities are exercisable, the holders will have the opportunity to profit from a rise in the price of the common stock. The additional shares of common stock available for sale in the market may have a negative impact on the price and liquidity of the common stock that is currently outstanding.

         ISSUANCE OF PREFERRED STOCK COULD RESULT IN POTENTIAL DILUTION AND COULD IMPAIR OUR ABILITY TO PAY DIVIDENDS ON COMMON STOCK. We are authorized to issue up to 1,000,000 shares of preferred stock, in one or more series, with such rights, preferences, qualifications, limitations, and restrictions as shall be fixed and determined by our board of directors from time to time. These preferences could operate to the detriment of the rights of the holders of our common stock. For example, preferred stock having a dividend preference could impair our ability to pay dividends on the common stock. Preferred stock having a right to convert into common stock could result in dilution to common stockholders. As of the date of this prospectus, 21,216 shares of Series C preferred stock and 31,824 shares of Series D preferred stock were issued and outstanding.

          OPTIONS, WARRANTS, AND CONVERTIBLE SECURITIES MAY HAVE AN ADVERSE IMPACT ON OUR ABILITY TO OBTAIN ADDITIONAL FINANCING THAT COULD RESULT IN REDUCED LEVELS OF OPERATIONS. The holders of such options, warrants, and convertible securities can be expected to exercise them at a time when we would probably be able to obtain additional capital by an offering of its stock at a price higher than the exercise price of these outstanding options, warrants, and convertible securities. This may cause a potential investor to reduce or refuse to provide us with additional financing. This may occur at a time when additional financing may be necessary to sustain current or increased levels of operations. A decrease in operations could result in sustained losses that may have a material effect upon shareholder value.

         SIGNIFICANT INDEBTEDNESS MAY DISRUPT NORMAL OPERATIONS BY REDUCING SALES AND RESULT IN OPERATING LOSSES. At December 31, 1999, we had liabilities of $11,102,359 as compared to stockholders' equity of $3,665,603. The high level of debt increases our vulnerability if there is a negative economic or industry downturn. Also, if interest rates increase, we may not be able to service the high level of debt. This would require us to decrease the amount of debt, thus reducing the amount of cash available to sustain the current level of sales. Reduced sales may result in operating losses, decreasing shareholder value.

         "PENNY STOCK" RULES MAY LIMIT THE MARKETABILITY OF OUR STOCK RESULTING IN A LOSS OF AN INVESTORS INVESTMENT. Our common stock is subject to SEC rules relating to "penny stocks," which apply to non-NASDAQ companies whose stock trades at less than $5.00 per share or whose tangible net worth is less than $2,000,000. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete required documentation, make suitability inquiries of investors, and provide investors with specific disclosures concerning the risks of trading in the security. These rules may restrict the ability of brokers to sell the common stock and may reduce the secondary market for the common stock. A limited secondary market may result in a decrease in the shareholder value and/or a partial or total loss of an investor's investment.

         LACK OF GOOD JUDGMENT OR DISHONESTY BY BROKER/AGENTS COULD EXPOSE OUR COMPANY TO SIGNIFICANT LOSSES. Our wholesale used car business requires significant reliance upon the judgment of brokers who act as agents for us because they have the authority to buy or sell a vehicle without the prior approval of our management. Although oversight by management takes place daily, such oversight is after a verbal commitment has been made or a purchase or sale order has been issued. Management reserves the right to disapprove a transaction; however, the independent third party involved in the transaction could claim a legal right binding our company to the purchase or sale. We may be required to complete a transaction, even if it means taking a loss on the purchase or sale. Therefore, lack of good judgment or dishonesty by a broker could result in losses that could have an adverse impact upon shareholder value.

         SALES TO CUSTOMERS WITH POOR CREDIT COULD RESULT IN LOSSES THAT COULD HAVE AN ADVERSE IMPACT UPON SHAREHOLDER VALUE. As part of our regular business we continually are required to make credit decisions on automobile dealers and other wholesalers for which there is limited verifiable financial data. Often we are forced to consider merely the "street reputation" of an independent or franchised dealer when extending credit through the sale of a car. If we exercise poor judgment and extend credit to persons who end up being bad credit risks, we will lose revenues on those sales. A significant amount of bad debt losses will impair our ability to be profitable.

         INABILITY TO OBTAIN ADDITIONAL FINANCING REQUIRED TO EXECUTE OUR BUSINESS PLAN COULD RESULT IN SIGNIFICANT LOSSES AND DECREASE SHAREHOLDER VALUE. We continue to make a growing and significant monetary investment in our Internet presence. Competition on the Internet continues to increase and many potential competitors enjoy significantly better financial strength than our company. We are also committed to expand significantly our land-based operations. We estimate that each new land-based facility will require $300,000 to $500,000 of our cash. If we are unable to obtain additional long-term capital in the form of equity or debt, and new short-term revolving credit facilities, we may be unable to effectively execute our business plan and possibly suffer a significant financial loss, resulting in a decrease in shareholder value. In addition, as indicated previously, we have obtained loans from our officers, directors, and large shareholders. We believe that in the future, it is unlikely that we will be able to finance our operations from these sources. Moreover, we have entered into an agreement with certain of our large shareholders to repay all of our debt to them by April 1, 2001. This repayment will require quarterly outlays of $569,307 starting July 1, 2000 with the balance of $1,819,500 due on April 1, 2001.

                                 NOTE TO READERS

         UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS "WE," "OUR," AND "US," REFERS TO AUTOTRADECENTER.COM INC.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements in this prospectus are not historical facts but are forward-looking statements. These forward-looking statements may be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plans," "project," and similar expressions. These statements involve risks and uncertainties including, but not limited to, those relating to the stage in which we are operating; the lack of revenues; Year 2000 compliance; uncertainty of market acceptance of our services once introduced; competition; effects of government regulation on our services; dependence on key personnel; and market for our shares as well as other factors detailed in "Risk Factors" above and elsewhere in this prospectus and in our other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock traded over-the-counter on the OTC Bulletin Board from January 29, 1998 to August 2, 1999, and since November 8, 1999. From August 3, 1999 to November 5, 1999, our common stock traded on the "pink sheets". The following table sets forth the range of high and low bid quotations for each fiscal quarter since the stock began trading. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

         FISCAL QUARTER ENDING                                     HIGH BID                LOW BID

         March 31, 1998................................            $ 1.1250                $ 0.0250
         June 30, 1998.................................            $ 1.1250                $ 0.7500
         September 30, 1998............................            $ 1.0625                $ 0.1875
         December 31, 1998.............................            $ 1.6875                $ 0.5000
         March 31, 1999................................            $ 7.7500                $ 1.5625
         June 30, 1999.................................            $ 3.7500                $ 1.8750
         September 30, 1999............................            $ 2.1250                $ 0.6250
         December 31, 1999.............................            $ 2.0000                $ 0.6250
         March 31, 2000................................            $ 7.6250                $ 1.5000

         On May 11, 2000, the closing price for the common stock was $1.875.

         The number of record holders of common stock as of March 31, 2000 was 76 according to our transfer agent.

         Our common stock is subject to SEC rules relating to "penny stocks," which apply to non-NASDAQ companies whose stock trades at less than $5.00 per share or whose tangible net worth is less than $2,000,000. Prior to the sale of a penny stock recommended by the broker-dealer to a new customer who is not an accredited investor, the broker-dealer must approve the customer's account for transactions in penny stocks in accordance with procedures set forth in the SEC's rules. The broker-dealer must obtain information about the customer's financial situation, investment experience, and investment objectives. Using this information, the broker-dealer must be able to determine that transactions in penny stocks are suitable for this customer and that the customer has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker-dealer must furnish the customer with a written statement setting forth the basis for the broker's determination of suitability. The customer must sign, date, and return the statement to the broker-dealer. In addition, the broker-dealer must obtain a written agreement from the customer to purchase the penny stock that sets forth the identity of the stock and number of shares to be purchased. A separate agreement must be obtained for each penny stock purchased by the customer until he or she becomes an "established customer."

         Holders of shares of common stock are entitled to dividends when, and if, declared by the board of directors out of funds legally available for the payment of dividends. We have never paid any cash dividends on our common stock and intend to retain future earnings, if any, to finance the development and expansion of our business. Our future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, capital requirements, and our financial condition.


                             SELECTED FINANCIAL DATA

         The balance sheet and income statement data shown below were derived from our audited financial statements. You should read this data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as our financial statements and notes thereto, included elsewhere in this prospectus.

           BALANCE SHEET DATA:                      DECEMBER 31, 1999       MARCH 31, 1999       MARCH 31, 1998

           Current assets                             $   11,903,295         $   10,701,308        $    3,893,221
           Total assets                               $   14,822,972         $   13,077,130        $    3,961,845
           Current liabilities                        $   11,102,359         $    8,190,443        $    2,687,512
           Long-term liabilities                      $       55,010         $    1,975,623        $      534,465
           Stockholders' equity                       $    3,665,603         $    2,911,604        $      739,868
           Working capital                            $      800,936         $    2,510,865        $    1,205,709

           INCOME STATEMENT DATA:                                                                JULY 10, 1997
                                                       NINE  MONTHS                               (INCEPTION)
                                                          ENDED               YEAR ENDED            THROUGH
                                                    DECEMBER 31, 1999       MARCH 31, 1999       MARCH 31, 1998

           Net sales                                  $   97,750,480         $   97,665,410        $   31,581,117
           Income (loss) from operations              $      (41,889)        $      517,913        $      117,750
           Net income (loss) before taxes             $     (640,755)        $      171,820        $       15,899
           Net income (loss)                          $     (509,936)        $      115,241        $       12,384
           Earnings (loss) per share                  $        (0.02)        $         0.01        $         0.00


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion contains trend information and other forward-looking statements that involve a number of risks and uncertainties. Our actual future results could differ materially from our historical results of operations and those discussed in the forward-looking statements. All period references are from September 22, 1997, commencement of operations, through March 31, 1998 and the year ended March 31, 1999; and the respective nine-month periods ending December 31, 1998 and 1999.

GENERAL

         The following presentation sets forth Management's Discussion and Analysis of Financial Condition and Results of Operations from September 22, 1997, commencement of operations through March 31, 1998, and the year ended March 31, 1999. The presentation includes a discussion of us with our wholly owned subsidiaries, Auto Network Group of New Mexico, Inc., Pinnacle Dealer Services, Inc., AutoTradeCenter Remarketing Services, Inc., and BusinessTradeCenter.com Inc.

         Consequently, and in order to present an adequate analysis of our financial trends, the following discussion also includes Management's Discussion and Analysis of Financial Condition and Results of Operations for the six month periods ending March 31, 1998 and March 31, 1999 and the three months ended June 30, 1998 and June 30, 1999.

         As a result of the acquisition of our subsidiaries, as further described in the following paragraphs, the trend information should be carefully read and evaluated.

OVERVIEW

         We began operations on September 22, 1997 and completed our first fiscal year on March 31, 1998. During this period of time the founders were involved in the normal activities associated with any start up venture. Management focused its activities on hiring and training personnel, developing accounting and management systems and controls, and expanding our operations into different markets. On June 1, 1998, we opened the office and warehouse facility in Albuquerque, New Mexico. Pinnacle Dealer Services, Inc. was acquired in August 1998. Pinnacle Dealer Services, Inc. provides to our dealer network, through third party financing arrangements, financing for the purchase of vehicles that are purchased by dealers from us. Making financing available to dealers has the effect of increasing sales and cash flow without exposing us to any financing risks. These dealers, who are independent of our company, are obligated to the third party for any financing extended to them. The third party has the risk of making the loans. On July 20, 1999, we opened our office and warehouse facility in Bend, Oregon. On April 1, 2000, we began operations in the Philadelphia, Pennsylvania area, with the incorporation of Auto Network Group of Eastern Pa., Inc. At the same time, we began operations in San Antonio, Texas, with the establishment of Auto Group of San Antonio Ltd., a Texas limited partnership. In each of these transactions, we entered into a management consulting agreement with the individual or entity responsible for managing each respective operation. Under these agreements, certain of our common shares have been issued to such managers, subject to forfeiture based on both future earnings levels and continuity of management. In addition, options to acquire additional common shares can be earned by management based on future performance. As part of our agreements these managers have contributed debt subordinate to our interest to each operation to help provide liquidity and protect us from the first losses, if any, sustained by these operations. We also have signed letters of intent to open additional wholesale operating facilities in Hartford, Connecticut, and Houston, Texas. These facilities are expected to become part of our operations during our second fiscal quarter.

          In January 1999, we announced the development of our Internet site WWW.AUTOTRADECENTER.COM. Our now wholly-owned subsidiary, BusinessTradeCenter.com, owns and operates the site development and technology for the site. The start-up costs for the development of the site were not material, since the prior minority owner of BusinessTradeCenter.com contributed the technology for the site design for its ownership interest. Through April 30, 2000, no revenues have been generated from the operations of this site. However, effective February 1, 2000, a new web site powered by our technology began generating revenue. Access to this web site is limited to American Honda Finance Corporation and its dealer base. Our remarketing agreement with Honda Finance Corporation gives us an exclusive contract to remarket, over the Internet, all of Honda's off-lease vehicles for two years. The Honda web site is operational in selected regions of the United States with a complete national phase-in expected by June 15, 2000. The opportunity to enter into the agreement with American Honda Finance Corporation and others resulted directly from our acquisition of Walden Remarketing Services on March 31, 1999. Walden Remarketing Services is now known as AutoTradeCenter Remarketing Services. We have also signed a letter of intent with Suzuki to develop a pilot program, similar to the program developed for Honda, utilizing our Internet technology systems and procedures to remarket their program vehicles to dealers. The Suzuki pilot program is scheduled to begin June 1, 2000.

         In December 1999, we introduced our second Internet site, WWW.TRADEINCARSONLINE.COM, which has been designed to facilitate the Internet car buying process by providing a firm bid on trade-ins. We plan to institute a pilot program in Arizona by the end of May 2000 and if successful intend to provide this service to customers nationally within 90 days thereafter. As part of this program, we have entered into a strategic alliance with WWW.AUTOBYTEL.COM, an Internet company that sells new cars on line. Our letter of intent with Autobytel.com calls for us to make a firm bid on trade-ins from their prospective customers. If we are successful in acquiring cars through this program we intend to wholesale such cars either through our land-based operations (Auto Network Group) or over the Internet to our dealer network. Until we have executed an agreement with Autobytel.com Inc., our letter of intent with them is not binding on either party.

RESULTS OF OPERATIONS

         INTERIM PERIOD ENDING DECEMBER 31, 1999. For the three months ended December 31, 1999, we reported consolidated sales of $29,101,990, a 13% increase over sales of $25,853,651 for the three months ended December 31, 1998. Sales for the nine months ended December 31, 1999 were $97,750,480 as compared to sales of $69,600,122 for the nine months ended December 31, 1988, which was a 40% increase. The increase in sales is primarily due to the addition of brokers at our Scottsdale and Albuquerque facilities, who buy and sell vehicles on our behalf. In addition, our acquisition of Auto Network Group Northwest in July 1999 contributed $7,016,220 in sales for the period ending December 31, 1999. The number of vehicles sold for the three months ended December 31, 1999 was 2,152 compared to 1,770 units for the three months ended December 31, 1998. For the nine-month periods ending December 31, 1999 and December 31, 1998, unit sales were 6,707 and 4,694, respectively. The average price per vehicle sold has remained relatively constant at approximately $15,000.

         We realized a gross profit margin of 4.2% for the three months ended December 31, 1999 compared to the corresponding gross margin percentage of 4.3% for the same period of the previous year. For the nine months ended December 31, 1999 our gross profit margin was 4.4% compared to 4.2% for the corresponding period ending December 31, 1998. The decrease in the gross profit percentage for the quarter ending December 31, 1999 was attributable to a downward revaluation of vehicle inventory to market levels. The gross profit for the nine-month period ending December 31, 1999 remained at a level greater than the comparable nine-month period for the prior year. Management does not anticipate that this gross margin will change significantly in the near term.

         Total operating expenses were $1,371,384 for the three months ending December 31, 1999, and $976,128 for the three months ending December 31, 1998. For the nine-month periods ending December 31, 1999 and December 31, 1998, operating expenses were $4,346,291 and $2,494,544. The major factor contributing to the increase in the operating expenses for all periods presented is the increase in selling expenses, which are primarily commissions paid to brokers. Selling expenses were $810,377 for the three months ending December 31, 1999 and $692,052 for the three months ending December 31, 1998. Correspondingly, the nine-month selling expenses for the period ending December 31, 1999 and December 31, 1998 were $2,773,595 and $1,840,031. As a percentage of sales, the selling expense increased to 2.8% for the three months ending December 31, 1999 from 2.7% for the corresponding period of the prior year. The general and administrative costs, as a percentage of sales, increased to 1.6% and 1.4% for the three and nine-month periods ending December 31, 1999 as compared to 1.1% and .9% for the prior year corresponding periods. The increase in dollars, as well as the relative percentage increases were a direct result of higher costs associated with our web site development, costs associated with our registration process, costs associated with the hiring and training of personnel, and marketing expenses.

         We incurred a loss from operations of $144,716 for the three months ending December 31, 1999 compared to income from operations of $143,588 for the three months ending December 31, 1998. For the nine months ending December 31, 1999 the loss from operations was $41,889 compared to income from operations of $416,834 for the corresponding nine-month period of the prior year.

         Interest expense was $217,253 for the three months ending December 31, 1999 and $125,185 for the three months ending December 31, 1998. For the nine months ending December 31, 1999 interest expense was $672,669 compared to $278,413 for the nine months ending December 31, 1998. The dollar increase is attributable to the significant increase in the amount of borrowings that increased from $4,217,759 at December 31, 1998 to $7,117,230 at December 31, 1999. The effective annualized rate of interest was approximately 11% for the three and nine month periods ending December 31, 1998 and 13% for the comparable periods ending December 31, 1999.

         Pinnacle Dealer Services has not contributed any significant direct operating activity since its inception. However, as of December 31, 1999, it had originated $1,041,975 of financing for dealers who had purchased cars from us.

         FISCAL YEARS ENDING MARCH 31, 1999 AND 1998. For the year ended March 31, 1999, we reported consolidated sales of $97,665,410, as compared to sales of $31,581,117 for the period ended March 31, 1998, that covered approximately six months of operations. Sales for the six months ended March 31, 1999 were $53,918,939. The relative increase in the volume of sales is primarily due to the addition of brokers, who buy and sell vehicles on our behalf, during the balance of the calendar year 1998. Sales for the Albuquerque office for the ten months ending March 31, 1999 were $18,088,597.

         The number of vehicles sold for the year ended March 31, 1999 was 6,507 compared to 1,862 units for the six-month period ending March 31, 1998. Unit sales for the six months ending March 31, 1999 were 3,583. The average price per vehicle sold has remained relatively constant at approximately $15,000 to $16,000. We currently have approximately 275 vehicles on hand at any given point in time.

         We realized a gross profit margin of 4.1% for the period ended March 31, 1998, 4.4% for the year ended March 31, 1999, and 4.6% for the six months ended March 31, 1999. The positive change in the gross profit percentage for the most recent periods compared to the prior periods presented is attributable to the increase of $25.00 we made effective January 1, 1999 to the fee retained on the sale of each vehicle. Management does not anticipate that this gross margin will change significantly in the near term.

         Total operating expenses were $1,183,120 for the period ending March 31, 1998, and $3,758,661 for the year ended March 31, 1999, and $2,240,246 for the six months ended March 31, 1999, resulting in income from operations of $117,750, $517,913, and $244,666, respectively. The major factor contributing to the increase in the operating expenses for all periods presented is the increase in selling expense, which is primarily commissions paid to brokers. Selling expenses were $905,303 for the period ending March 31, 1998 and $2,772,192 for the year ended March 31, 1999, and $2,205,635 for the six months ended March 31, 1999. As a percent of sales, the selling expense has remained relatively constant at approximately 3%. The general and administrative costs also remained relatively consistent at approximately 1% of sales for all periods.

         Income from operations was $117,750 from inception through March 31, 1998, $517,913 for the year ended March 31, 1999, and $244,666 for the six months ended March 31, 1999; net income for these three periods was $12,384, $115,241 and $38,915, respectively.

         Interest expense was $114,404 for the period ending March 31, 1998, $416,779 for the year ended March 31, 1999, and $263,551 for the six months ended March 31, 1999. The dollar increase is attributable to the significant increase in the amount of borrowings that increased from $1,213,000 at March 31, 1998 to $5,440,946 at March 31, 1999. The effective annualized rate of interest was approximately 11% for all periods presented.

ANTICIPATED TRENDS

         Management anticipates that the current level of sales will increase significantly during the ensuing quarters of our fiscal year ending March 2001. The expected sales increase is attributable to the expansion of our wholesale operations into the San Antonio, Texas, and Philadelphia, Pennsylvania, markets as of April 1, 2000 and the anticipated expansion resulting from letters of intent to open wholesale operations in Hartford, Connecticut and Houston, Texas during our second fiscal quarter of our fiscal year ended March 31, 2001. In addition to our wholesale operation expansion efforts, our agreements and letters of intent with American Honda Finance Corporation, American Suzuki Motor Corporation and Autobytel.com Inc. will generate fee revenue that has not previously been available to our company.

          We expect to incur a loss for the year ending March 31, 2000 substantially greater than that of fiscal 1999 due to the expenses incurred in the development of our web site, unusual one-time costs associated with our registration process, costs associated with our capital raising efforts, enhancements of our accounting and management information systems, and costs associated with the hiring and training of personnel. In addition, we anticipate increases to our valuation allowances also will adversely affect the loss for the year ended March 31, 2000.

         We estimate that approximately $2 million will be required to fund our expansion into new markets, $1 million for marketing programs, $2 million for the Internet development which includes capital expenditures, and $5 million for the cash needs required to support the increase in inventory and accounts receivable that will be generated from the anticipated growth. We are currently in the process of reevaluating our total needs and appropriate financing to address such needs with input from investment banking firms.


          While management anticipates significant growth during its fiscal year ending March 31, 2001, our ability to grow depends upon our ability to raise the estimated $10 million in capital and debt financing required to fund such growth. We raised $5 million privately through the sale of Series C and D preferred stock in February 2000. In addition, we have extended the line of credit with Wells Fargo Business Credit until June 30, 2000 and have extended our debt due to related parties under favorable terms up to April 1, 2001 that allows time to negotiate long-term credit facilities. We cannot assure you that we will be able to raise the additional capital or debt financing to execute our business plan that includes expanding existing operations, expanding into new markets, and developing our Internet site. In addition, extensions of existing debt terms may again be necessary in order for us to meet obligations as they come due. Failure to extend these terms will force us to reduce our current level of sales that could have a negative impact upon shareholder value of our common stock.

FLUCTUATIONS IN OPERATING RESULTS

         We have had limited experience to determine if our operations will be subjected to major fluctuations or trends. Historically, the used car market has remained relatively stable as an industry. Industry projections over the next few years indicate there will be an upward trend in used car sales; however, there can be no assurance that our sales will parallel industry projections or that industry projections will materialize.

FINANCIAL CONDITION

         DECEMBER 31, 1999. Total assets were $14,822,972 at December 31, 1999, an increase of $1,745,842 from the total assets of $13,077,130 at March 31, 1999. This increase reflects the growth we have experienced through the deployment of the capital and debt raised from outside investors.
         Total liabilities increased from $10,166,066 at March 31, 1999 to a consolidated total of $11,157,369 at December 31, 1999.

         Stockholders' equity increased from $2,911,064 at March 31, 1999 to a consolidated balance of $3,665,603 at December 31, 1999. The increase is attributable to $200,000 of net proceeds from the sale of common stock and the issuance of common stock valued at $749,990 of goodwill in connection with the acquisition of our Northwest subsidiary. We also converted debt to equity in the amount of $314,475. These increases were offset by our nine-month loss of $509,936.

         MARCH 31, 1999 AND 1998. Total assets increased from $3,961,845 at March 31, 1998, to a consolidated total of $13,077,130 at March 31, 1999. Total assets for our company at March 31, 1999, without our subsidiaries, increased from $3,961,845 at March 31, 1998 to $11,331,249 at March 31, 1999. This
increase reflects the growth we have experienced through the deployment of the capital and debt raised from outside investors.

         Total liabilities increased from $3,221,977 at March 31, 1998 to a consolidated total of $10,166,066 at March 31, 1999. The increase attributable to all subsidiaries was $1,672,628 at March 31, 1999, with the remaining balance of the increase due to short-term debt financing.

         Stockholders' equity increased from $739,868 at March 31, 1998 to a consolidated balance of $2,911,064 at March 31, 1999. We attribute the increase at March 31, 1999 to earnings of $115,241 generated during the year ended March 31, 1999, $372,037 of net proceeds from the sale of preferred stock, the issuance of common stock valued at $1,604,480 of goodwill in connection with the acquisition of our subsidiaries, and $79,438 which was the fair value of stock options granted for the year.

LIQUIDITY AND CAPITAL RESOURCES

         DECEMBER 31, 1999. We used $1,850,507 of cash to support our operating activities for the nine months ended December 31, 1999, as compared to $3,158,979 for the nine months ended December 31, 1998. The major components contributing to the use of cash funds for operations for the nine months ended December 31, 1999 was the increase in accounts receivable of $672,022, inventory of $140,855, additions to prepaid expenses and other current assets of $75,328, a decrease in accounts payable of $616,233 and accrued liabilities of $68,748. For the period ending December 31, 1998, accounts receivable increased $2,183,327, inventories $2,286,421, and prepaid expenses and other current assets $37,937. These increases were offset by an increase in accounts payable of $1,030,156 and accrued liabilities of $189,266.

         Our investing activities for the year ended December 31, 1999 and the period ended December 31, 1998 required a use of cash of $82,504 and $82,936, respectively. For the nine months ended December 31, 1999, our investing activities were limited to the purchase of property and equipment of $128,429, and sale of property and equipment of $45,925. For the nine months ended December 31, 1998 $119,974 was expended for property and equipment and $37,038 was sold.

         We supported the cash needs identified above by receiving cash from net borrowings of $1,676,284 and proceeds from the issuance of common stock of $514,475 for the nine months ended December 31, 1999. For the nine months ended December 31, 1998 cash needs were supplied by net borrowings of $3,004,759 and the issuance of convertible preferred stock of $377,669.

         MARCH 31, 1999 AND 1998. We used $3,695,046 of cash to support our operating activities for the year ended March 31, 1999, as compared to $1,881,132 for the period ended March 31, 1998. The major components contributing to the use of cash funds for operations for the year ended March 31, 1999 was the increase in accounts receivable of $3,492,114 and inventory of $2,845,459. These increases were offset by a corresponding increase in account payable of $2,448,261. For the period ending March 31, 1998 accounts receivable increased $1,705,323 and inventories $2,182,898. Once again, these increases were offset by an increase in accounts payable of $1,916,020.

         Our investing activities for the year ended March 31, 1999 and the period ended March 31, 1998 required a use of cash of $182,185 and $59,353, respectively. For the year ended March 31, 1999, our investing activities were limited to the purchase of property and equipment of $158,287, sale of property and equipment of $56,277, investments in other assets of $605, and cash paid for acquisitions of $79,570. For the period ended March 31, 1998 $57,225 was expended for property and equipment and $2,128 for investments made in other assets.

         We supported the cash needs identified above by receiving cash from net borrowings of $2,586,033, proceeds from issuance of long-term debt of $1,216,913 and proceeds from the issuance of preferred stock of $372,037 for the year ended March 31, 1999. For the period ending March 31, 1998, our cash needs were supplied by the net borrowings of $832,000, proceeds from long-term debt of $381,000, and issuance of preferred and common stock totaling $727,485.

         The model for expansion into other markets and the opening of other facilities requires the independent wholesale broker in the new location to subordinate debt to the funds infused into the operations by us. This provides the new location with additional working capital to expand sales volume. We estimate that the additional debt infusion under this arrangement will be $300,000 to $500,000 for each new location. Each market needs these funds for working capital in the purchase of vehicles and a build up of accounts receivable.

         Effective September 1, 1998, Pinnacle Dealer Services initiated a financing program for dealers who purchase vehicles from us. We intend to improve our cash flows through utilization of this financing program.

         In addition, on March 26, 1999, we obtained a $3,000,000 revolving line of credit with Wells Fargo Business Credit, Inc. that will provide sufficient short-term liquidity and capital to implement our business plan, including providing for the expansion into other markets. The note that evidences this obligation to Wells Fargo Business Credit bears interest at 1.5% over prime and has been extended from its original due date of March 31, 2000 to June 30, 2000. The amount outstanding on our revolving line of credit at March 31, 2000 was $1,112,418. We intend to renegotiate or replace this credit facility by June 30, 2000.

         All of our debt in the amount of $7,117,230 at December 31, 1999, matures within the next eleven months. Of this amount, $1,249,025 is due on June 30, 2000 to Wells Fargo Business Credit, $407,920 is due to unrelated third parties and $5,460,285 is due to former officers and directors and other related parties. As of May 5, 2000, $300,000 of debt has been converted into equity, $50,000 paid, with the balance of $5,518,205 extended on terms favorable to the company up to April 1, 2001.

          To address our long-term liquidity needs, we must obtain additional equity financing and/or additional credit facilities that are greater than one year in duration. If we are unable to renegotiate or replace our notes and credit lines and/or we are not successful in our planned equity raising activities, we will be required to reduce the amount of vehicle purchases. If we take this action, it will cause a reduction in our sales that could result in unanticipated losses.

         We acquired the Walden Remarketing subsidiary on March 31, 1999. In January 2000 we changed its name to AutoTradeCenter Remarketing Services. For the nine months ending December 31, 1999 AutoTradeCenter Remarketing had a net loss of $122,059. AutoTradeCenter Remarketing has previously maintained profitable operations and we have no reason to believe that positive performance will not be achieved in the future. However, we cannot assure you that AutoTradeCenter Remarketing will be profitable.

YEAR 2000 ISSUES

         We have segregated our discussions of Year 2000 issues into the following categories:

         o OUR STATE OF READINESS. We have identified and addressed all year 2000 issues that we believe will have an impact upon our business. All information technology systems that we use directly in our operations are represented by the manufacturers to be Year 2000 compatible. To date, we have not experienced any Year 2000 issues. With respect to non-technical Year 2000 issues, we do not rely upon machinery or equipment that may contain embedded technology, such as microcontrollers, other than in the used vehicles we purchase and sell, mechanical heating and air conditioning equipment relating to our office and warehouse facilities, and our telephone answering system. We have prepared our remediation plan addressing these potential issues that includes the following:

               1. All internal technology software systems have been tested, with no indication of Year 2000 transition issues.
               2. To date, all technology hardware has functioned properly. Replacements prior to December 31, 1999 were made where appropriate; the cost of these replacements is included in the costs described below.
               3. We have addressed any issues with respect to used vehicles we purchase or sell.
               4. To date, the mechanical and air conditioning systems has continued to function properly.
               5.  Our telephone system will not be affected.

We depend upon third parties' technology, such as banks, the Federal Reserve System, and the Internet for the conduct of our business. We have relied upon written assurances from these third parties that they are Year 2000 compliant. To date, we have not experienced any Year 2000 issues with third party technology.


         o THE COST TO ADDRESS OUR YEAR 2000 ISSUES. We have modified some of our information technology and software at an estimated cost of less than $10,000. The total cost to remedy all of our Year 2000 issues was estimated at $22,000.

         o THE RISKS OF OUR YEAR 2000 ISSUES. Our most reasonable likely worst case Year 2000 scenario involves a breakdown in the communication systems in telephone equipment and in accessing the Internet. While we have not experienced any Year 2000 issues to date, if any should occur, our anticipated business plan and the use of the Internet during Year 2000 would be impaired.

         o OUR CONTINGENCY PLANS. We have developed a contingency plan addressing numerous potential risks. As stated above in our comments related to our state of readiness, all technological risks have been addressed and resolved. All remaining potential risks have been classified as either inconveniences or catastrophic. All inconveniences will be dealt with as they occur. Barring a major catastrophic breakdown in operations and systems out of our control, such as a complete collapse of the banking and communications systems in the world, we are prepared to make the necessary adjustments without a significant loss. If there is a complete collapse of the banking and communications systems in the world, or if we are unable to adequately resolve any issues that we currently classify as inconveniences, or if any unidentified technological issues become unresolvable in the short run, we will be forced to shut down our operations until these systems become operational.

                                    BUSINESS

         We are engaged in the wholesale used car business. The wholesale used car business involves the buying of a used vehicle from a licensed automobile dealer and selling that vehicle to another licensed automobile dealer. Automobile dealers are licensed through the laws of each state where they conduct business and include the following types of entities:

         o  Franchised dealers
         o  Independent dealers
         o  Finance companies
         o  Lease companies
         o  Car rental companies

         The distribution process of used automobiles takes place on local and national levels as car demand and supply fluctuates within and between local and national markets. Currently, the auto auctions located primarily in major urban areas across the country fill this re-distribution process. We, and other wholesale companies similar to us, satisfy only a small portion of the used car re-distribution process. The typical profile of other wholesale companies, commonly referred to as independent wholesale brokers, are either individuals or small groups of up to five individuals that buy and sell automobiles as described above. We compete with both the auto auctions and the independent wholesale brokers and will differentiate our method of doing business as compared to our competition under the "Competition" heading included later in this section. We currently focus our efforts on the buying and selling late model luxury automobiles. Our average vehicle sale is approximately $15,000.

         We contract with salesmen, referred to as brokers, to buy and sell used vehicles. Each broker enters into a non-exclusive contract with us that authorizes the broker to act as our agent in the buying and selling of used vehicles under our company name. Although each broker may buy and sell vehicles on his own behalf, most of the brokers choose only to buy and sell vehicles for us. We use corporate funds to purchase the vehicle and in turn all monies received upon the sale of the used vehicle are deposited into the corporate bank account. Even though the broker has the authority to buy used vehicles, we contractually limit the amount of inventory that each broker can have on hand or un-sold at any given point in time. Each broker has the responsibility to sell the used cars he or she has purchased. The average length of time a used vehicle is in our inventory is 15 days. The broker is compensated under one of the two general compensation methods that we offer. Under the first plan, the broker retains the profit or loss in excess of a fixed fee, ranging from $175 to $225, retained by us. The second compensation plan involves our company sharing any gain and loss with the broker. There is no fee assessed under this plan. Currently, the first compensation plan is the method predominately used; however, we anticipate that the second method will become the preferred alternative in the future.

         In January 1999, we announced the development of our Internet site WWW.AUTOTRADECENTER.COM. The general public can only access the "guest" section when they originally connect to the web site. The full functionality features of our Internet site are restricted to members. To become a member, a licensed dealer must complete an application and provide to us a copy of their dealer license as proof of their dealership status. The Internet site allows all members, including our company, to transact the business of buying and selling used automobiles over the Internet.

         We believe that as the membership to our Internet site grows and the listing of inventory of used vehicles for sale increases, our emphasis in the way we conduct our wholesale business will transition from the current process, previously described, to that commonly referred to today as e-commerce. Specifically, that means we will increasingly depend upon the Internet site WWW.AUTOTRADECENTER.COM for the conduct of our business of buying and selling used vehicles to automobile dealers on a wholesale basis.

         At present, our marketing and advertising activities are restricted to expanding personal relationships within the automotive industry. It is our intent to increase the membership of our Internet site by selectively placing ads in industry publications during the current fiscal year. A comprehensive marketing and advertising campaign will be initiated if we are successful in our anticipated fund raising activities.

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

         On February 28, 2000, we executed a Motor Vehicle Remarketing Agreement with American Honda Finance Corporation that provides for our company to remarket off-lease used vehicles to Honda and Acura dealers via an Internet based Web site that is restricted to users approved by Honda. The Honda Web site is operational in selected regions of the United States with a complete national phase-in expected by June 15, 2000. We signed a letter of intent in late March 2000 with American Suzuki Motor Corporation to develop a pilot program, similar to the program utilized for Honda, utilizing our Internet technology systems and procedures to remarket their off-lease vehicles to dealers. The pilot program is scheduled to begin June 15, 2000.

         We will continue to aggressively market our e-commerce business-to-business technology applications and services to the used vehicle automotive industry. The success we have achieved to-date in these efforts continues to provide us with opportunities to assist our customers in addressing the inefficiencies in the current redistribution process for used automobiles and providing creative solutions through the use of our technology, remarketing efforts and wholesale operations.

         For the remainder of the current fiscal year, we intend to open office and warehouse facilities in five to seven additional markets if we can raise the necessary funds to do so. Although we do not know specific locations at this time, our strategy is to provide coverage of major markets across the country. As stated previously, $300,000 to $500,000 is needed for each new location. We also intend to continue the development of our Internet site. We intend to raise the funds necessary to finance our anticipated growth through an equity or convertible debt offering of $10 million. Lastly, we must restructure the $3,000,000 revolving line of credit with Wells Fargo Business Credit, Inc. by the end of June 2000.

CORPORATE BACKGROUND

         We were organized as an Arizona corporation on July 10, 1997 under the name Auto Network USA, Inc., and commenced operations on September 22, 1997, at our facility in Scottsdale, Arizona. In December 1998, we changed our name to Auto Network Group, Inc. as a result of an agreement reached with an entity with a similar name. We again changed our name to AutoTradeCenter.com in April 1999 to more properly reflect our current Internet presence and our future direction of providing business-to-business automotive redistribution services over the Internet. From inception until February 1998, we had approximately 12 brokers and we operated on a break-even basis. During the months of February 1998 through March 1999, we added 14 brokers and secured additional funding. As a result of these additional brokers and additional funding, our operating margin increased, thereby resulting in profitable operations.

         In December 1997, we sold 1,002,500 shares of common stock for gross proceeds of $25,062.50 in a private placement. In February 1998, we sold 6,750 shares of Series A preferred stock for $675,000 in a private placement.

         Auto Network Group of New Mexico, Inc., a wholly owned subsidiary, was incorporated on May 18, 1998, and commenced operations on June 1, 1998. In order to achieve the sales volume necessary to economically operate an office and warehouse facility in each targeted market area we need to staff that facility with a minimum of four brokers plus two administrative personnel, one of which must have a bookkeeping background. Upon the opening of our Auto Network Group of New Mexico office and warehouse facility, we were able to attract the necessary brokers and administrative personnel by issuing common stock and stock options in our company. We will utilize this same process or methodology in opening other targeted markets, which is part of our business plan and corporate strategy. Auto Network Group of New Mexico operates its business the same as its parent, AutoTradeCenter.com, as will future facilities that operate pursuant to the Auto Network Group of New Mexico model.

         On August 20, 1998, we acquired Pinnacle Dealer Services, Inc., an affiliated Arizona corporation by issuing 300,000 shares of common stock. Pinnacle Dealer Services promotes and administers alternative financing programs for dealers who purchase used cars from us.

         From November 1998 to December 1998, we sold 47,000 shares of Series B preferred stock for gross proceeds of $470,000 in a private placement.

         On January 7, 1999, we incorporated BusinessTradeCenter.com Inc. in Arizona to facilitate the buying and selling of vehicles at wholesale between dealers on the Internet. BusinessTradeCenter.com has developed the technology and systems necessary to make our inventory, as well as the inventory of member dealers, available for purchase and sale on our Internet site. In March 2000, we acquired the 45% minority interest of BusinessTradeCenter by issuing 5,000,000 shares of our common stock, making BusinessTradeCenter a wholly-owned subsidiary. As part of this transaction we paid a $200,000 note that contained conversion rights to acquire a 30% (after conversion) interest in BusinessTradeCenter.com.

         On March 31, 1999, we acquired Walden Remarketing Services, Inc., a Minnesota corporation, by issuing to the shareholders of Walden Remarketing 2,050,000 restricted shares of common stock, cash of $125,000, and a promissory note in the principal amount of $450,000. We valued the issued shares at their estimated fair market value of $0.71 per share, or $1,450,000. In a separate agreement reached in December 1999, the then remaining balance of this note, $314,475, was paid through the issuance of 314,475 shares of common stock, valued at $1.00 per share. Walden Remarketing assists manufacturers in the disposition of their fleet and consumer lease vehicles. Walden Remarketing changed its name to AutoTradeCenter Remarketing Services in January 2000.

         On July 20, 1999, we acquired Auto Network Group Northwest, Inc., an Oregon corporation formed for the purpose of allowing us to establish operations in the northwestern part of the United States. It had no prior operating history. Auto Network Group Northwest operates the same as the Albuquerque operation.

         In February 2000, we sold in a private placement 20,800 shares of Series C preferred stock and 31,200 shares of Series D preferred stock for gross proceeds of $5,200,000.

         On March 1, 2000 we acquired NDSCo.com Inc., a technology provider of systems and applications for the automotive industry by issuing to the former shareholders of NDSCo 1,100,000 shares of our common stock. NDSCo became a wholly-owned subsidiary of BusinessTradeCenter

         Auto Group of San Antonio, Ltd. and Auto Network Group of Eastern Pa., Inc. became wholly-owned subsidiaries of our company on April 1, 2000. These entities did not have any prior operations. They will operate similar to our Albuquerque, New Mexico and Bend, Oregon wholesale operations.

CUSTOMERS

         We sell automobiles on a wholesale basis to franchise and independent used car dealers throughout North America. There were over 80,000 registered and licensed car dealers in the United States as of December 31, 1999. As of May 5, 2000, we had consummated at least one transaction with over 2,000 of these licensed dealers. The past several years has brought about a much-publicized attempt by various entities to consolidate the retail car market. These efforts have primarily been directed at the franchised dealers. To date there has not been sufficient experience to determine if such consolidation will have a negative or positive impact on our long-term customer base and growth plans. At present, management believes that our base of existing customers and potential customers is sufficiently large that any impact due to the consolidation of the franchised dealers will be minimal.

         Our e-commerce Internet business-to-business automotive solutions and initiatives provides us with the opportunity to serve the large suppliers of used automobiles such as finance companies, lease companies and car rental companies. These customers are also considered to be automobile dealers; however, they only supply the industry with used vehicles, they are not purchasers of used automobiles.

INTERNET SITE - BUSINESSTRADECENTER.COM

         On February 1, 1999, we introduced an Internet site AutoTradeCenter.com. Our subsidiary, BusinessTradeCenter.com, controls the legal rights to the Internet domain name, technology, systems, and programming involved in operating this site. Only automobile dealers, leasing companies, banks, and fleet or rental companies can use this site to obtain information on used vehicles. These businesses must first register to become members. To encourage use of this site, we currently are offering 12 months of membership free. We plan to charge a membership fee in the future; however, we have not determined a time frame for accessing this fee. The pricing of the membership fee cannot be established at this time; however, we plan to set the fee to reflect the value of the service, taking into consideration any competing pricing structure. As of May 5, 2000, approximately 500 businesses had registered as members; 10 to 20 members have been posting their inventory onto the site on a consistent basis. Also, since inception, over 60,000 searches for vehicles have been made.

         Our entire inventory is listed on the Internet site. While we currently sell less than 10% of our vehicles as a direct response from our Internet site, we expect this to increase, as more dealers become knowledgeable and comfortable in the capabilities of our Internet site. We expect that over time, most of our business will be conducted through the Internet site. We do not anticipate that our use of the Internet site will eliminate the role of our brokers as our buying and selling agents; however, we do anticipate that the broker of the future will be required to develop skill sets associated with electronic commerce.

         The web site offers the following services and features to our company and other members:

         o INVENTORY FOR SALE - A dealer may post its inventory for sale. The listing includes a complete description of the vehicle, a condition report, mileage, and the wholesale price. In addition, up to six pictures per vehicle may be uploaded to the site for viewing.

         o INTRA-NET CAPABILITY - We assign each member a unique user number and password. If a member dealer is associated or affiliated with other members, our system has the capability of restricting the viewing of any inventory listed to the affiliated group. This feature provides an affiliated group to share their inventory amongst their group for a period of time, specified for each vehicle listed, before that vehicle is made available for sale to any other member.

         o BATCH UPLOADING - Our system allows for a vehicle to be input into the system one at a time or by batches.

         o SEARCH CAPABILITIES - A search, utilizing any data field such as make, model, year, or location, can be made of all vehicles listed in the inventory database.

         o WISH LIST - If a dealer is seeking to purchase a vehicle that is not in the inventory database, he may enter the details of the desired vehicle on the wish list. Other members may have knowledge as to where that desired vehicle could be located.

         o ON-LINE AUCTION - When a dealer does not sell a listed vehicle at the wholesale price listed, he may choose to put the vehicle up for auction. Our on-line auction can be conducted for up to 72 hours for each vehicle. The listing dealer may accept or reject any bids.

         o TRANSACTING BUSINESS - Names, addresses and telephone numbers are listed for each dealer. If a member wishes to purchase a vehicle on the inventory listing, he may do so by contacting the listing dealer.

         o ESCROW SERVICES - Escrow services are available for any dealer who would like to have an independent third party hold the vehicle title and funds until all terms and conditions of the purchase/sale have been met. We are not a party to the escrow services, other than in our capacity as a member.

         No revenue had been generated from any fees on our Internet site as of May 5, 2000. Management believes that as our Internet site grows, other sources of revenues from advertising and other promotional fees will be available to our company.

         On February 28, 2000, we executed a Motor Vehicle Remarketing Agreement with American Honda Finance Corporation that provides for our company to remarket off-lease used vehicles to Honda and Acura dealers via an Internet based Web site that is restricted to users approved by Honda. The Honda Web site is operational in selected regions of the United States with a complete national phase-in expected by June 15, 2000. We signed a letter of intent with American Suzuki Motor Corporation to develop a pilot program, similar to the program utilized for Honda, utilizing our Internet technology systems and procedures to remarket their program vehicles to dealers. The pilot program is scheduled to begin June 15, 2000. BusinessTradeCenter is responsible for the technology used in our contract with American Honda Finance Corporation and our proposed contractual relationship with American Suzuki Motor Corporation in addition to the on-going responsibility of maintaining the system. We are currently generating revenue from the use of this technology and application.

         BusinessTradeCenter is also responsible for the development and maintenance of our Internet application utilizing our Web site WWW.TRADEINCARSONLINE.COM This Web site allows customers to obtain a bid from us on their used car that they are trading in when purchasing a new vehicle from one of the on-line new car sale or referral programs. We have signed a letter of intent with Autobytel.com Inc. that forms the basis of a strategic alliance for expressed purpose of gaining access for their customers to our technology, applications and processes for the customers who have a trade-in. Until we have executed an agreement with Autobytel.com Inc., our letter of intent with them is not binding on either party.

         On March 1, 2000, we acquired NDSCo.com Inc., a provider of technology for the automotive industry. We believe that the applications and technology obtained by this acquisition complements the technology that we have previously acquired or developed. The rights to this technology, processes and applications became the property of BusinessTradeCenter.com. Several of the systems acquired through the NDSCo.com acquisition address the same inefficiencies in the automotive used car industry as the technology developed by our company prior to this acquisition; however, we are currently evaluating the specific applications and processes and will make a decision within six months if it is in our customers best interest to offer one product or two.

FINANCE PROGRAMS - PINNACLE DEALER SERVICES

         Pinnacle Dealer Services promotes and administers alternative finance programs for dealers who purchase used cars from us. On August 20, 1998, we, along with Pinnacle Dealer Services, executed an agreement with Auction Finance Group, Inc., a non-affiliated lending company that provides licensed automobile dealers with credit lines, thereby allowing them to purchase vehicles from us. These credit lines are marketed through Pinnacle Dealer Services. In the agreement, we have granted the lending company an exclusive license to provide third party loans and extensions of credit lines to dealers at our facilities. The credit applications provided by the lending company bear the Pinnacle Dealer Services logo. The lending company is to pay us a fee of $15.00 for each vehicle it finances so long as the average purchase price is above $10,000 and the average loan term is six weeks. If these two conditions are not met, the lending company has the right to renegotiate the $15.00 fee. To date, we have met this covenant. The agreement with the lending company is for a term of ten years and automatically renews for successive ten-year periods unless terminated.

         Pinnacle Dealer Services is also currently exploring other alternative finance programs that may be made available to our dealer network for retail customers who purchase used cars from these dealers.

AUTOTRADECENTER REMARKETING SERVICES (FORMERLY WALDEN REMARKETING SERVICES)

         AutoTradeCenter Remarketing assists the finance subsidiaries of manufacturers, banks or other finance companies in disposing of used vehicles that are being returned upon the expiration of a lease term. AutoTradeCenter Remarketing currently is providing these services for our contract with American Honda Finance Corporation utilizing the technology provided by BusinessTradeCenter.com.

         In the mid 90's, creative lease programs appeared and thousands of off-lease vehicles started to appear at auto auctions. Currently, lessees purchase only 25% of these vehicles at termination of the lease. In addition, dealer purchases of these vehicles have not met industry expectations. Therefore, lessors have not been able to realize sufficient the residual prices for these vehicles, resulting in severe losses on lease portfolios. Remarketing programs were developed to address this resale need.

         We believe that AutoTradeCenter Remarketing differentiates us compared to other Internet based providers of technology services in that we have the use of experienced automobile remarketing personnel, techniques and applications that will ultimately be a major contributing factor in the success or failure of Internet based business-to-business applications.

WORKING CAPITAL PRACTICES

         We finance our inventory needs through private sources of capital and proceeds from the sale of used cars. In addition, we have a $3,000,000 line of credit with Wells Fargo Business Credit, Inc.

COMPETITION

         We believe that we have two major sources of competition: independent wholesale brokers and auto auctions.

         INDEPENDENT WHOLESALE BROKERS. Approximately 3% of the vehicles sold by franchised dealers in the United States in 1997 were acquired from independent wholesale brokers and other related type organizations, according to the 1999 USED CAR MARKET REPORT prepared by ADT Automotive Inc. Independent wholesale brokers represent a direct form of competition as they are performing services similar to the services provided by us. Information on wholesale brokers is limited. It is our belief that the vast majority of the wholesale brokers are small organizations of typically 1 to 5 individuals. We are not aware of any one wholesale broker that sells more than 2,000 vehicles annually. Based upon our discussions with numerous individuals and associated groups of independent wholesale brokers, we believe that these groups are generally undercapitalized and have limited external financial resources.

         We believe that we possess many competitive advantages over these smaller wholesale brokers due to our relatively greater financial strength and operational staff. We believe that the auto dealers from whom we purchase vehicles enjoy a greater assurance of timely payment from us as compared to other smaller wholesale brokers because we are publicly held, we have achieved a high reputation for prompt payment for vehicles purchased, and we have significantly more capital than most of the independent wholesale brokers. Dealers with whom we transact business have stated to us that our public presence and our timely payment policies provides them with a greater degree of comfort as compared to the smaller independent wholesale brokers. On a national basis the wholesale brokers represent a very fragmented part of the auto distribution system and these persons are part of the targeted consolidation and growth plan for our company.

         We compete with the independent wholesale brokers on the basis of service. We are not aware of any other independent wholesale brokers that conduct their operations on the Internet.

         AUTO AUCTIONS. Auto auctions as a whole are the most significant competitor to us in the used car distribution system. According to the 1999 USED CAR MARKET REPORT, in 1997 the total number of vehicles sold by auto auctions was in excess of 10 million units, which represented 38% of the total used car sales. From 1982 to 1998, auto auctions' contribution of used cars sold to dealers increased from 6% to 26%. Following is a table showing the source of used cars, expressed as a percent, retailed by dealers for 1998:

               Trade-in on new vehicles                        40%
               Trade-in on used purchases                      25%
               Auto Auctions purchases                         26%
               Street purchases                                 6%
               Other, including wholesalers                     3%

         As shown in the table above, 71% of the used cars retailed are purchased directly from the consumer through trade-in or street purchases. The remaining 29% are purchased from other sources. Auto auctions account for 26% of this remaining 29%. Therefore, auto auctions are our most significant competitor.

         Auto auctions originally began as "dealer exchanges" and over time have evolved into the current distribution system of most of the used cars between dealers. There are several nationally recognized companies in the auto auction market. According to the 1999 USED CAR MARKET REPORT, Manheim Auctions, the largest in the

United States, has 64 locations and sold over 5.2 million units in 1997, representing over 50% of all auto auction sales during that period. ADT Automotive, Inc. has 28 locations, and sold 2.1 million cars in 1997, which represented 21% of the auto auction market. In addition to the two organizations mentioned above, there are numerous independent auto auctions located throughout the United States and Canada.

         Generally, an auto auction company holds an auction once a week or at other intervals, allowing the company to accumulate a number of vehicle for sale. During the auctions, persons in attendance make bids on a particular vehicle. The highest bid is generally accepted. If none of the bids meets a certain set minimum to the company, the vehicle may be held over to the following week's auction. The auction then proceeds to the next vehicle.

         We believe that the manner in which auto auctions conduct business is fundamentally flawed in today's environment. Specifically, dealers selling used vehicles through the auto auctions may be delayed in converting their used vehicles into cash for up to 45 days because of the fact that auctions are held only periodically and because bids at the auctions may not be acceptable.

         A dealer selling a vehicle to us may receive approximately the same amount or slightly less as compared to the net amount he would receive from a sale at the auto auction, after deducting the fees charged by the auction. However, he will receive his money faster by utilizing our services.

         A dealer who buys a vehicle from us may pay approximately the same amount or slightly more as compared to the net amount paid for a vehicle at the auto auction, after adding the fees charged by the auction. However, a buying dealer utilizing our services is not forced to compete on a price basis with other buying dealers and he does not need to spend the day at the auction away from his place of business.

         As explained above, our brokers have the responsibility to sell the used cars he or she has purchased. As opposed to a car receiving a few minutes of attention from dealers at an auto auction, our brokers can give a car hours of focused attention with dealers. We believe that the difference between auto auctions and our business is analogous to a house which is sold by posting a sign in the front yard versus hiring a realtor to advertise and market the house to targeted prospective buyers.

         Manheim Auctions announced in April 2000 that it has established a new division that has been created to address the Internet applications to its business practices. Manheim currently is providing a listing of vehicles on-line prior to their sale at auction and will allow dealers to purchase these vehicles from the Internet. Manheim's new Internet division will provide significant competition to our company.

         We do not compete with the retail used car business.

         OTHER WHOLESALE INTERNET OPERATIONS. Autodaq.com Inc. is an entity that currently provides an Internet Web site that competes with our Internet business-to-business initiatives, which are directed to the acquisition and redistribution of off-lease vehicles. Because Autodaq.com is privately held there is little public knowledge about their company, their financial strength or their business model. We consider Autodaq.com to be a major competitor.

         MyTradeIn.com Inc. is a private entity that is planning to introduce a Web site WWW.MYTRADEIN.COM that will compete with our Internet initiative WWW.TRADEINCARSONLINE.COM. Because this Web site is not currently functional, we are unable to determine the business model it represents nor are we able to access to what extent they will be competition. We believe mytradein.com will be a major competitor.

GOVERNMENT REGULATION

         Compliance with government regulations does not impose a significant impact on the sale of used cars between dealers. Laws between state motor vehicle divisions do vary and we perform what duties we consider are reasonable and appropriate to remain current on any law changes.

EMPLOYEES AND BROKERS

         As of May 5, 2000, we had 39 full-time employees, no part-time employees, and 44 brokers. Employment levels remain relatively high as we anticipate future growth. We depend upon a limited number of key management and technical personnel. As we continue to mature, grow and diversify, our need for highly skilled professionals increases. Our continued success will depend in large part upon our ability to retain and attract managerial and technical personnel with significant experience in finance, technology and computers, marketing, and sales as well as managers and brokers who have significant automobile industry experience. None of our employees is represented by labor organizations; we have never had a work stoppage or slowdown as a result of labor issues; and we have excellent relations with our employees. Management believes that the adoption of the 1997 Stock Option Plan, along with other company benefits, will enhance employees' interest in remaining with us. In the future, management is planning to add further incentives to attract and retain high quality personnel.

FACILITIES

         We lease administrative and warehouse facilities, comprising a total of 13,500 square feet in Scottsdale, Arizona, from an unrelated third party under an operating lease expiring September 30, 2002. In addition, we sublease 3,000 square feet of office space from an unrelated third party that expires February 28, 2002. We opened an office and warehouse facility in Albuquerque, New Mexico, on June 1, 1998, and entered into an operating lease for 5,000 square feet with a related party. The original lease that expired on May 31, 1999 has been extended to May 31, 2001. We lease an office and warehouse facility of approximately 7,000 square feet in Bend, Oregon, on a month-to-month basis from a related party. We lease an office and warehouse facility of approximately 8,000 square feet in Philadelphia, Pennsylvania from an unrelated third party that expires on April 1, 2003. We lease an office of approximately 2,000 square feet and a holding lot facility of approximately one acre in San Antonio, Texas from an unrelated third party that expires on April 1, 2001.

         We believe that the leases are renewable on substantially similar terms. In the event that the leases are not renewed, we believe that leasing any non-customized facility can fill current general office/warehouse needs.

         We believe that our existing facilities are suitable and adequate for our operations and that productive capacity is being utilized.


                                   MANAGEMENT

OFFICERS AND DIRECTORS

         The officers and directors of the company are as follows:

NAME                       AGE            POSITION

Roger L. Butterwick        53             President, Treasurer and Director
John E. Rowlett            51             Secretary, Director

         The term of office of each director of our company ends at the next annual meeting of our stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in our Bylaws or has been fixed by the board of directors. The term of office of each officer of our company ends at the next annual meeting of our board of directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

         ROGER L. BUTTERWICK has been the President and a director of our company since December 8, 1999 and our Treasurer since April 2, 1999. Prior to joining our company, Mr. Butterwick devoted the majority of his time as a partner in Cambridge Management Associates, LLP, an organization in the business of structuring and securing financing for developing organizations. Previously, Mr. Butterwick was an owner of Lehman, Butterwick & Company, P.C., a large local certified public accounting firm located in Denver, Colorado. In addition, he has been involved with the finance and mortgage banking industries. Mr. Butterwick received his Bachelor of Science in Business Administration from the University of Denver. He is a member of the American Institute of CPA's. Mr. Butterwick is a full-time employee of our company.

         JOHN E. ROWLETT has been the Secretary and a director of our company since December 8, 1999. Mr. Rowlett is a 25-year veteran of the automobile business. He has extensive expertise in all areas of dealership management, including facility design, development and maintenance, sales, sales management, general management, finance, CSI, wholesaling, reconditioning, parts, service and body shop management, forecasting, budgeting, policy administration, inventory acquisition and control, market trends, and financial management. Mr. Rowlett has been charged with the responsibility of managing large retail mega-dealership involving multiple locations and new car store franchises. Accomplishments include:

     o   Graduate of Chryler Corporation's Dealer Academy.
     o Experienced in turnarounds and rapid growth transitions, outstanding history of rehabilitation of marginal or unprofitable dealerships.
     o Accomplished in marketing, product development, operations and direct sales of diverse product lines.
     o Effective in all phases of labor relations, including recruiting, hiring, training, motivating and supervising.


EXECUTIVE COMPENSATION

         The following table sets forth the remuneration for Mr. Butterwick, who functions as our chief executive officer. We are not required to set forth information for any officer whose total annual salary and bonus does not exceed $100,000.

                                                SUMMARY COMPENSATION TABLE

                                                                                 Long Term Compensation
-------------  -------------------------------------------------------  -----------------------------------------
                               ANNUAL COMPENSATION                                AWARDS               PAYOUTS
-------------  -------------------------------------------------------  -------------------------- --------------

                                                             OTHER       RESTRICTED    SECURITIES                   ALL OTHER
  NAME AND                                                  ANNUAL          STOCK      UNDERLYING       LTIP        COMPENSA-
  PRINCIPAL                                                COMPENSA-      AWARD(S)      OPTIONS/       PAYOUTS        TION
  POSITION         YEAR       SALARY ($)     BONUS ($)     TION ($)          ($)        SARS (#)         ($)           ($)
-------------  ------------- ------------- ------------- -------------  ------------- ------------- ------------- -------------
    Roger          1999      $63,000(1)<F1>     -0-           -0-            -0-           -0-           -0-           -0-
 Butterwick                                     -0-           -0-            -0-           -0-           -0-           -0-
  President
-------------  ------------- ------------- ------------- -------------  ------------- ------------- ------------- -------------

<F1>
         (1)  Includes $36,000 paid to Mr. Buttewick as a consultant prior to becoming President.

         Currently, we pay Mr. Butterwick $13,200 and Mr. Rowlett $12,500 per month plus we provide each a vehicle for their use. We reimburse all officers and directors for actual out-of-pocket expenses incurred on our behalf.

         We have no retirement, pension, profit sharing or medical reimbursement plans exclusively covering our officers and directors, although we do contemplate implementing a company sponsored 401(k) plan and providing major medical and dental health insurance coverage for all employees in the near future.

         We have not granted any stock options to Mr. Butterwick as compensation in his capacity at President. Stock options have also been granted to Mr. Butterwick in connection with loan guarantees and as additional consideration as Treasurer. In addition, certain stock options were granted to Cambridge Management Associates, LLP, an entity controlled by Mr. Butterwick, that provided contracted financial services to our company prior to Mr. Butterwick becoming an officer, as described in the section of this prospectus entitled "Certain Relationships and Related Transactions."

CONSULTING AGREEMENT

         On December 1, 1999, we canceled the Consulting Agreement that we had entered into with Dennis E. Hecker as part of our acquisition of Walden Remarketing Services. Mr. Hecker had previously agreed to provide consulting services to our company for a period of three years ending April 20, 2002. The options that had been granted Mr. Hecker as consideration for his services were also cancelled.

STOCK OPTION PLAN

         On August 5, 1997, the shareholders adopted the 1997 Stock Option Plan, which provides for the granting of both incentive stock options and non-qualified options to eligible employees, officers, and directors. The option pool is adjusted annually on the beginning of our fiscal year to a number equal to 10% of the number of shares of common stock outstanding at the end of our last completed fiscal year. At March 31, 2000, the number of shares eligible pursuant to the plan is 2,808,307. The plan is administered by the compensation committee of the board of directors or, if there is no committee, by the board of directors. We anticipate a registration statement on Form S-8 will be filed in May, 2000 registering the underlying shares of the options granted. At March 31, 2000, 2,139,755 options had vested and were eligible for exercise at a total exercise price of $2,227,587.

         The plan provides that disinterested directors, defined as non-employee directors or persons who are not directors of one of our subsidiaries, will receive automatic option grants to purchase 10,000 shares of common stock upon their appointment or election to the board of directors. Options shall have an option price equal to 100% of the fair market value of our common stock on the grant date and shall have a minimum vesting period of one year from the date of grant.

         Each option granted under the plan will be evidenced by a written option agreement between our company and the optionee. Incentive stock options may be granted only to employees as defined by the Internal Revenue Code. The option price of any incentive stock option may not be less than 100% of the fair market value per share on the date of grant of the option; provided, however, that any incentive stock option granted under the plan to a person owning more than 10% of the total combined voting power of our common stock will have an option price of not less than 110% of the fair market value per share on the date of grant of the incentive stock option. Each non-qualified stock option granted under the plan will be at a price no less than 85% of the fair market value per share on the date of grant thereof, except that the automatic stock option grants to disinterested directors will be at a price equal to the fair market value per share on the date of grant. The exercise period of options granted under the plan may not exceed ten years from the date of grant thereof. Incentive stock options granted to a person owning more than 10% of the total combined voting power of the common stock cannot be exercisable for more than five years. No portion of any option will be exercisable prior to the first anniversary of the grant date.

         An option may not be exercised unless the optionee then is an employee, officer, or director of our company or its subsidiaries, and unless the optionee has remained continuously as an employee, officer, or director of our company since the date of grant of the option. If the optionee ceases to be an employee, officer, or director of our company or any subsidiary other than by reason of death, disability, retirement, or for cause, all options granted to such optionee, fully vested to such optionee but not yet exercised, will terminate 90 days after the date the optionee ceases to be an employee, officer, or director. All options, which are not vested to an optionee, under the conditions stated in this paragraph for which employment ceases, will immediately terminate on the date the optionee ceases employment or association.

         As of March 31, 2000, options have been granted under this plan as follows:

   DATE OF                                                        NUMBER OF      EXERCISE                   EXPIRATION
    GRANT                        OPTIONEE                          OPTIONS         PRICE       VESTED          DATE

  02/17/98    Employees and Independent Contractors                300,000         $.15          Yes         02/17/03

  06/01/98    Employees and Independent Contractors                125,000         $.75          Yes         06/01/03

  09/11/98    Independent Contractor                               10,000          $.51          Yes         09/11/03

  09/21/98    Employees and Independent Contractors                175,000         $.425         Yes         09/21/03

  10/15/98    Independent Contractor                               25,000          $1.03         Yes         10/15/03

  12/01/98    Independent Contractor                               25,000          $1.25         Yes         12/01/03

  12/31/98    Independent Contractors                              583,175         $1.03         Yes         12/31/01

                                       27

   DATE OF                                                        NUMBER OF      EXERCISE                   EXPIRATION
    GRANT                        OPTIONEE                          OPTIONS         PRICE       VESTED          DATE


  02/01/99    Employees and Independent Contractors                130,000         $2.00         Yes         02/01/02

  02/15/99    Independent Contractor                               25,000          $2.00         Yes         02/15/02

  03/31/00    Employee                                             25,000         $ 3.00         Yes         03/15/02

  06/30/99    Independent Contractor                               42,000         $ 1.03         Yes         06/30/01

  08/01/99    Independent Contractor                               90,000         $ 1.00         (2)<F2>     08/01/02

  10/21/99    Employee                                             25,000         $ 1.00         (1)<F1>     10/21/02

  10/27/99    Employee                                             25,000         $ 1.00         (1)<F1>     10/27/02

  11/22/99    Employees                                            125,000        $ 1.00         (1)<F1>     11/22/02

  01/03/00    Independent Contractors                              207,080        $ 2.03         (2)<F2>     01/03/03

  01/05/00    Employee                                             50,000         $ 1.63         Yes         01/05/03

  02/08/00    Employee                                             25,000         $ 1.03         (1)<F1>     02/08/03

  03/01/00    Employee                                             75,000         $ 4.88         (1)<F1>    03/01/04,05
                                                                                                               , 06

  03/15/00    Employee                                             45,000         $ 4.88         (1)<F1>  03/15/04,05,06

-------------------------------

<F1>
(1)      To vest one year from date of grant for employees.
<F2>
(2) To vest one year from date of grant for independent contractors so long as the volume of transactions initiated by the optionee for our company one year from date of grant is no less than the volume of transactions at the time of grant.

OTHER OPTIONS

         In addition to the stock options granted under the 1997 stock option plan, we have granted options as follows:

    DATE OF                                             Number of           Exercise                          Expiration
     GRANT                    Optionee                   Options             Price             Vested            Date

    02/24/98            Cambridge Management             300,000              $.32              Yes           03/26/2002
                          Associates, LLP

    07/06/98              Arnold Greenberg                50,000             $.875              Yes           07/06/2000

    07/08/98                John Abadie                   25,000             $.875              Yes           07/08/2000

         Other stock options have been granted to officers and directors in connection with guarantees and other financial transactions.

                        SECURITIES OWNERSHIP OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

         The following table provides stock ownership information as to the officers and directors individually and as a group, and the holders of more than 5% of our common stock as of March 31, 2000:


                                                                                           PERCENT OF CLASS (1)<F1>

                                                     NUMBER OF SHARES                   BEFORE                  AFTER
NAME AND ADDRESS OF OWNER                                 OWNED                       CONVERSION           CONVERSION (2)<F2>

Lloydminister Enterprises                               5,000,000                       17.80%                 16.31%

Mark Moldenhauer                                   1,770,000 (3)<F3>(4)<F4>(5)<F4>      6.23%                   5.71%
8135 E. Butherus #3
Scottsdale, AZ 85260

Dennis E. Hecker                                        2,121,475                       7.55%                   6.92%
500 Ford Road
Minneapolis, MN 55426

Mike Stuart                                        1,547,075 (4)<F4>(5)<F5>(6)<F6>      5.44%                   4.99%
8135 E. Butherus #3
Scottsdale, AZ 85260

Jeff Erskine                                         1,530,008 (4)<F4>(7)<F7>           5.42%                   4.96%
8135 E. Butherus #3
Scottsdale, AZ 85260

John Michael Carrante                                 1,480,479 (8)<F8>                 5.25%                   4.82%
8135 E. Butherus #3
Scottsdale, AZ 85260

Joseph M. Seaverns & Candace L. Seaverns              1,452,196 (9)<F9>                 5.17%                   4.72%
Family Living Trust U/A Dated 6/21/93
10158 E. Topaz Drive
Scottsdale, AZ 85258

Roger L. Butterwick                                  1,100,000(5)<F5>(10)<F10>          3.78%                   3.48%
258 S. Sandstone Street
Gilbert, AZ 85296

John E. Rowlett                                                0                         --                       --
8135 E. Butherus #3
Scottsdale, AZ 85260

All officers and directors as a group                1,100,000(5)<F5>(10)<F10>          3.78%                   3.48%
(2 persons)

---------------------

<F1>
(1) Where persons listed on this table have the right to obtain additional shares of common stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from March 31, 2000, these additional shares are deemed to be outstanding for the purpose of computing the percentage of common stock owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on 28,083,074 shares outstanding before the offering and 30,650,954 shares outstanding after the offering, which assumes the conversion of the preferred shares using the maximum conversion price of $4.00 per share.

<F2>
(2) Assumes the conversion of the preferred shares using the maximum conversion price of $4.00 per share and the issuance of the 75,000 option shares.


                                       29

<F3>
(3) Does not include 3,000,000 shares issued on May 1, 2000 upon the conversion of a promissory note in the amount of $300,000 at a conversion price of $.10 per share. If these 3,000,000 shares were included, Mr. Moldenhauer's percentage ownership would be 15.35% before conversion and 14.03% after conversion.

<F4>
(4)      Includes 100,000 shares issuable upon the exercise of options.

<F5>
(5)      Includes 250,000 shares issuable upon the exercise of options.

<F6>
(6) Includes 100,000 shares held of record by his wife and 25,000 shares issuable upon the exercise of options granted to his wife.

<F7>
(7)      Includes 65,162 shares issuable upon the exercise of options.

<F8>
(8)      Includes 90,163 shares issuable upon the exercise of options.

<F9>
(9)      Includes 87,350 shares issuable upon the exercise of options.

<F10>
(10) Includes 100,000 shares held of record by Cambridge Consulting Group, an entity controlled by Mr. Butterwick. Includes 750,000 shares issuable upon the exercise of options.




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         All of the terms of agreements and other transactions included in this section were as fair as those we could have obtained from unrelated third parties at arms-length transactions.

         Upon inception of our company, 9,000,000 restricted shares of common stock were issued to our founders for total consideration of $30,000 as follows:

Jeff Erskine                       1,820,000 shares
Mike Stuart                        1,500,000 shares
Mark Moldenhauer                   1,500,000 shares
Joe Seaverns                         320,000 shares
Candy Seaverns                     1,500,000 shares
Victor Felice                        540,000 shares
John Carrante                      1,820,000 shares

         Jeff Erskine, Mike Stuart, and Mark Moldenhauer and their respective spouses personally guaranteed the operating lease dated July 24, 1997, pursuant to which we lease our office and warehouse facilities in Scottsdale, Arizona. At July 24, 1997, Messrs. Erskine, Stuart, and Moldenhauer were officers, directors, and principal shareholders of our company. The lease expires September 30, 2002.

         From inception, September 22, 1997, through March 31, 2000, we had entered into various lending arrangements involving officers, directors and other affiliated entities owned or controlled by officers, directors and other key personnel totaling $3,682,751. At March 31, 1998 the balance outstanding on these notes was $832,000 and total interest paid to these entities on all financing activities for the period ended March 31, 1998 was $58,416. At March 31, 1999, the outstanding note balance was $3,871,446 and the total interest paid for the year ended March 31, 1999 was $286,824. At March 31, 2000, the outstanding note balance was $ 4,127,420 and the total interest for the year ended March 31, 2000 was $470,340.

DATE OF
TRANSACTION          RELATED PARTY                       TRANSACTION

09/22/97             Evelyn Felice                       $400,000 loan, 12% interest per annum, payable
                     (principal stockholder at the       monthly, due September 22, 1999, collateralized
                     time)                               by used car inventory, personally guaranteed by
                                                         Jeff Erskine, Mike Stuart, and John Carrante.
                                                         This note was paid September 22, 1999.


                                       30

DATE OF
TRANSACTION          RELATED PARTY                       TRANSACTION


10/17/97             Mark Moldenhauer                    $150,000 loan, 12% interest per annum, payable
                     (officer, director and principal    monthly, due November 17, 1999, collateralized
                     stockholder at the time)            by used car inventory, personally guaranteed by
                                                         Jeff Erskine, Mike Stuart, and John Carrante.
                                                         This note was paid by the Amended and
                                                         Restated Secured Promissory Note dated March
                                                         31, 2000.

12/15/97             Pinnacle Financial Corporation      $200,000 loan, 12% interest per annum, payable
                     (owned by officer, director, and    monthly, due December 15, 1998, collateralized
                     principal stockholder at the        by used car inventory.  This note was paid by the
                     time)                               Amended and Restated Secured Promissory Note
                                                         dated March 31, 2000.

01/15/98             Mark Moldenhauer                    $300,000 loan, 12% interest per annum, payable
                     (officer, director and principal    monthly, due January 15, 1999, collateralized by
                     stockholder at the time)            used car inventory, convertible into shares of
                                                         common stock at $.10 per share.  Note was
                                                         converted into 3,000,000 shares of common
                                                         stock on May 1, 2000.

03/31/98             Mark Moldenhauer                    $102,000 loan, 12% interest per annum, payable
                     (officer, director and principal    monthly, due upon 30 days' notice,
                     stockholder at the time)            collateralized by used car inventory. This note
                                                         was paid by the Amended and Restated Secured
                                                         Promissory Note dated March 31, 2000.

04/07/98             Mark Moldenhauer(officer,           $300,000 loan, 12% interest per annum, payable
                     director and principal              monthly, due upon 30 days' notice,
                     stockholder at the time)            collateralized by used car inventory. This note
                                                         was paid by the Amended and Restated Secured
                                                         Promissory Note dated March 31, 2000.

06/01/98             Eastlane Trading Limited            $250,000 loan, 12% interest per annum, payable
                     (principal stockholder)             on request, due April 1, 2000, collateralized by
                                                         used car inventory.  This note was assumed by Pinnacle
                                                         Financial as of December 31, 1999 and has been paid by
                                                         the Amended and Restated Secured Promissory Note due to
                                                         Pinnacle Financial dated March 31, 2000.

06/30/98             Dove Motors (owned by               $100,000 loan, 12% interest per annum, payable
                     principal stockholder)              upon demand.  This note was paid.

07/28/98             Pinnacle Financial Corporation      $50,500 loan, 12% interest per annum, payable
                     (owned by officer, director, and    upon demand.  This note was paid August 5, 1998.
                     principal stockholder at the
                     time)

07/30/98             Pinnacle Financial Corporation      $30,000 loan, 12% interest per annum, payable
                     (owned by officer, director, and    upon demand.  This note was paid August 5, 1998.
                     principal stockholder at the
                     time)



                                       31

DATE OF
TRANSACTION          RELATED PARTY                       TRANSACTION


09/01/98             Mike and Debbie Stuart              $50,000 loan, 12% interest per annum, payable
                     (officer, director, and principal   monthly, due October 1, 1999, collateralized by
                     stockholder at the time)            used car inventory.  This note was paid March 31, 2000.

09/11/98             Pinnacle Financial Corporation      $117,500 loan, 12% interest per annum, payable
                     (owned by officer, director, and    monthly, due October 11, 1999, collateralized by
                     principal stockholder at the        used car inventory. This note was paid by the
                     time)                               Amended and Restated Secured Promissory Note
                                                         dated March 31, 2000.

09/18/98             Pinnacle Financial Corporation      $400,000 loan, 12% interest per annum, payable
                     (owned by officer, director, and    monthly, due October 30, 1998 (extended and
                     principal stockholder at the        due upon demand), collateralized by used car
                     time)                               inventory. This note was paid by the Amended
                                                         and Restated Secured Promissory Note dated
                                                         March 31, 2000.

10/20/98             Eastlane Trading Limited            $1,000,000 loan, 12% interest per annum,
                     (principal stockholder)             payable on request, due April 1, 2000,
                                                         collateralized by used car inventory.  This note was
                                                         assumed by Pinnacle Financial as of December 31, 1999
                                                         and has been paid by the Amended and Restated Secured
                                                         Promissory Note due to Pinnacle Financial dated
                                                         March 31, 2000.

11/18/98             Eastlane Trading Limited            $232,259 loan, 12% interest per annum, payable
                     (principal stockholder)             on request, due April 1, 2000, collateralized by
                                                         used car inventory. This note was assumed by Pinnacle
                                                         Financial as of December 31, 1999 and has been paid by
                                                         the Amended and Restated Secured Promissory Note due to
                                                         Pinnacle Financial dated March 31, 2000.

2/5/98               Eastlane Trading Limited            $17,741  loan, 12% interest per annum, payable
                     (principal stockholder)             on request, due April 1, 2000, collateralized by
                                                         used car inventory. This note was assumed by Pinnacle
                                                         Financial as of December 31, 1999 and has been paid by
                                                         the Amended and Restated Secured Promissory Note due to
                                                         Pinnacle Financial dated March 31, 2000.

5/13/99              Pinnacle Financial Corporation      $300,000 loan, 12 % interest per annum, payable
                     (owned by officer, director, and    monthly, due May 13, 2000, personally
                     principal stockholder at the        guaranteed by Jules Gollins, Bruce Burton,
                     time)                               Stuart Bailey, all officers of Auto Network
                                                         Group of New Mexico, and their respective
                                                         spouses.

6/22/99              Pinnacle Financial Corporation      $200,000 loan, 12 % interest per annum, payable
                     (owned by officer, director, and    monthly, due December 22, 1999. This note was
                     principal stockholder at the        paid by the Amended and Restated Secured
                     time)                               Promissory Note dated March 31, 2000.
                                       32

DATE OF
TRANSACTION          RELATED PARTY                       TRANSACTION

6/22/99              Mark Moldenhauer (officer,          $100,000 loan, 12 % interest per annum, payable
                     director and principal              monthly, due December 22, 1999. This note was
                     stockholder at the time)            paid by the Amended and Restated Secured
                                                         Promissory Note dated March 31, 2000.

7/20/99              Cascade Funding Group, LLC          $1,572,000 loan, prime plus 6% interest per annum,
                     (owned by three officers of         payable monthly, collateralized by used car
                     Auto Network Group Northwest,       inventory, due July 14, 2000.
                     Inc.)

8/3/99               Pinnacle Financial Corporation      $50,000 loan, 12 % interest per annum, payable
                     (owned by officer, director, and    monthly, due February 3, 2000. This note was
                     principal stockholder at the        paid by the Amended and Restated Secured
                     time)                               Promissory Note dated March 31, 2000.

8/3/99               Mark Moldenhauer (officer,          $200,000 loan, 12 % interest per annum, payable
                     director and principal              monthly, due February 3, 2000. This note was
                     stockholder at the time)            paid by the Amended and Restated Secured
                                                         Promissory Note dated March 31, 2000.

8/13/99              MDM Investments(owned by            $160,000 loan, 12 % interest per annum, payable
                     Mike Stuart and Mark                monthly, due August 13, 2000.  This note was
                     Moldenhauer)                        paid October 14, 1999.

11/1/99              MDM Investments(owned by            $300,000 loan, 12 % interest per annum, payable
                     Mike Stuart and Mark                monthly, due May 13, 2000.
                     Moldenhauer)

11/5/99 and          Susan Gollins (wife of              $17,000 loan, 15% interest per annum, payable
11/9/99              officer and director of             monthly, due on demand.
                     Auto Network Group of
                     New Mexico, Inc.)

11/14/99             Darlene Burton Gollins              $45,000 loan, 15% interest per annum, payable
                     (wife of officer and                monthly, due on demand.
                     director of Auto Network
                     Group of New Mexico, Inc.)

12/27/99             Pinnacle Financial Corporation      $175,000 loan, 12 % interest per annum, payable
                     (owned by officer, director, and    monthly, due February 3, 2000. This note was
                     principal stockholder at the        paid January 12, 2000.
                     time)

03/31/00             Pinnacle Financial Corporation      Amended and Restated Secured Promissory Note for
                                                         $2,675,420, 12% interest per annum, interest payable
                                                         monthly, 3 quarterly principal payments of $569,307
                                                         beginning June 30, 2000, with final payment of $967,500 due
                                                         April 1, 2001, personally guaranteed by Roger L. Butterwick and John E. Rowlett, collateralized by all assets of
                                                         AutoTradeCenter.com Inc.

                                       33

DATE OF
TRANSACTION          RELATED PARTY                       TRANSACTION

03/31/00             Mark Moldenhauer                    Amended and Restated Secured Promissory Note for
                                                         $852,000, 12% interest per annum, interest payable monthly, principal and interest due April 1, 2001, personally
                                                         guaranteed by Roger L. Butterwick and John E. Rowlett,
                                                         collateralized by all assets of AutoTradeCenter.com Inc.


         During the period ended March 31, 1998, we consummated $1,255,000 of vehicle sale and purchase transactions with Specialty Cars of Scottsdale, which is owned by Mike Stuart and Mark Moldenhauer. At March 31, 1998, we had recorded in accounts receivable $37,522 due from Specialty Cars. Also during this period, we consummated $800,000 of vehicle sale and purchase transactions with Dove Motor Company, which is owned by Joseph Seaverns, a principal shareholder. At March 31, 1998, we had recorded an account payable of $15,999 to Dove Motors. The amount of each sale or purchase was for a value equivalent of what would have been attained by an independent third party. At March 31, 1999, these accounts had been paid in full.

          During the period ending March 31, 1998, we paid $4,000 for professional services to MRM Consultants, an entity owned by Mark Moldenhauer. At March 31, 1998 and March 31, 1999, he was owed $11,500 and $-0-, respectively.

         On May 5, 1998, we obtained a line of credit from First International Bank of Arizona in the amount of $500,000. The note was secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles and personally guaranteed by Messrs. Erskine, Stuart and Moldenhauer. In addition, Mr. Moldenhauer agreed to subordinate his loans made to us to the bank's line of credit. On May 7, 1998, the Company granted each of Messrs. Erskine, Stuart, and Moldenhauer two-year options to purchase 100,000 restricted shares of common stock at a price of $.75 per share. On March 26, 1999, the note was paid.

         On March 26, 1999, we obtained a $3,000,000 revolving line of credit from Wells Fargo Business Credit, Inc. The note was originally due March 31, 2000 and has been extended to June 30, 2000, and is secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles. The interest rate paid is 1.5% over the bank's prime rate. Messrs. Stuart and Moldenhauer, who are former officers, directors, and/or principal stockholders, and Mr. Butterwick, currently an officer , director and principal stockholder personally guaranteed the note. On December 31, 1998, we granted each of Messrs. Stuart, Moldenhauer, and Butterwick three-year options to purchase 250,000 restricted shares of common stock at a price of $1.00 per share, the closing bid on the common stock at December 31, 1998, in consideration for providing their personal guarantees on the line of credit. Mr. Butterwick remained as the sole guarantor of the note during the extension period, which ends June 30, 2000. No additional consideration was granted to Mr. Butterwick.

         AUTO NETWORK GROUP OF NEW MEXICO, INC. TRANSACTIONS. On June 1, 1998, Auto Network Group of New Mexico entered into a lease for an office and warehouse facility in Albuquerque, New Mexico, with G & B Investments LLC, an entity owned and controlled by Bruce Burton and Jules Gollins. The original lease that expired on May 31, 1999 has been extended to May 31, 2001. Messrs. Burton and Gollins are two of the principals who manage the Auto Network Group of New Mexico operations. The amount of lease payments made under this agreement was $26,732 for the year ended March 31, 1999 and $34,754 for the year ended March 31, 2000.

         Also on June 1, 1998, we entered into a Purchase of Goodwill Agreement with JBS, LLC, an entity whose members comprise the management team of Auto Network Group of New Mexico. In consideration for the goodwill which Auto Network Group of New Mexico is receiving from JBS, JBS was granted a total of 800,000 restricted shares of our common stock valued at $.20 per share as follows: 266,667 shares issued upon execution of the agreement, held in escrow, and subject to forfeiture if Auto Network Group of New Mexico is not doing business as of June 1, 1999; 266,667 shares to be earned for the period June 1, 1998 through March 31, 1999 if pre-tax earnings of Auto Network Group of New Mexico are at least $60,000; and 266,666 shares to be earned for the period April 1, 1999 through March 31, 2000 if pre-tax earnings of Auto Network Group of New Mexico are at least $120,000. In addition, JBS may earn options to purchase restricted shares of our common stock at the rate of 5 options for every dollar of pre-tax earnings of Auto Network Group of New Mexico in excess of $60,000 for the period ending March 31, 1999, and 5 options for every dollar of pre-tax earnings of Auto Network Group of New Mexico in excess of $120,000 for the year ended March 31, 2000. The options are to be exercisable for a period of 3 years from date of grant at the bid price as of March 31, 1999 or 2000, respectively.

         For the period from June 1, 1998 through March 31, 1999, Auto Network Group of New Mexico had pre-tax earnings of $107,962, resulting in JBS, LLC earning 266,667 shares and 239,810 options, exercisable at $3.00 per share.

         On June 1, 1998, we loaned $250,000 to Auto Network Group of New Mexico. The related promissory note is due June 30, 2000 and earns interest at 12% per annum, payable monthly.

         PINNACLE DEALER SERVICES, INC. TRANSACTIONS. On August 20, 1998, we acquired Pinnacle Dealer Services, Inc., an Arizona corporation owned and controlled by Debbie Stuart who is the wife of Mike Stuart, Mark Moldenhauer, and Cambridge Consulting Group, LLP for 300,000 restricted shares of common stock.

          WALDEN REMARKETING TRANSACTIONS. As of March 31, 1999, we acquired Walden Remarketing Services, Inc., a Minnesota corporation, by issuing the shareholders of Walden Remarketing a total of 2,050,000 restricted shares of common stock, cash of $125,000, and promissory notes in the aggregate principal amount of $425,000. The promissory notes accrued interest at the rate of 12% per annum and had a remaining principal balance of $314,475 at December 1, 1999, at which time they were converted into 314,475 common shares of our company.

         In connection with the acquisition of Walden Remarketing, Dennis E. Hecker, the principal shareholder of that company, provided a personal guaranty with respect to the full disclosure of liabilities of that company.

         On April 20, 1999, we entered into a consulting agreement with Dennis
E. Hecker as part of our acquisition of Walden Remarketing. Mr. Hecker has agreed to provide consulting services to us for a period of three years ending April 20, 2002. We granted Mr. Hecker an option to purchase 3,000,000 shares of our common stock at $3.00 per share. As of December 1, 1999 the consulting agreement and the option to purchase 3,000,000 shares of our common stock were canceled.

         AUTO NETWORK GROUP NORTHWEST, INC. On July 20, 1999, we acquired Auto Network Group Northwest, Inc., an Oregon corporation, by issuing the shareholders of Auto Network Group Northwest a total of 500,000 shares of restricted common stock valued at $1.50 per share. All shares are held in escrow and are subject to the following events:

         1. 83,333 shares are subject to forfeiture if the pre-tax earnings of Auto Network Group Northwest as of March 31, 2000 are less than $30,000. If pre-tax earnings are between $30,000 and $50,000 a pro-rata amount of shares shall be issued and the balance shall be forfeited.

         2. 166,667 shares are subject to forfeiture if the pre-tax earnings of Auto Network Group Northwest as of March 31, 2001 are less than $50,000. If pre-tax earnings are between $50,000 and $100,000 a pro-rata amount of shares shall be issued and the balance shall be forfeited.

         3. 250,000 shares are subject to forfeiture if the pre-tax earnings of Auto Network Group Northwest as of March 31, 2002 are less than $75,000. If pre-tax earnings are between $75,000 and $150,000 a pro-rata amount of shares shall be issued and the balance shall be forfeited.

         In addition, the former shareholders of Auto Network Group Northwest may earn options to purchase restricted shares of our common stock at the rate of 5 options for every dollar of pre-tax earnings of Auto Network Group Northwest in excess of $30,000 for the period ending March 31, 2000; $100,000 for the year ended March 31, 2001; and, $150,000 for the year ended March 31, 2002. The options are to be exercisable for a period of 3 years from date of grant at the bid price of our common stock as of April 1, 2000, 2001 or 2002, respectively.

         AUTO GROUP OF SAN ANTONIO, LTD. Effective April 1, 2000, we opened our office and warehouse wholesale operation in San Antonio, Texas. Auto Group of San Antonio Ltd., a Texas limited partnership, conducts our business in San Antonio. Our company is the sole limited partner and the sole owner of a newly formed limited liability company which serves as the general partner.

         We loaned the limited partnership $450,000, which is evidenced by an unsecured promissory note with interest at the rate of 12% per annum payable monthly, in arrears. This note, which may be prepaid at any time, has a final maturity on March 31, 2005. The limited partnership has entered into a management agreement with JRB AutoBrokers, L.P., a Texas limited partnership. JRB AutoBrokers also loaned $100,000 to the limited partnership on similar terms to our advance. This promissory note is subordinate to our loan.

          Under the terms of the management agreement, JRB is responsible for all day-to-day management of the limited partnership with complete autonomy, subject only to reasonable review by the general partner. In addition, we have issued 468,750 of our common shares to JRB to acquire this operation. The shares, that have been mutually valued at $2.00 per share, are to be held in escrow pending certain future events. 93,750 of such shares will be released to JRB on April 1, 2001, subject only to the continuation of the business at that date. Annually beginning March 31, 2001, 93,750 additional shares or a portion thereof will be released subject to the limited partnership achieving pre-determined pre-tax earnings. For example, if the limited partnership earns $100,000 for the year ended March 31, 2001, 93,750 of such shares will be released to JRB. In the event earnings for the year fall below $100,000, a portion of these shares may still be released. After March 31, 2001, the pre-tax earnings floor increases through March 31, 2004. A currently interminable number of additional shares can be earned for the year ended March 31, 2005 based on pre-tax earning.

         Stock options to acquire our common shares also can be earned if pre-tax earnings exceed the total predetermined levels over the first five years of this operation.

          AUTO NETWORK GROUP OF EASTERN PA., INC. Effective April 1, 2000 we opened our office and warehouse wholesale operation in the Philadelphia, Pennsylvania area. Our business in Pennsylvania is conducted by Auto Network Group of Eastern Pa., Inc., a Pennsylvania corporation. We are the sole shareholder of this Pennsylvania operation.

         We loaned $300,000 to the Pennsylvania operation, which is evidenced by an unsecured promissory note with interest at the rate of 12% per annum payable monthly, in arrears. The note may be prepaid at any time and has a final maturity on March 31, 2006. Mr. Edward G. McCusker has agreed to loan $100,000 to the Pennsylvania operation on terms similar to our advance, on or before June 30, 2000. This loan will be subordinate to the debt owed to us. As of May 10, 2000, Mr. McCusker had not made the loan.

         The Pennsylvania operation entered into a management agreement with Mr. McCusker, which provides that he is responsible for all day-to-day operations. In addition, we have agreed to issue 232,500 of our common shares to Mr. McCusker as additional compensation for his services. The shares, valued by us at $2.00 per share, are to be held in escrow pending certain future events, including among other things the making of the loan by Mr. McCusker. 50,000 of such shares will be released to Mr. McCusker one year from his funding his obligation, subject to the continuation of the business at that date and to his satisfactory performance. Annually beginning March 31, 2001 and for each twelve-month period thereafter, 15,000, 22,488, 30,003, 32,504, 37,502, and
45,003 additional shares or a portion thereof will be released subject to the Pennsylvania operation achieving pre-determined pre-tax earnings. For example, if the operation earns $60,000 (floor) for the year ended March 31, 2001, 15,000 of such shares will be released to Mr. McCusker. In the event earnings for the year fall below $60,000, a portion of these shares may still be released. After March 31, 2001, the pre-tax earnings floor increases through March 31, 2006.

         Stock options to acquire our common shares also can be earned if pre-tax earnings exceed the total predetermined floor over the first six years of this operation.

         FUTURE TRANSACTIONS. All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions and forgiveness of loans.


                              SELLING STOCKHOLDERS

HOLDERS OF SERIES C AND D PREFERRED STOCK

         The following table sets forth information regarding beneficial ownership of shares of our Series C and D preferred stock as of the date of this prospectus. We are registering shares of common stock issuable upon conversion of the Series C and D preferred stock. The shares are being registered to permit public secondary trading of such shares, and each of the selling stockholders may offer the common stock for resale as they wish. Assuming that the selling stockholders convert all of their Series C and D preferred stock into common stock and sell all of their common stock, the selling stockholders will not own any common stock of our company. None of the selling stockholders has had any position, office, or material relationship with us within the past three years.


---------------------------------------------------------------- ----------------- ---------------- ------------------
                                                                    SHARES OF         SHARES OF     SHARES OF COMMON
                                                                     SERIES C         SERIES D       STOCK ISSUABLE
                                                                 PREFERRED STOCK      PREFERRED     UPON CONVERSION*<F1>
SELLING STOCKHOLDER                                                   OWNED          STOCK OWNED
---------------------------------------------------------------- ----------------- ---------------- ------------------
Almond Investors, LLC                                                       8,976           13,464          1,054,680
---------------------------------------------------------------- ----------------- ---------------- ------------------
John A. Brda                                                                  408              612             47,940
---------------------------------------------------------------- ----------------- ---------------- ------------------
Susan C. Buescher Revocable Trust                                             306              459             35,955
---------------------------------------------------------------- ----------------- ---------------- ------------------
E. Eugene Burwell Living Trust dated 5/19/99                                  408              612             47,940
---------------------------------------------------------------- ----------------- ---------------- ------------------
Curt E. Burwell Living Trust dated 4/9/99                                     816            1,224             95,880
---------------------------------------------------------------- ----------------- ---------------- ------------------
Indenture of Trust James F. Cool                                            1,836            2,754            215,730
---------------------------------------------------------------- ----------------- ---------------- ------------------
Robert M. Crivello                                                            204              306             23,970
---------------------------------------------------------------- ----------------- ---------------- ------------------
Anthony D. and Kelly A. Cupini                                                408              612             47,940
---------------------------------------------------------------- ----------------- ---------------- ------------------
Jimmy Dowda                                                                   306              459             35,955
---------------------------------------------------------------- ----------------- ---------------- ------------------
Edwards Capital Corporation                                                   306              459             35,955
---------------------------------------------------------------- ----------------- ---------------- ------------------
General Capital Associates                                                  1,020            1,530            119,850
---------------------------------------------------------------- ----------------- ---------------- ------------------
Karron Heathman Living Trust                                                  204              306             23,970
---------------------------------------------------------------- ----------------- ---------------- ------------------
James E. Hullverson Jr. SEP IRA                                               816            1,224             95,880
---------------------------------------------------------------- ----------------- ---------------- ------------------
Thomas C. Hullverson                                                        1,428            2,142            167,790
---------------------------------------------------------------- ----------------- ---------------- ------------------
Brianna Lenz                                                                  204              306             23,970
---------------------------------------------------------------- ----------------- ---------------- ------------------
Frederick Lenz                                                                204              306             23,970
---------------------------------------------------------------- ----------------- ---------------- ------------------
D. Michael McDaniel                                                           408              612             47,940
---------------------------------------------------------------- ----------------- ---------------- ------------------
Red Rock Advisors Fund, LLC                                                 2,040            3,060            239,700
---------------------------------------------------------------- ----------------- ---------------- ------------------
S L Land Holdings Inc.                                                        204              306             23,970
---------------------------------------------------------------- ----------------- ---------------- ------------------
South County Investors                                                        204              306             23,970
---------------------------------------------------------------- ----------------- ---------------- ------------------
Holly Webb                                                                    204              306             23,970
---------------------------------------------------------------- ----------------- ---------------- ------------------
Ronnie L. Williams Sr.                                                        306              459             35,955
---------------------------------------------------------------- ----------------- ---------------- ------------------
TOTAL                                                                      21,216           31,824          2,492,880
---------------------------------------------------------------- ----------------- ---------------- ------------------
------------------

<F1>
* Assumes the conversion of the shares using the maximum conversion price of $4.00 per share for the Series D preferred stock. See "Description of Securities - Series C and D Preferred Stock" for an explanation of the conversion formula.

         The securities offered through this prospectus by the selling stockholders will be acquired through the conversion of Series C and D preferred stock. The selling stockholders purchased the Series C and D preferred stock in a private placement. We agreed to register the securities for resale by the selling stockholders to permit them to sell the shares as they wish in the market or in privately negotiated transactions. The selling stockholders have agreed that they will sell no more than 20% of their holdings (calculated assuming full conversion of their preferred stock) per month in the open market.

         We have agreed to bear the expenses of registering the common stock, but not broker discounts and commissions if the selling stockholders resell the common stock.

EXISTING HOLDERS OF COMMON STOCK

         We are also registering the shares owned by the persons in the table set forth below. The shares are being registered to permit public secondary trading of such shares, and each of the selling stockholders may offer the common stock for resale as they wish. Assuming that the selling stockholders sell all of the shares listed in the table, they will not own any common stock of our company. None of the selling stockholders has had any position, office, or material relationship with us within the past three years, except for Lloydminister Enterprises Inc. Lloydminister was a minority owner of BusinessTradeCenter. We issued the 5,000,000 shares in exchange for its interest in BusinessTradeCenter in March 2000.

-------------------------------------------------------------------------------------------- -------------------------
                                                                                               NUMBER OF SHARES OF
                                                                                                COMMON STOCK BEING
SELLING STOCKHOLDER                                                                                 REGISTERED
-------------------------------------------------------------------------------------------- -------------------------
Lloydminister Enterprises Inc.                                                                              5,000,000
-------------------------------------------------------------------------------------------- -------------------------
JK Technologies, L.L.C.                                                                                       560,000
-------------------------------------------------------------------------------------------- -------------------------
Beckstrand Investments L.L.C.                                                                                 440,000
-------------------------------------------------------------------------------------------- -------------------------
Billy K. McCoy and Susan McCoy                                                                                100,000
-------------------------------------------------------------------------------------------- -------------------------
Anthony & Company, Inc.                                                                                       107,143
-------------------------------------------------------------------------------------------- -------------------------
Net Chemistry                                                                                                  40,000
-------------------------------------------------------------------------------------------- -------------------------
TOTAL                                                                                                       6,247,143
-------------------------------------------------------------------------------------------- -------------------------

STOCK OPTIONS AND WARRANTS

         We are registering the shares issuable upon the exercise of the stock options and warrants set forth in the table below. We have agreed to bear the expenses of registering the shares issuable upon exercise of the options and warrants, but not any broker discounts or commissions incurred upon the resale of these shares.

----------------------------- ------------------ ------------- ----------------- -------------------------------------
                              NUMBER OF SHARES
                                ISSUABLE UPON      EXERCISE    EXPIRATION DATE     CONSIDERATION FOR THE OPTION OR
HOLDER                            EXERCISE          PRICE                                      WARRANT
----------------------------- ------------------ ------------- ----------------- -------------------------------------
Anthony Trejo                            50,000     $1.03          06/02/02      Services - promotion of company
----------------------------- ------------------ ------------- ----------------- -------------------------------------
Robert C. Crandall                       25,000     $1.03          06/02/02      Services - promotion of company
----------------------------- ------------------ ------------- ----------------- -------------------------------------
Wavefire Technologies                    75,000     $2.56          07/01/00      Services - computer programming and
                                                                                 system development
----------------------------- ------------------ ------------- ----------------- -------------------------------------
de Jong & Associates                     75,000     $1.20          01/01/02      Investment relations services
----------------------------- ------------------ ------------- ----------------- -------------------------------------
Gerry Richards                           30,000     $1.20          03/31/02      Investment relations services
----------------------------- ------------------ ------------- ----------------- -------------------------------------
Cardinal Securities LLC                  55,000     $5.40          02/15/05      Financial advisory services
----------------------------- ------------------ ------------- ----------------- -------------------------------------
TOTAL                                   310,000
----------------------------- ------------------ ------------- ----------------- -------------------------------------


                            DESCRIPTION OF SECURITIES

         We are authorized to issue up to 100,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, $0.10 par value per share. The following is a summary of the material provisions contained in our articles of incorporation and bylaws. You may wish to refer to our articles of incorporation and bylaws for more information. The section entitled "Available Information" in this prospectus describes how you can inspect or obtain copies of these documents. As of March 31, 2000, there were issued and outstanding 28,083,074 shares of common stock, 20,800 shares of Series C preferred stock, and 31,200 shares of Series D preferred stock. After March 31, 2000, we issued 416 additional shares of Series C preferred stock and 624 additional shares of Series D preferred stock to all of the existing holders of Series C and D preferred stock pro rata as a penalty for the late filing of this registration statement.

COMMON STOCK

         Each share of common stock has one vote with respect to all matters voted upon by the shareholders.

         Holders of common stock are entitled to receive dividends, when and if declared by our board of directors, out of company funds legally available for the payment of dividends. We have never declared a dividend on our common stock and have no present intention of declaring any dividends in the future.

         Holders of common stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon a liquidation, dissolution, or winding up of the affairs of our company, holders of the common stock will be entitled to share ratably in the assets available for distribution to such stockholders after the payment of all liabilities and any liquidation payments due to holders of preferred stock.

         All outstanding shares of common stock, and shares of common stock issuable upon conversion of the Series C and D preferred stock, when issued and paid for, will be fully paid and not liable for further call or assessment.

PREFERRED STOCK

         Our articles of incorporation authorize us to issue up to 1,000,000 shares of preferred stock, in one or more series, with such rights, preferences, qualifications, limitations, and restrictions as shall be set forth in a statement filed with the State of Arizona authorizing the issuance of such stock. We have established a Series A preferred stock consisting of 6,750 shares, a Series B preferred stock consisting of 250,000 shares, a Series C preferred stock consisting of 21,216 shares, and a Series D preferred stock consisting of 31,824 shares. No shares of Series A or Series B preferred stock are outstanding. There are 21,216 shares of Series C preferred stock and 31,824 shares of Series D preferred stock issued and outstanding.

SERIES C AND D PREFERRED STOCK

         CONVERSION OF SERIES C PREFERRED STOCK. Each share of Series C preferred stock is convertible into shares of our common stock at a price of $1.25.

         CONVERSION OF SERIES D PREFERRED STOCK. Each share of Series D preferred stock is convertible into shares of the registrant's common stock using a conversion price equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion:

         # OF SHARES OF PREFERRED STOCK X $100 = # of shares of
         -------------------------------------     common stock
         65% of average closing bid price

         There are 31,200 shares of Series D preferred stock issued and outstanding, making the aggregate dollar value of the Series D preferred shares to be converted $3,120,000. Since the maximum Conversion Price is $4.00 per share, we will be required to issue a minimum of 780,000 shares of common stock upon conversion of the Series D preferred stock.

         This prospectus covers the shares of common stock issuable upon conversion of the Series C and Series D preferred stock.

         LIQUIDATION PREFERENCE. In the event of liquidation, dissolution, or the winding up of our company, whether voluntary or involuntary, any holder of the Series C and Series D preferred stock shall be entitled to receive a distribution of $100 for each share of Series C or D preferred stock. This amount will be paid out of the assets of our company prior to any distribution of assets with respect to any other shares of capital stock.

         OPTIONAL REDEMPTION. We have the right and option to call, redeem, and acquire any or all of the shares of Series C and D preferred stock at a price equal to $110.00 per share, at any time, so long as such shares have not previously converted to common stock. Before we can do so, we must give at least 30 days' notice to the holders of the Series C and D preferred stock that provides them with the redemption date. However, the holders of the Series C and D preferred stock have the right during the 30-day period immediately following the date of the notice of redemption to convert their shares of preferred stock into common stock. If the shares are converted during this 30-day period, this call option shall be deemed not to have been exercised by us with respect to the shares so converted. The notice of redemption will require the holders to surrender to us, on or before the redemption date, to our transfer agent, the certificates representing the shares of Series C or D preferred stock to be redeemed. Even if the certificates representing the shares called for redemption have not been surrendered for redemption and cancellation on or after the redemption date, such shares shall be deemed to be expired and all rights of the holders of these shares shall cease and terminate.

         VOTING AND PREEMPTIVE RIGHTS. The holders of the Series C and D preferred stock have no voting rights except to the extent required by the Arizona Business Corporation Act, and neither the Series C or D preferred stock is entitled to any preemptive rights.

TRANSFER AGENT

         The transfer agent for our common and preferred stock is Standard Registrar & Transfer Agency, P.O. Box 14411, Albuquerque, New Mexico 87191.


                              PLAN OF DISTRIBUTION

     All or a portion of the securities offered through this prospectus by the selling stockholders may be delivered and/or sold in transactions from time to time on the over-the-counter market, in negotiated transactions, or a combination of such methods of sale. These transactions will be at market prices prevailing at the time, at prices related to such prevailing prices, or at negotiated prices. The selling stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders. The selling stockholders and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of federal securities laws. Any commissions received by such broker-dealers and any profits realized on the resale of securities by them may be deemed to be underwriting discounts and commissions under federal securities laws.

         Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders and, if they act as agent for the purchaser of the securities, from such purchaser. Broker-dealers may agree with the selling stockholders to sell a specified number of securities at a stipulated price per share. To the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, it may purchase as principal any unsold securities at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire securities as principal may then resell these securities in transactions which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. In connection with such resales broker-dealers may pay to or receive from the purchasers of these securities commissions computed as described above. To the extent required under the federal securities laws, a supplemental prospectus will be filed, disclosing

         (a) the name of any such broker-dealers;
         (b) the number of securities involved;
         (c) the price at which such securities are to be sold;
         (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;
         (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and,
         (f) other facts material to the transaction.

         Under applicable rules and regulations under federal securities laws, any person engaged in the distribution of the resale of securities may not simultaneously engage in market making activities with respect to the securities of our company for a period of two business days prior to the commencement of such distribution. In addition, the selling stockholders will be subject to applicable provisions of the federal securities laws, and the rules and regulations under these laws, including Regulation M, which provisions may limit the timing of purchases and sales of the securities by the selling stockholders.

         The selling stockholders will pay all commissions and other expenses associated with the sale of the common stock by them. The shares of common stock offered through this prospectus are being registered because of our contractual obligations with the selling stockholders, and we have paid the expenses of the preparation of this prospectus.


                         SHARES ELIGIBLE FOR FUTURE SALE

         As of March 31, 2000, the company has 28,083,074 shares of common stock, 20,800 shares of Series C preferred stock, and 31,200 shares of Series D preferred stock outstanding. Of the 28,083,074 shares of common stock, 11,809,512 shares are freely tradable without restriction and 16,273,562 shares are restricted. Of the restricted shares, 6,520,000 are held by "affiliates" of the Company. An "affiliate" of an issuer is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. An "affiliate" can sell his shares only if the shares are registered under federal securities laws or exempt from registration. The SEC's Rule 144 is a type of exemption from registration. With respect to the remaining 9,753,562 restricted shares, 7,699,087 are currently eligible for sale under Rule 144.

         In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year is entitled to sell, within any three-month period, that number of shares that does not exceed the greater of one percent of the then outstanding shares or the average weekly trading volume of the then outstanding shares during the four calendar weeks preceding each such sale. Furthermore, a person who is not deemed an "affiliate" of the company and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above.

         There are also outstanding as of March 31, 2000, options to purchase shares of common stock, 20,800 shares of Series C preferred stock, and 31,200 shares of Series D preferred stock, all of which are exercisable to purchase or convertible into shares of common stock.


                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceedings and we do not know of any proceedings that are contemplated.


                                     EXPERTS

         We have included the consolidated financial statements of the company for the period ended March 31, 1998, in reliance upon the report of Price Kong & Company, P.A., independent certified public accountants, whose report has been included in this prospectus upon the authority of that firm as experts in accounting and auditing.

         We have included the consolidated financial statements of the company for the period ended March 31, 1999, in reliance upon the report of Neff & Ricci, LLP, independent certified public accountants, whose report has been included in this prospectus upon the authority of that firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have not previously been subject to the reporting requirements under federal securities laws. We have filed with the SEC a registration statement on Form S-1 and amendments to the registration statement with respect to the securities offered through this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules that are part of the registration statement. For further information with respect to the securities, and us you should review the registration statement and the exhibits and schedules. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document that has been filed as an exhibit.

         You can inspect the registration statement, as well as the exhibits and the schedules, filed with the SEC without charge, at the office of the SEC at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. You can also obtain copies of these materials from the SEC's Public Reference Section at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at HTTP://WWW.SEC.GOV.

         We have a web site on the Internet at AutoTradeCenter.com.


                             REPORTS TO STOCKHOLDERS

         As a result of filing the registration statement, we will become subject to the reporting requirements of the federal securities laws, and will be required to file periodic reports, proxy statements, and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year, proxy statements, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.


                          INDEX TO FINANCIAL STATEMENTS

AutoTradeCenter.com Inc. and Subsidiaries:
     Consolidated Balance Sheet as of December 31, 1999 (Unaudited).......................................F-1
     Consolidated Statement of Operations for the Three and Nine Months Ended
         December 31, 1999 and 1998 (Unaudited)...........................................................F-2
     Consolidated Statement of Cash Flows for the Nine Months Ended December 31, 1999 and
         1998 (Unaudited).................................................................................F-3
     Notes to Consolidated Financial Statements as of December 31, 1999 (Unaudited).......................F-4

     Independent Auditors' Report from Neff & Ricci LLP...................................................F-8
     Independent Auditors' Report from Price Kong & Company, P.C..........................................F-9
     Consolidated Balance Sheet as of March 31, 1999 and 1998.............................................F-10
     Consolidated Income Statement for the Year Ended March 31, 1999 and From July 10, 1997
         (Inception) Through March 31, 1998...............................................................F-11
     Consolidated Statement of Changes in Stockholders' Equity from July 10, 1997 (Inception)
         Through March 31, 1998 and the Year Ended March 31, 1999.........................................F-12
     Consolidated Statement of Cash Flows for the Year Ended March 31, 1999 and From July 10, 1997
         (Inception) Through March 31, 1998...............................................................F-13
     Notes to Consolidated Financial Statements...........................................................F-14

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS
                                                                                DECEMBER 31,
                                                                                    1999              MARCH 31,
                                                                                 (UNAUDITED)             1999
                                                                             -------------------  ------------------
Current assets:
  Cash                                                                        $         555,500    $        297,752
  Accounts receivable - trade                                                         4,718,920           4,971,798
  Accounts receivable - employees and related parties                                 1,249,148             324,248
  Inventory                                                                           5,169,212           5,028,357
  Prepaid expenses and other                                                            210,515              79,153
                                                                             -------------------  ------------------
    Total current assets                                                             11,903,295          10,701,308
                                                                             -------------------  ------------------

Property and equipment, net                                                             215,939             168,444
                                                                             -------------------  ------------------

Intangible assets, net                                                                2,703,738           2,207,378
                                                                             -------------------  ------------------

    Total assets                                                              $      14,822,972    $     13,077,130
                                                                             ===================  ==================


                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable - trade                                                    $       3,832,760    $      4,198,742
  Accounts payable - employees and related parties                                            -             250,251
  Notes payable - related party                                                       5,412,285           1,902,833
  Notes payable - bank                                                                1,249,025           1,268,500
  Notes payable - other                                                                 407,920             301,000
  Accrued liabilities                                                                   200,369             269,117
                                                                             -------------------  ------------------
    Total current liabilities                                                        11,102,359           8,190,443
                                                                             -------------------  ------------------

Non-current liabilities:
  Deferred income taxes                                                                   7,010               7,010
  Long-term debt - related party                                                         48,000           1,968,613
                                                                             -------------------  ------------------
    Total non-current liabilities                                                        55,010           1,975,623
                                                                             -------------------  ------------------

Stockholders' equity:
  Convertible  preferred  stock,  Series  B;  $10.00  par  value;
    250,000  shares authorized;  47,000 issued,  27,000 and 47,000 shares
    outstanding at December 31,1999 and March 31, 1999 respectively                     213,723             372,037
  Common stock, no par value; 100,000,000 shares authorized;
    21,615,530 and 20,385,084 shares issued and outstanding
    at December 31, 1999 and March 31, 1999, respectively                             4,087,268           2,664,479
  Retained earnings (deficit)                                                          (635,388)           (125,452)
                                                                             -------------------  ------------------
    Total stockholders' equity                                                        3,665,603           2,911,064
                                                                             -------------------  ------------------

    Total liabilities and stockholders' equity                                $      14,822,972    $     13,077,130
                                                                             ===================  ==================

                 See notes to consolidated financial statements.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                                                    FOR THE THREE MONTHS                FOR THE NINE MONTHS
                                                            ENDED                              ENDED
                                                        DECEMBER 31,                       DECEMBER 31,
                                              ---------------------------------  ----------------------------------
                                                    1999             1998              1999             1998
                                              ---------------- ----------------  ----------------- ----------------

Net sales                                      $   29,101,990   $   25,853,651    $   97,750,480   $    69,600,122
Cost of sales                                      27,875,322       24,733,935        93,446,078        66,688,744
                                              ---------------- ----------------  ---------------- -----------------
    Gross profit                                    1,226,668        1,119,716         4,304,402         2,911,378
                                              ---------------- ----------------  ---------------- -----------------

Operating expenses:
  Selling                                             810,377          692,052         2,773,595         1,840,031
  General and administrative                          476,279          275,830         1,340,081           634,642
  Depreciation and amortization                        84,728            8,246           232,615            19,871
                                              ---------------- ----------------  ---------------- -----------------
Total operating expenses                            1,371,384          976,128         4,346,291         2,494,544
                                              ---------------- ----------------  ---------------- -----------------

Income (loss) from operations                        (144,716)         143,588           (41,889)          416,834
                                              ---------------- ----------------  ---------------- -----------------

Other income (expense):
  Miscellaneous                                        30,825           35,249            73,803            36,735
  Interest expense                                   (217,253)        (125,185)         (672,669)         (278,413)
                                              ---------------- ----------------  ---------------- -----------------
    Total other income (expense) - net               (186,428)         (89,936)         (598,866)         (241,678)
                                              ---------------- ----------------  ---------------- -----------------

Income (loss) before income taxes                    (331,144)          53,652          (640,755)          175,156

Income tax refund (expense)                               485          (20,564)           56,034           (65,743)
Minority interest in loss of subsidiaries              24,465                             74,785                 -
                                              ---------------- ----------------  ---------------- -----------------

Net income (loss)                              $     (306,194)  $       33,088    $     (509,936)  $       109,413
                                              ================ ================  ================ =================


Basic earnings (loss) per share                $        (0.01)  $          -      $        (0.02)  $          0.01
                                              ================ ================  ================ =================

Diluted earnings (loss) per share              $        (0.01)  $          -      $        (0.02)  $          0.01
                                              ================ ================  ================ =================


                 See notes to consolidated financial statements.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                              FOR THE NINE MONTHS ENDED
                                                                                    DECEMBER 31,
                                                                     --------------------- ---------------------
                                                                             1999                  1998
                                                                     --------------------- ---------------------
Cash flows from operating activities:
  Net income (loss)                                                   $          (509,936)  $           109,413
  Adjustments to reconcile net income (loss) to net cash provided
    by operating activities - Depreciation and amortization                       232,615                19,871
  (Increase) decrease in:
    Accounts receivable                                                          (672,022)           (2,183,327)
    Inventory                                                                    (140,855)           (2,286,421)
    Prepaid expenses and other current assets                                     (75,328)              (37,937)
    Increase (decrease) in:
    Accounts payable                                                             (616,233)            1,030,156
    Accrued liabilities                                                           (68,748)              189,266
                                                                     --------------------- ---------------------
      Net cash  provided by (used in) operating activities                     (1,850,507)           (3,158,979)
                                                                     --------------------- ---------------------

Cash flows from investing activities:
  Purchase of property and equipment                                             (128,429)             (119,974)
  Sale of property and equipment                                                   45,925                37,038
                                                                     --------------------- ---------------------
      Net cash  provided by (used in) investing activities                        (82,504)              (82,936)
                                                                     --------------------- ---------------------

Cash flows from financing activities:
  Proceeds from borrowings                                                     69,542,515             5,725,259
  Repayment of borrowings                                                     (67,551,756)           (2,720,500)
  Proceeds from issuance of common stock                                          200,000
  Proceeds from issuance of preferred stock                                             -               377,669
                                                                     --------------------- ---------------------
      Net cash  provided by financings activities                               2,190,759             3,382,428
                                                                     --------------------- ---------------------

Net change in cash                                                                257,748               140,513

Beginning cash balance                                                            297,752                     -
                                                                     --------------------- ---------------------

Ending cash balance                                                   $           555,500   $           140,513
                                                                     ===================== =====================
Supplemental disclosures:
  Interest paid                                                       $           672,669   $           278,413
                                                                     ===================== =====================

  Income taxes paid                                                   $             3,000   $            65,370
                                                                     ===================== =====================

  Issuance of common stock for goodwill                               $           749,990   $                 -
                                                                     ===================== =====================

                 See notes to consolidated financial statements.

ITEM 1. FINANCIAL STATEMENTS

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                   (UNAUDITED)


UNAUDITED FINANCIAL STATEMENTS

     The unaudited financial statements and related notes to the financial statements presented herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying financial statements should be read in conjunction with such financial statements and notes thereto.

In the opinion of management, all adjustments, consisting only of normal recurring adjustments, that are necessary for a fair presentation of operating results for the interim period presented, have been made.


LONG-TERM DEBT AND NOTES PAYABLE

Long-term debt and notes payable consists of the following:

                                                                 December 31,                 March 31,
                                                                     1999                        1999
                                                                     ----                        ----
RELATED PARTY AND AFFILIATES:
-----------------------------
  *  Notes  payable  to  officer,   12%  interest
     payable    monthly,     collateralized    by
     inventory,  due January 15,  1999,  November
     17, 1999,  December  22,  1999,  February 3,
     2000   and   30   day    renewable    terms,
     subordinated  to  senior  debt  (see  1.<F1>
     2.<F2> and 7.<F7> below)                                    $ 1,152,000                 $ 852,000
  *  Note   payable  to  officer,   12%  interest
     payable    monthly,     collateralized    by
     inventory, due October 1, 1999, subordinated
     to senior debt (see 2.<F2> below)                                50,000                    50,000
  *  Notes payable to an entity controlled by two
     officers and  directors of the Company,  12%
     interest payable monthly,  collateralized by
     inventory,  due October 30,  1998,  December
     15,  1998,  October 11,  1999,  December 22,
     1999, February 3, 2000, April 1, 2000 and 30
     day renewable terms,  subordinated to senior
     debt (see 2.<F2> and 7.<F7> below)                            2,642,500                   717,500
  *  Note payable to an entity  controlled by two
     officers and  directors of the Company,  12%
     interest payable monthly,  collateralized by
     inventory,  due  May  13,  2000  and  30 day
     renewable terms, subordinated to senior debt                    300,000                         0
  *  Note payable to a  shareholder  of an entity
     acquired  by  the  Company,   12%  interest,
     principal and interest payable monthly,  due
     October 1, 2000                                                       0                   425,000
  *  Note payable to an entity  controlled by two
     officers of ANET-NM,  15%  interest  payable
     monthly, due June 30, 2000,  subordinated to
     senior debt (see 3.<F3> below)                                  174,116                   198,116
  *  Note  payable to an officer of ANET-NM,  15%
     interest  payable  monthly,  June 30,  2000,
     subordinated  to  senior  debt  (see  3.<F3>
     below)                                                          118,409                   123,084
  *  Note  payable  to an entity  that is a major
     shareholder  of the  Company,  12%  interest
     payable  monthly,  due  April 1,  2000  (see
     4.<F4> below)                                                         0                 1,500,246
  *  Notes   payable   to   officers   and  major
     shareholders, 12% interest


                                       F-4

ITEM 1. FINANCIAL STATEMENTS

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                   (UNAUDITED)




                                                                 December 31,                 March 31,
                                                                     1999                        1999
                                                                     ----                        ----
RELATED PARTY AND AFFILIATES:
-----------------------------
     payable  quarterly,   due  March  31,  2001,
     convertible into stock of subsidiary                             48,000                     5,500
   * $1,572,000  line  of  credit  to  an  entity
     controlled  by three  officers  of  ANET-NW,
     interest   at  prime   plus  6%   (currently
     14.25%), secured by all accounts receivable,
     inventory,  and furniture and equipment, due
     July 14, 2000                                                   913,260                         0
   * Notes payable to related party, 15% interest
     payable monthly, due on demand.                                  17,000                         0
   * Note payable to related party,  15% interest
     payable monthly, due on demand.                                  45,000                         0
                                                                   ---------                 ---------
                                                                   5,460,285                 3,871,446
                                                                   ---------                 ---------
BANK:
-----
*  $3,000,000 revolving line of credit, 1.5% over
   prime, secured  by  all  accounts  receivable,
   inventory, equipment and certain  intangibles,
   partially guaranteed  by three  officers,  due
   March 31, 2000 (see 5.<F5> below)                               1,249,025                 1,268,500
                                                                   ---------                 ---------
                                                                   1,249,025                 1,268,500
                                                                   ---------                 ---------
OTHER:
------
*  Note payable to an unrelated third party,  12%
   interest payable monthly, due November 4, 1999
   and 30 day renewable terms                                        207,920                         0
*  Note payable to an unrelated third party,  12%
   interest  payable upon maturity, due September
   10, 2000 (see 6.<F6> below)                                       200,000                         0
*  Note payable to an unrelated third party,  12%
   interest  payable  monthly, due  September 22,
   1999                                                                    0                   301,000
                                                                   ---------                 ---------
                                                                     407,920                   301,000
                                                                   ---------                 ---------

Total long-term debt and notes payable                             7,117,230                 5,440,946
                                                                   ---------                 ---------

Less current portion of long-term debt and notes payable:
         Related party and affiliates                              5,412,285                 1,902,833
         Bank                                                      1,249,025                 1,268,500
         Other                                                       407,920                   301,000
                                                                   ---------                 ---------
         Total current portion of long-term debt
           and notes payable                                       7,069,230                 3,472,333
                                                                   ---------                 ---------
Total long-term debt                                              $   48,000               $ 1,968,613
                                                                  ==========                 =========

<F1>
1. A note in the amount of $300,000 is convertible, at the option of note holder, into shares of the Company's common stock at a conversion price of $0.10 per share. The option expires 30 days after the term of the note.
<F2>
2. Various notes maturing during the year were extended by mutual agreement and not paid when they became due.
<F3>
3. The note is convertible at any time into shares of the Company's common stock at the bid price of the common stock at date of conversion.
<F4>
4. The note is convertible, prior to acceptance of payment in full of the outstanding balance, into shares of the Company's common stock at a conversion price of $1.03 per share.
<F5>
5. Subject to the bank's approval, the loan may be increased to the lessor of 85% of the eligible accounts receivable or $3 million. In addition, the loan requires net income and equity limits be met and limits capital expenditures, officers' pay and additional indebtedness.

                                       F-5



                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                   (UNAUDITED)


<F6>
6. The note is convertible, prior to acceptance of payment in full of the outstanding balance, into 30% of the outstanding shares of common stock of BusinessTradeCenter.com Inc. on a fully diluted basis.
<F7>
7. The note due February 3, 2000 was also extended by mutual agreement and not paid when due.


   All long-term debt in the amount of $48,000 at December 31, 1999 matures during the year ending March 31, 2001.

STOCKHOLDERS' EQUITY

     In April 1999, 100,000 options were exercised for 100,000 shares of common stock at $2.00 per share. In December 1999, a note payable to the former shareholders of Walden Remarketing was converted into 314,475 shares of common stock at $1.00 per share. During this quarter 20,000 shares of the 47,000 Series B convertible preferred shares issued were converted into 315,971 shares of common stock.

BUSINESS ACQUISITIONS

AUTO NETWORK GROUP NORTHWEST, INC.

     On July 20, 1999, the Company acquired 100% of Auto Network Group Northwest, Inc., an Oregon corporation, by issuing the shareholders of Auto Network Group Northwest a total of 500,000 shares of restricted common stock valued at $1.50 per share. All shares are held in escrow and are subject to the following events:

1. 83,333 shares are subject to forfeiture if the pre-tax earnings of Auto Network Group Northwest for the year ended March 31, 2000 are less than $30,000. If pre-tax earnings are between $30,000 and $50,000 a pro-rata amount of shares shall be issued and the balance shall be forfeited.
2. 166,667 shares are subject to forfeiture if the pre-tax earnings of Auto Network Group Northwest for the year ended March 31, 2001 are less than $50,000. If pre-tax earnings are between $50,000 and $100,000 a pro-rata amount of shares shall be issued and the balance shall be forfeited.
3. 250,000 shares are subject to forfeiture if the pre-tax earnings of Auto Network Group Northwest for the year ended March 31, 2002 are less than $75,000. If pre-tax earnings are between $75,000 and $150,000 a pro-rata amount of shares shall be issued and the balance shall be forfeited.

     In addition, the former shareholders of Auto Network Group Northwest may earn options to purchase restricted shares of our common stock at the rate of 5 options for every dollar of pre-tax earnings of Auto Network Group Northwest in excess of $30,000 for the period ending March 31, 2000; $100,000 for the year ended March 31, 2001; and, $150,000 for the year ended March 31, 2002. The options are to be exercisable for a period of 3 years from date of grant at the bid price of our common stock as of April 1, 2000, 2001 or 2002, respectively. These options shall be priced at the closing bid price of the Company's common stock on April 1 following the March 31 year end.


RELATED PARTY TRANSACTIONS

     The Company entered into the following loan transactions with related parties as follows:
     * On July 20, 1999, Cascade Funding Group, LLC, an entity owned by three officers of Auto Network Group Northwest, Inc., entered into a line of credit financing with the Company for $1,572,000, prime rate interest plus 6%, interest payable monthly, due July 14, 2000.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1999
                                   (UNAUDITED)


     * On August 3, 1999 and on December 27, 1999, Pinnacle Financial, an entity owned by two officers and directors, loaned the Company $50,000 and $175,000 respectively, 12% interest payable monthly, due February 3, 2000 and 30 day renewable terms. The $175,000 note was paid on January 12, 2000. The $50,000 note was extended by mutual agreement and not paid when due.

     * On August 3, 1999, an officer and director loaned the Company $200,000, 12% interest payable monthly, due February 3, 2000 and 30 day renewable terms.

     * On August 13, 1999, MDM Investments, an entity owned by two officers and directors, loaned the Company $160,000, 12% payable monthly, due August 13, 2000 and 30 day renewable terms. This note has been repaid on October 14, 1999. On November 1, 1999, MDM loaned the Company $300,000, 12% payable monthly, due May 13, 2000 and 30 day renewable terms.

     * On November 4 and November 9,1999, Susan Gollins loaned the Company $12,000 and $5,000 respectively, 15% interest payable monthly, due on demand.

     * On November 4, 1999, Darlene Burton loaned the Company $45,000, 15% interest payable monthly, due on demand.

                            AUTOTRADECENTER.COM INC.
                                       AND
                                  SUBSIDIARIES



                              FINANCIAL STATEMENTS



                        FOR THE YEAR ENDED MARCH 31, 1999
                                       AND
              FROM JULY 10, 1997 (INCEPTION) THROUGH MARCH 31, 1998

NEFF & RICCI LLP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS
7001 PROSPECT PLACE NE
ALBUQUERQUE, NM  87110




                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
AutoTradeCenter.com, Inc. and Subsidiaries


We have audited the consolidated balance sheet of AutoTradeCenter.com, Inc. and Subsidiaries as of March 31, 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of AutoTradeCenter.com, Inc. and Subsidiaries' management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of AutoTradeCenter.com, Inc. and Subsidiaries as of March 31, 1998, were audited by other auditors whose report dated August 6, 1998, expressed an unqualified opinion on those statements, except for Note J as it relates to the prior period pro forma information.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1999 financial statements referred to above present fairly, in all material respects, the consolidated financial position of AutoTradeCenter.com, Inc. and Subsidiaries as of March 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/Neff & Ricci LLP
Albuquerque, New Mexico
June 14, 1999

                   [Letterhead of Price Kond & Company, P.A.]

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Auto Network USA, Inc.


We have audited the accompanying balance sheet of Auto Network USA, Inc. an Arizona corporation as of March 31, 1998, and the related statements of income, stockholders' equity, and cash flows for the period from inception (July 10, 1997) to March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Auto Network USA, Inc. as of March 31, 1998, and the results of its operations and its cash flows for the initial period then ended in conformity with generally accepted accounting principles.


/s/ Price Kong & Co.

Price Kong & Company, P.A.,
Phoenix, Arizona

August 6, 1998


                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS
                                                                                          MARCH 31,
                                                                              =================================
                                                                                    1999             1998
                                                                              ================ ================
Current assets:
  Cash                                                                         $      297,752   $            -
  Accounts receivable - trade                                                       4,971,798        1,667,801
  Accounts receivable - employees and related parties                                 324,248           37,522
  Inventory                                                                         5,028,357        2,182,898
  Prepaid expenses and other                                                           79,153            5,000
                                                                              ---------------- ----------------
     Total current assets                                                          10,701,308        3,893,221
                                                                              ---------------- ----------------

Property and equipment, net                                                           168,444           53,948
                                                                              ---------------- ----------------

Intangible assets, net                                                              2,207,378           14,676
                                                                              ---------------- ----------------

Total assets                                                                   $   13,077,130   $    3,961,845
                                                                              ================ ================


                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable - trade                                                     $    4,198,742   $    1,888,521
  Accounts payable - employees and related parties                                    250,251           27,499
  Notes payable - related party                                                     1,902,833          682,000
  Notes payable - bank                                                              1,268,500                -
  Notes payable - other                                                               301,000                -
  Accrued liabilities                                                                 269,117           89,492
                                                                              ---------------- ----------------
     Total current liabilities                                                      8,190,443        2,687,512
                                                                              ---------------- ----------------

Non-current liabilities:
  Deferred income taxes                                                                 7,010            3,465
  Long-term debt - related party                                                    1,968,613          150,000
  Long-term debt - other                                                                    -          381,000
                                                                              ---------------- ----------------
     Total non-current liabilities                                                  1,975,623          534,465
                                                                              ---------------- ----------------

Commitments and contingencies

Stockholders' equity:
  Convertible preferred stock, Series A; $0.10 par value;
     750,000 shares authorized; 6,750 issued,  3,848 shares
     outstanding in 1998                                                                    -          382,251
  Convertible preferred stock, Series B; $10.00 par value;
     250,000 shares authorized; 47,000 issued and
     outstanding in 1999                                                              372,037                -
  Common stock, no par value; 100,000,000 shares authorized;
     20,385,084 and 13,226,622 shares issued and outstanding
     in 1999 and 1998, respectively                                                 2,664,479          345,233
  Retained earnings (deficit)                                                        (125,452)          12,384
                                                                              ---------------- ----------------
   Total stockholders' equity                                                       2,911,064          739,868
                                                                              ---------------- ----------------
     Total liabilities and stockholders' equity                                $   13,077,130   $    3,961,845
                                                                              ================ ================

                See notes to consolidated financial statements.



                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                          CONSOLIDATED INCOME STATEMENT

                                                                                   FROM JULY 10,
                                                                                       1997
                                                                                    (INCEPTION)
                                                               FOR THE YEAR           THROUGH
                                                               ENDED MARCH           MARCH 31,
                                                                 31, 1999              1998
                                                             =================   ==================



Net sales                                                     $    97,665,410     $     31,581,117
Cost of sales                                                      93,388,836           30,280,247
                                                             -----------------   ------------------
  Gross profit                                                      4,276,574            1,300,870
                                                             -----------------   ------------------

Operating expenses:
  Selling                                                           2,772,192              905,303
  General and administrative                                          958,611              274,388
  Depreciation and amortization                                        27,858                3,429
                                                             -----------------   ------------------
   Total operating expenses                                         3,758,661            1,183,120
                                                             -----------------   ------------------

Income from operations                                                517,913              117,750
                                                             -----------------   ------------------

Other income (expense):
  Miscellaneous                                                        70,686               12,553
  Interest expense                                                   (416,779)            (114,404)
                                                             -----------------   ------------------
Total other income (expense) - net                                   (346,093)            (101,851)
                                                             -----------------   ------------------

Income before income taxes                                            171,820               15,899

Income tax expense                                                     56,579                3,515
                                                             -----------------   ------------------

Net income                                                    $       115,241     $         12,384
                                                             =================   ==================


Basic earnings per share                                      $          0.01     $           0.00
                                                             =================   ==================

Diluted earnings per share                                    $          0.01     $           0.00
                                                             =================   ==================







                See notes to consolidated financial statements.


                                      F-12

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                         FROM JULY 10, 1997 (INCEPTION)
            THROUGH MARCH 31, 1998 AND THE YEAR ENDED MARCH 31, 1999

                                    SERIES A, CONVERTIBLE   SERIES B, CONVERTIBLE
                                       PREFERRED STOCK         PREFERRED STOCK           COMMON STOCK       RETAINED
                                   -----------------------  ---------------------    ---------------------  EARNINGS
                                     SHARES      AMOUNT       SHARES     AMOUNT       SHARES       AMOUNT   (DEFICIT)     TOTAL
                                     ------      ------      --------------------     ------       ------   ---------     -----

Beginning balance, July 10,
  1997 (inception) -
  Issued common stock to
  founders                                                                          9,000,000  $   30,000             $     30,000

December 1997 - Issued
  common stock
  pursuant to Rule 504 of
  Regulation D                                                                      1,002,500      25,062                   25,062

February 1998 - Issued
  convertible
  Series A preferred stock              6,750    $ 675,000                                                                 675,000

March 1998 - converted
  preferred shares
  into common shares: 1,111 to 1       (2,902)    (290,171)                         3,224,122     290,171                        -

Preferred stock offering costs                      (2,578)                                                                  (2,578)

Net income from July 10,1997
  (inception)
  through March 31, 1998                                                                                   $  12,384        12,384
                                    ----------  -----------  -------------------  ------------------------ ---------- -------------
Balance - March 31, 1998                3,848      382,251         -          -    13,226,622     345,233     12,384       739,868

June 1998 - Issued common
  shares under
  goodwill agreement                                                                  266,667      53,333                   53,333

August 1998 - Issued common
  shares for purchase
  of subsidiary                                                                       300,000      47,814                   47,814

November 1998 - Issued
  convertible
  Series B preferred stock                                    35,000   $281,242                                            281,242

December 1998 - Issued
  convertible
  Series B preferred stock                                    12,000     90,795                                             90,795

Affect of constructive dividend
  on convertible Series B
  preferred stock                                                                           -     253,077   (253,077)            -

March 1999 - converted
  preferred shares
  into common shares: 1,111 to 1       (3,848)    (382,251)                         4,275,128     382,251                        -

March 1999 - Issued common
  shares under
  goodwill agreement                                                                  266,667      53,333                   53,333

March 1999 - Issued common
  shares for purchase
  of subsidiary                                                                     2,050,000   1,450,000                1,450,000

Fair value of stock options
  granted for the year ended
  March 31, 1999                                                                            -      79,438                   79,438

Net income for the year ended
  March 31, 1999                                                                                             115,241       115,241
                                    ----------  -----------  -------------------  ------------------------ ---------- -------------
Balance - March 31, 1999                    -    $       -    47,000   $372,037    20,385,084  $2,664,479  $ 125,452  $  2,911,064
                                    ==========  ===========  ===================  ======================== ========== =============


                See notes to consolidated financial statements.



                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                                       FROM JULY 10,
                                                                                  FOR THE YEAR       1997 (INCEPTION)
                                                                                  ENDED MARCH         THROUGH MARCH
                                                                                    31, 1999             31, 1998


                                                                               ------------------   -------------------
Cash flows from operating activities:
  Net income                                                                    $        115,241     $          12,384
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization                                                       27,858                 3,429
      Stock options issued for services                                                   23,083                     -
 (Increase) decrease in:
    Accounts receivable                                                               (3,492,114)           (1,705,323)
    Inventory                                                                         (2,845,459)           (2,182,898)
    Prepaid expenses and other current assets                                            (70,906)              (17,700)
  Increase (decrease) in:
    Accounts payable                                                                   2,448,261             1,916,020
    Accrued liabilities                                                                   95,445                89,491
    Deferred income taxes                                                                  3,545                 3,465
                                                                               ------------------   -------------------
      Net cash  provided by (used in) operating activities                            (3,695,046)           (1,881,132)
                                                                               ------------------   -------------------

Cash flows from investing activities:
  Purchase of property and equipment                                                    (158,287)              (57,225)
  Sale of property and equipment                                                          56,277                     -
  Investment in other assets                                                                (605)               (2,128)
  Net cash paid for acquisitions                                                         (79,570)                    -
                                                                               ------------------   -------------------
      Net cash  provided by (used in) investing activities                              (182,185)              (59,353)
                                                                               ------------------   -------------------

Cash flows from financing activities:
  Proceeds from borrowings                                                             6,771,533             1,601,000
  Repayment of borrowings                                                             (4,185,500)             (769,000)
  Proceeds from long-term debt                                                         1,216,913               381,000
  Proceeds from issuance of convertible preferred stock                                  372,037               672,422
  Proceeds from issuance of common stock                                                       -                55,063
                                                                               ------------------   -------------------
      Net cash  provided by financings activities                                      4,174,983             1,940,485
                                                                               ------------------   -------------------

Net change in cash                                                                       297,752                     -

Beginning cash balance                                                                         -                     -
                                                                               ------------------   -------------------

Ending cash balance                                                             $        297,752     $               -
                                                                               ==================   ===================

Supplemental disclosures:
  Interest paid                                                                 $        355,006     $         107,960
                                                                               ==================   ===================

  Income taxes paid                                                             $         73,527     $               -
                                                                               ==================   ===================






                 See notes to consolidated financial statements.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCORPORATION AND NATURE OF BUSINESS

         AutoTradeCenter.com Inc. ("the Company") was incorporated pursuant to the laws of the State of Arizona on July 10, 1997 and began operations on September 22, 1997. In December 1998, the Company changed its name from Auto Network USA, Inc. to Auto Network Group, Inc. In March 1999 the Company again changed its name to AutoTradeCenter.com Inc. to more properly reflect its future direction as an internet based wholesaler of used automobiles. The wholesale automobile business principally involves activities related to redistributing used vehicles, typically acquired from franchised and independent auto dealers, lessors, banks and other finance companies and reselling them to other used-car dealers. The Company provides this service either as a fee-based service or as a principal to the transaction. As a principal, the Company takes title to the vehicle being redistributed.

         The Company performs these services through independent wholesale brokers. Each broker buys and sells in the name of the Company. Currently, the Company has adopted two methods of compensating each broker. Under the first arrangement, which is used in most cases, the broker retains the profit and loss in excess of a fixed fee charged by the Company for the services it provides to the brokers. Under the second arrangement, the Company and the broker share the profit and loss in accordance with negotiated percentage splits.

         AutoTradeCenter.com Inc. stock is traded on the NASD Bulletin Board under the symbol AUTC. The Company is not required, and has not voluntarily elected to become, a reporting entity and therefore, has not filed Forms 10K, 10Q and other information documents with the Securities and Exchange Commission.

PRINCIPLES OF CONSOLIDATION

         The  consolidated  financial  statements  include  the  accounts of the
Company and its wholly owned subsidiaries: Auto Network Group of New Mexico, Inc. ("ANET-NM"), Pinnacle Dealer Services, Inc., and Walden Remarketing Services, Inc. ("Walden Remarketing"), and its 55% owned subsidiary BusinessTradeCenter.com Inc. ("BTC"). All material intercompany accounts and transactions have been eliminated.

RECLASSIFICATIONS

         Certain prior period amounts have been reclassified to conform to the current year presentation.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, disclosures at the date of the financial statements and reported

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

CASH AND CASH ITEMS

         Cash and cash items include all highly liquid debt instruments purchased with a maturity of three months or less at the date of acquisition. At times, cash balances held at financial institutions were in excess of federally insured limits.

INVENTORY

         Inventory consists entirely of used vehicles that are stated at the lower of cost or market. The cost of used vehicles is determined on a specific identification basis. The cost of each vehicle includes the purchase price plus transportation and reconditioning expenses. The Company reduces the carrying value of each vehicle if the total cost exceeds the net realizable value of the vehicle.

DEPRECIATION METHOD

         Equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the assets estimated useful lives ranging from 3 to 10 years.

AMORTIZATION OF INTANGIBLES

         Goodwill and other intangibles are amortized on a straight-line basis over periods ranging up to 10 years. The Company periodically assesses the recoverability of the cost of its goodwill based upon a review of projected undiscounted cash flows of the related operating entity. These cash flow estimates are prepared and reviewed by management in connection with the Company's annual long-range planning process. As of March 31, 1999, there had been no write down of goodwill.

REVENUE RECOGNITION

         Revenue and the corresponding cost of the sale is recognized when vehicles are sold to customers evidenced by a sale and a purchase order, respectively. The Company pays for the vehicle and receives payment from its customers when the vehicle title is presented. It is not unusual for a title to lag several days behind the recordation of the vehicle purchase and physical delivery; correspondingly, a vehicle may be sold and delivered to a customer prior to the delivery of the title and the receipt of cash.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EARNINGS PER SHARE

         Basic earnings per share have been computed based on the weighted average number of common shares outstanding. Diluted earnings per share reflects the increase in average common shares outstanding that would result from the assumed exercise of outstanding stock options and the assumed conversion of debt and preferred stock.

VALUATION OF STOCK OPTIONS

         The Company uses the intrinsic value method for valuing stock options issued to employees. The Company uses the fair value of goods or services received or the fair value of the options or warrants issued, whichever is more readily measurable, to determine the expense to record for options or warrants issued to non-employees. Such amounts were not material in 1998.

INCOME TAXES

         The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based upon the difference between financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

SEGMENT REPORTING

         The Company is required to report information about operating segments in and related disclosures about products and services, geographic areas and major customers. The Company currently has only one operating segment.

NOTE B - ACCOUNTS RECEIVABLE


Accounts receivable consist of the following:

                                                                                      March 31,
                                                                            ------------------------------
                                                                               1999               1998
                                                                               ----                ----


       Trade accounts receivable                                           $5,061,853           $1,667,801

       Due from employees and independent wholesale brokers                   324,248                  -0-

       Related party                                                              -0-               37,522
                                                                            ---------            ---------
                                                                            5,386,101            1,705,323
       Allowance for doubtful accounts                                         90,055                  -0-
                                                                            ---------            ---------
       Total                                                               $5,296,046           $1,705,323
                                                                            =========            =========


         The related party account receivable at March 31, 1998 arose from transactions with Scottsdale Car Company. The receivable was paid in the subsequent fiscal period.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


                                                                                          March 31,
                                                                               -----------------------------

       CATEGORY                               Life/Method                         1999             1998
       --------                               -----------                         ----             ----

       Computers and equipment                3 years/SL                        $ 40,490          $25,207
       Software/systems design               10 years/SL                           9,509              -0-
       Vehicles                               3 years/SL                          80,442            6,678
       Furniture and fixtures                 7 years/SL                          46,021            8,712
       Leasehold improvements                 5 years/SL                          16,628           16,628
                                                                                --------           ------
                                                                                 193,090           57,225
       Less allowance for depreciation                                            24,646            3,277
                                                                                --------           ------
                                                                                $168,444          $53,948
                                                                                 =======           ======



NOTE D - INTANGIBLE ASSETS

Intangible assets consist of the following:


                                                                                   March 31,
                                                                          --------------------------

                                                                             1999              1998
                                                                             ----              ----

       Goodwill                                                           $2,139,862           $   -0-
       Other                                                                  71,788            14,828
                                                                           ---------            ------
                                                                           2,211,650            14,828
       Less accumulated amortization                                           4,272               152
                                                                           ---------            ------
                                                                          $2,207,388           $14,676
                                                                           =========            ======




NOTE E - LONG-TERM DEBT AND NOTES PAYABLE

Long-term debt and notes payable consists of the following:


                                                                                                   March 31,
                                                                                          --------------------------
RELATED PARTY AND AFFILIATES:                                                                 1999           1998
-----------------------------                                                                 ----           ----

      *  Notes payable to officer, 12% interest payable monthly, collateralized by inventory, due January 15, 1999, November 17, 1999 and 30 day
         renewable terms, subordinated to senior debt (see 1.<F1> and 2.<F2> below)

                                                                                          $  852,000      $ 552,000

      *  Note payable to officer, 12% interest payable monthly, collateralized
         by inventory, due October 1, 1999, subordinated to senior debt                       50,000            -0-

      *  Notes payable to an entity controlled by two officers and directors of the Company, 12% interest payable monthly, collateralized by inventory, due December 15, 1998, October 11, 1999 and 30 day renewable terms,
         subordinated to senior debt (see 2.<F2> below)                                      717,500        200,000

      *  Note payable to an entity owned by an wholesale broker that buys and sells vehicles for the Company, 12% interest payable monthly, due on
         demand                                                                                  -0-         80,000

      *  Note payable to a shareholder of an entity acquired by the Company,



                                      F-18

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999


                                                                                                   March 31,
                                                                                          --------------------------
RELATED PARTY AND AFFILIATES:                                                                 1999           1998
-----------------------------                                                                 ----           ----

         12% interest, principal and interest payable monthly, due October 1,
         2000                                                                                425,000            -0-

     *   Note payable to an entity controlled by two officers of ANET-NM, 15%
         interest payable monthly, due June 30, 2000, subordinated to senior
         debt (see 3.<F3> below)                                                             198,116            -0-

      *  Note payable to an officer of ANET-NM, 15% interest payable monthly,
         due upon 30 days notice, subordinated to senior debt                                123,084            -0-

      *  Note payable to an entity that is a major shareholder of the Company,
         12% interest payable monthly, due April 1, 2000 (see 4.<F4> below)                1,500,246            -0-

      *  Notes payable to officers and major shareholders, 12% interest payable
         quarterly, due March 31, 2001, convertible into stock of subsidiary                   5,500            -0-
                                                                                           ---------        -------
                                                                                           3,871,446        832,000

BANK:

      *  $3,000,000 revolving line of credit, 1.5% over prime, secured by all accounts receivable, inventory, equipment and certain intangibles, partially guaranteed by three officers, due March 31, 2000 (see 5.<F5>
         below)                                                                            1,268,500            -0-

OTHER:

      *  Note payable to an unrelated third party, 12% interest payable monthly,
         due September 22, 1999                                                              301,000        381,000
                                                                                           ---------       --------

Total long-term debt and notes payable                                                     5,440,946      1,213,000
                                                                                           ---------      ---------

Less current portion of long-term debt and notes payable:
        Related party and affiliates                                                       1,902,833        682,000
        Bank                                                                               1,268,500            -0-
        Other                                                                                301,000            -0-
                                                                                           ---------      ---------
        Total current portion of long-term debt and notes payable                          3,472,333        682,000
                                                                                           ---------      ---------
Total long-term debt                                                                      $1,968,613      $ 531,000
                                                                                           =========        =======

<F1>
      1. A note in the amount of $300,000 is convertible, at the option of note holder, into shares of the Company's common stock at a conversion price of $0.10 per share. The option expires 30 days after the term of the note.
<F2>
      2. Various notes maturing during the year were extended by mutual agreement and not paid when they became due.

<F3>
      3. The note is convertible at any time into shares of the Company's common stock at the bid price of the common stock at date of conversion.
<F4>
      4. The note is convertible, prior to acceptance of payment in full of the outstanding balance, into shares of the Company's common stock at a conversion price of $1.03 per share.
<F5>
      5. Subject to the bank's approval, the loan may be increased to the lessor of 85% of the eligible accounts receivable or $3 million. In addition, the loan requires net income and equity limits be met and limits capital expenditures, officers' pay and additional indebtedness.



All long-term debt in the amount of $1,968,613 at March 31, 1999 matures during the year ending March 31, 2001.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE F - FAIR VALUE OF FINANCIAL INSTRUMENTS

         The methods and assumptions used to estimate the fair value of each class of financial instrument are as follows:

CASH AND CASH EQUIVALENTS, RECEIVABLES, AND ACCOUNTS PAYABLE

         The carrying amount approximate fair value because of the short-term maturity of these instruments.

LONG-TERM DEBT (INCLUDING AMOUNTS DUE WITHIN ONE YEAR)

         The fair value of long-term debt was based upon market prices where available or current borrowing rates available for financing with similar terms and maturities.



                                                                         March 31,
                                            -----------------------------------------------------------------------

                                                           1999                                  1998
                                              ----------------------------           ----------------------------
                                              FAIR VALUE    CARRYING VALUE           FAIR VALUE    CARRYING VALUE
                                              ----------    --------------           ----------    --------------
Cash and cash equivalents                    $   297,752       $   297,752          $       -0-        $      -0-
Long-term debt (including amounts due
 within one year)                              5,440,946         5,440,946            1,213,000         1,213,000




NOTE G - INCOME TAXES

         The Company's effective tax rate approximates the statutory tax rate. The components of income tax expense are as follows:


                                                                                     March 31,
                                                                      -----------------------------------
                                                                             1999                1998
                                                                             ----                ----
Currently payable:
         Federal                                                            $43,564         $     -0-
         State                                                                9,470                50
                                                                            -------           -------
             Total currently payable                                         53,034                50
                                                                             ------           -------
Deferred:
         Federal                                                              3,154             1,951
         State                                                                  391             1,514
                                                                            -------             -----

             Total deferred                                                   3,545             3,465
                                                                             ------             -----

                  Total                                                     $56,579            $3,515
                                                                             ======             =====


         The deferred tax liabilities relate primarily to the temporary differences resulting from differences between book and tax depreciation.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE H - EARNINGS PER SHARE

         Basic earnings per common share are based on the weighted average number of common shares outstanding in each year. Diluted earnings per common share assume that any dilutive convertible preferred shares and convertible debt outstanding during each year were converted at the first available conversion date, with related interest and outstanding common shares adjusted accordingly. It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options and warrants for which market price exceeds exercise price.

         The computation of basic and dilutive earnings per common share is as follows:


                                                                                                  From July 10, 1997
                                                                            Year ended           (inception) Through
                                                                          MARCH 31, 1999            MARCH 31, 1998
                                                                          --------------           ---------------
        Income available to common stockholders:
          Basic                                                               $115,241                 $12,384
          Effect of dilutive securities - convertible debt                      68,573                   5,914
                                                                               -------                   -----
          Diluted                                                             $183,814                 $18,298
                                                                               =======                  ======
       ------------------------------------------------------------------------------------------------------------
        Weighted average number of common shares outstanding - basic        13,726,397               9,844,084
        Conversion of Series A preferred stock                               4,181,427               1,978,270
        Conversion of Series B preferred stock                                 388,235                     -0-
        Exercise of stock options                                              167,260                  22,105
        Exercise of warrants                                                   844,655                 449,955
        Conversion of debt                                                   3,518,771               1,184,211
                                                                             ---------               ---------
        Weighted average number of common shares outstanding - diluted      22,826,745              13,478,625

       ------------------------------------------------------------------------------------------------------------
        Earnings per common share:
           Basic                                                                 $0.01                   $0.00
                                                                                  ====                    ====
           Diluted                                                               $0.01                   $0.00
                                                                                  ====                    ====


         As described in Notes E, J and K, the Company has convertible debt, contingently issuable stock, options, warrants and convertible preferred stock. This potential common stock has been included in the earnings per share calculations.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999


NOTE I - OPERATING LEASES

         The Company leases its facility in Scottsdale, Arizona from an unrelated third party under an operating lease expiring September 30, 2002. As more fully explained in Note J, the Company opened a facility in Albuquerque, New Mexico on June 1, 1998 and entered into an operating lease with a related party expiring on May 31, 1999. Both of these leases require the Company to pay all maintenance, insurance, and taxes on the leased property. The following schedule shows the future minimum lease payments required by year under the operating leases:


Year ending March 31,              2000                          $167,312
                                   2001                           165,762
                                   2002                           166,812
                                   2003                            83,631
                                                                 --------
                                                                 $583,517
                                                                  =======

         The Company sub-leases a portion of its Scottsdale facility to an independent third party on a monthly basis for $2,000 per month. Rental expense was $195,312 and $75,860 for the year ended March 31, 1999 and the period ending March 31, 1998, respectively.


NOTE J - BUSINESS ACQUISITIONS

AUTO NETWORK GROUP OF NEW MEXICO, INC. ("ANET-NM")

         On June 1, 1998, the Company entered into a Purchase of Goodwill Agreement with JBS, LLC, an entity whose members comprise the management team of ANET-NM. In consideration for the goodwill which ANET-NM is receiving from JBS, JBS was granted a total of 800,000 restricted shares of the Company's common stock valued at $.20 per share as follows: 266,667 shares issued upon execution of the Agreement, held in escrow, and subject to forfeiture if ANET-NM is not doing business as of June 1, 1999 (see Note N); 266,667 shares to be earned for the period June 1, 1998 through March 31, 1999 if pre-tax earnings of ANET-NM are at least $60,000; and 266,666 shares to be earned for the period April 1, 1999 through March 31, 2000 if pre-tax earnings of ANET-NM are at least $120,000. In addition, JBS may earn options to purchase restricted shares of the Company's common stock at the rate of 5 options for every dollar of pre-tax earnings of ANET-NM in excess of $60,000 for the period ending March 31, 1999, and 5 options for every dollar of pre-tax earnings of ANET-NM in excess of $120,000 for the year ended March 31, 2000. The options are to be exercisable for a period of 3 years from date of grant at the bid price as of March 31, 1999 or 2000, respectively.

         For the period from June 1, 1998 through March 31, 1999, ANET-NM had pre-tax earnings of $107,962 resulting in JBS, LLC earning 239,810 options, exercisable at $3.00 per share.

         The goodwill purchased was $106,666 and is being amortized on a straight-line basis over 10 years.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE J - BUSINESS ACQUISITIONS (CONTINUED)

PINNACLE DEALER SERVICES, INC. ("PDS")

         On August 20, 1998, the Company acquired PDS, an Arizona corporation, by issuing to the shareholders of PDS a total 300,000 restricted shares of common stock, valued at $0.20 per share, in exchange for the outstanding shares of PDS. PDS provides financing programs for dealers who purchase vehicles from the Company (see Note L).

         The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $47,813 and is being amortized on a straight-line basis over 10 years.

WALDEN REMARKETING SERVICES, INC. ("WALDEN REMARKETING")

         On March 31, 1999, the Company acquired Walden Remarketing, a Minnesota corporation by issuing the shareholders of Walden Remarketing a total of 2,050,000 restricted shares of common stock, cash of $125,000, and a promissory note in the principal amount of $425,000. The Company valued the common stock at its estimated fair market value of $0.71 per share or $1,450,000. The promissory note accrues interest at the rate of 12% per annum and requires the Company to make 18 equal monthly payments of principal and interest beginning May 1, 1999.

         On April 20, 1999, the Company entered into a Consulting Agreement with the former majority shareholder of Walden Remarketing as part of the Company's acquisition of Walden Remarketing. The consulting services agreement is for a period of three years ending April 20, 2002. As consideration for the agreement, the Company has granted to the shareholder an option to purchase 3,000,000 shares of the Company's common stock at $3.00 per share. The options, which expire April 20, 2009, vest according to a schedule that is based on the trading price of the common stock. The Company has agreed to register the shares issuable upon exercise of the options. As of March 31, 1999, none of the options had vested.

         The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $1,985,383 and is being amortized on a straight-line basis over 10 years.

         The acquisitions described above were accounted for by the purchase method of accounting for business combinations. Accordingly, the accompanying consolidated statements ofoperations do not include any revenues or expenses related to these acquisitions prior to the respective closing dates. The cash portions of the acquisitions were financed through available cash and borrowings from the Company's line of credit. The following schedule shows the pro-forma results for the year ended March 31, 1999 and the period ending March 31, 1998 assuming

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE J - BUSINESS ACQUISITIONS (CONTINUED)


the acquisitions occurred on September 22, 1997, the commencement of operations for the Company:



                                                                                                   From July 10,
                                                                                                  1997 (inception)
                                                                             Year ended               Through
                                                                           MARCH 31, 1999          MARCH 31, 1998
                                                                           --------------          --------------

         Net revenues                                                        $98,605,590            $32,046,740
         Net income                                                             $101,971                 $7,883
         Net earnings per common share:
              Basic                                                                $0.01                  $0.00
              Diluted                                                              $0.01                  $0.00


         These pro-forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have actually resulted had the combinations been in effect on September 22, 1997, or of future results of operations.

         As a result of the acquisitions, the Company had the following non-cash activity during the year ended March 31, 1999:

     Assets acquired:

       Accounts receivable, net                                                        $    98,609
       Prepaid expenses                                                                      3,520
       Property and equipment                                                               34,655
       Goodwill                                                                          2,141,158
                                                                                         ---------
         Total assets acquired                                                           2,277,942
                                                                                         ---------

     Liabilities assumed:
       Accounts payable                                                                     84,712
       Accrued liabilities                                                                  84,180
                                                                                         ---------
         Total liabilities assumed                                                         168,892
                                                                                         ---------

     Notes payable issued                                                                  425,000

     Value of common stock issued                                                        1,604,480
                                                                                         ---------
     Net cash paid                                                                     $    79,570
                                                                                            ======


NOTE K - STOCKHOLDERS' EQUITY

COMMON STOCK

         On July 10, 1997 (inception) the Company issued 9,000,000 shares of no-par value common stock for $30,000 to its founders. In December 1997, the Company sold 1,002,500

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE K - STOCKHOLDERS' EQUITY (CONTINUED)

common shares for $25,062 pursuant to Rule 503 of Regulation D under the Securities Act of 1933 (commonly referred to as a "504 offering").

PREFERRED STOCK

         The Company is authorized to issue 1,000,000 shares of its $0.10 par value preferred stock on terms and conditions determined by the Board of Directors at date of issuance.

SERIES A

         On February 2, 1998, the Company sold 6,750 shares of Series A preferred stock to Eastlane Trading Limited for $675,000. Each share is convertible into 1,111 shares of common stock. The intrinsic value of this conversion feature was not material. For each share of common stock issued upon conversion of the Series A preferred stock, one warrant to purchase common stock is issued. Five warrants are exercisable to purchase one share of common stock at $.25 per share. As of March 31, 1999, all 6,750 shares of Series A preferred stock had been converted into 7,499,250 shares of common stock, and warrants exercisable to purchase 1,499,850 shares were issued and outstanding.

SERIES B

         During November and December, 1998 the Company issued 47,000 shares of Series B preferred stock ("Series B") for $470,000. Each share of Series B preferred stock is convertible into shares of common shares using a conversion price equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion. The Company assigned an intrinsic value of $253,077 to this conversion feature. As a result, a constructive dividend in this amount was recorded in the accompanying financial statements. Each share of Series B preferred stock is entitled to a $10 liquidation preference over common stockholders. The Series B preferred stock is non voting.

         The Company shall have the right and option upon notice to the holders of the Series B preferred stock to call, redeem, and acquire any or all of the shares of Series B preferred stock at a price equal to $11.00 per share, at any time to the extent such shares have not previously converted to common stock pursuant to the terms described above; provided, however, that the holders of the Series B preferred stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of Redemption, which shall fix the date for redemption, to convert their shares of Series B preferred stock in accordance with the terms described above.

         On May 17, 1999, the Company filed Form S-1 Registration Statement under the Securities Act of 1933 to register the common shares to be issued upon conversion of the Series B preferred stock. (see Note N).

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE K - STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLAN

         On August 5, 1997, the shareholders of the Company adopted the 1997 Stock Option Plan ("Plan"), which provides for the granting of both incentive stock options and non-qualified options to eligible employees (including independent wholesale brokers), officers, and directors of the Company.
Initially, a total of 1,000,000 shares of common stock were reserved for issuance pursuant to the exercise of stock options under this Plan (the "Option Pool"). The Option Pool is adjusted annually on the beginning of the Company's fiscal year to a number equal to 10% of the number of shares of common stock of the Company outstanding at the end of the Company's last completed fiscal year, or 1,000,000 shares, whichever is greater. For the fiscal years' beginning April 1, 1998 and April 1, 1999, the Option Pool was 1,000,000 shares and 2,038,508, respectively. The Plan is administered by the Compensation Committee of the Board of Directors or, if there is no Committee, by the Board of Directors.

         The Plan provides that disinterested directors, defined as non-employee directors or persons who are not directors of one of the Company's subsidiaries, will receive automatic option grants to purchase 10,000 shares of common stock upon their appointment or election to the Board of Directors of the Company. Options shall have an option price equal to 100% of the fair market value of the common stock on the grant date and shall have a minimum vesting period of one year from the date of grant.

         SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") requires the Company to disclose pro forma information regarding option grants made to its employees. SFAS No. 123 specifies certain valuation techniques that produce estimated compensation charges that are included in the pro forma results below. These amounts have not been reflected in the Company's Statement of Operations, because APB 25, "Accounting for stock Issued to Employees," specifies that no compensation charge arises when the price of the employees' stock option equal the market value of the underlying stock at the grant date, as in the case of options granted to the Company's employees.

         SFAS 123 pro-forma numbers are as follows:



                                                                                                From July 10, 1997
                                                                         Year ended            (inception) Through
                                                                       MARCH 31, 1999             MARCH 31, 1998
                                                                       --------------             --------------

Net income as reported under APB 25                                       $115,241                    $12,384
Net income (loss) pro forma under SFAS 123                               $(234,979)                   $10,783
Basic net income per common share-
     as reported under APB 25                                                $0.01                      $0.00
Diluted net income per common share-
     as reported under APB 25                                                $0.01                      $0.00
Basic net income (loss) per common share-
     pro forma under SFAS 123                                               $(0.02)                     $0.00
Diluted net income (loss) per common share-
     pro forma under SFAS 123                                               $(0.02)                     $0.00


                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE K - STOCKHOLDERS' EQUITY (CONTINUED)

         Under SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following average assumptions:



                                                                                                From July 10, 1997
                                                                         Year ended            (inception) Through
                                                                       MARCH 31, 1999             MARCH 31, 1998
                                                                       --------------             --------------




Expected dividend yield                                                    0.00%                       0.00%

Risk-free interest rate                                                    4.67%                       5.11%

Expected volatility                                                         149%                         53%

Expected life (in months)                                                    43                          59


         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of the Company's options. The weighted average estimated fair value of employee stock options granted during the year ending March 31, 1999 and the period ending March 31, 1998 were $1.68 and $0.45 per share, respectively.

         During the year ending March 31, 1999 and the period ending March 31, 1998, the Company granted stock options to certain of its employees and independent wholesale brokers to purchase up to 1,361,499 and 175,000 shares, respectively, of the Company's common stock that would be restricted pursuant to Rule 144 of the SEC. These shares vest according to length of service provided that the recipient is still employed by the Company or under contract pursuant to a work-for-hire agreement as of the vesting date. The option prices range from  $0.15 to $2.00.  At March 31,  1999 and March 31,  1998,  1,206,499  and 0
shares, respectively, were eligible for exercise. The weighted average exercisable price was $0.94 and $0.15 for the year ended March 31, 1999 and the period ending March 31, 1998, respectively.

OTHER STOCK OPTIONS

         The Company has also granted stock options to other third parties as part of the issuance of stock, debt and in business acquisitions. Some options vest according to various agreed upon conditions; while others vested on the date granted. The price at which the options may be exercised varies from $0.32 to $5.00. At March 31, 1999 and March 31, 1998, the total outstanding options were 2,164,812 and 850,000, respectively.

         The fair value of the options issued during the year ended March 31, 1998 was not material. The fair value of the options issued during the year ended March 31, 1999 was determined using the Black-Scholes option pricing model. Options granted for services were valued at $23,083 and options granted for loan guarantees were valued at $56,355.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE L - RELATED PARTY TRANSACTIONS

         During the year ended March 31, 1999 and the period ended March 31, 1998, the Company consummated a total of $486,275 and $800,000 of vehicle sales and $2,055,000 and $1,255,000 in purchase transactions with two entities owned by officers, directors and other major stockholders of the Company. At March 31, 1998, the Company had recorded in accounts receivable $37,522 due from one of these entities. Likewise at March 31, 1998, the Company had recorded an account payable of $15,999 to another related entity. At March 31, 1999, these accounts had been paid in full.

         During the period ending March 31, 1998, the Company paid $4,000 for professional services to MRM Consultants, an entity owned by an officer and director. At March 31, 1998 he was owed $11,500. At March 31, 1999, the account had been paid in full.

         On May 5, 1998, the Company obtained a line of credit from its commercial bank in the amount of $500,000. The note was secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles and personally guaranteed by Messrs. Erskine, Stuart and Moldenhauer. In addition, Mr. Moldenhauer agreed to subordinate his loans made to the Company to the bank's line of credit. On May 7, 1998, the Company granted each of Messrs. Erskine, Stuart, and Moldenhauer two-year options to purchase 100,000 restricted shares of Common Stock at a price of $.75 per share. On March 26, 1999, the note was refinanced.

         Effective June 1, 1998 ANET-NM entered into a lease agreement with G & B Investments, LLC, an entity owned by two of the principals managing the Albuquerque operations. The lease terminates on May 31, 1999 but is automatically renewed unless a 30 day cancellation notice is received by either party. The lease is an operating lease whereby ANET-NM is responsible for all operating costs. The amount of the lease is $2,500 per month.

         As described in Note J, on August 20, 1998 the Company acquired Pinnacle Dealer Services ("PDS") for 300,000 restricted shares of common stock. PDS was owned by three officers of the Company. The value assigned to the transaction was $47,813.

         On March 26, 1999, the Company obtained a $3,000,000 line of credit from a financial institution. The note is due March 31, 2000, and is secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles. Messrs. Stuart, Moldenhauer, and Butterwick personally guaranteed the note. In consideration of the personal guarantees, the Company granted each of Messrs. Stuart, Moldenhauer, and Butterwick three-year options to purchase 250,000 restricted shares of common stock at a price of $1.00 per share.

         Pursuant to a Financial Services Agreement with Cambridge Management Associates, LLP, an entity whose managing partner became an officer of the Company on April 2, 1999, 300,000 stock options vested on March 26, 1999. The options are exercisable at $0.32 per share.

         The  Company  has  entered  into  various  lending   arrangements  with
officers, directors and other affiliated entities owned or controlled by officers, directors and other key personnel of

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999



NOTE L - RELATED PARTY TRANSACTIONS (CONTINUED)

the Company. As more fully detailed in Note G, at March 31, 1999 and March 31, 1998 the outstanding balance on these notes was $3,871,446 and $832,000, respectively. The total interest paid to these entities on all financing activities for the year ended March 31, 1999 and the period ended March 31, 1998 was $286,824 and $58,436, respectively.

         Related party payables at March 31, 1999 include $185,000 due to a major shareholder, normal commissions of $37,423 due to officers of ANET-NM, and $27,828 due to affiliated entities for business expenses incurred on behalf of the Company.


NOTE M - CONCENTRATIONS

         The Company is engaged primarily in one line of business - wholesale activities of used automobiles - which represents 100% of consolidated sales.

         During the year ended March 31, 1999, the Company purchased used vehicles from Canada for resale in the United States. The total amount of vehicles purchased in Canada was $3,350,955 including transportation and vehicle inspections.

         The Company utilizes independent brokers as its sales force in the purchase and sale of used vehicles. For the year ended March 31, 1999 and the period ending March 31, 1998, a significant portion of the Company's sales were generated by a few of these brokers. Consequently, loss of the services of one of more of these high volume sales producers would have had an impact upon the financial results. As the Company continues its expansion plans, any future negative results from the loss of any one broker's services will be minimized.


NOTE N  - SUBSEQUENT EVENTS

         On April 2, 1999, 200,000 options granted to an officer vested. The options are exercisable at $0.32 per share.

         On May 17, 1999 the Company filed with the Securities and Exchange Commission Form S-1 to register under the Securities Act of 1933 the common shares to be issued upon the conversion of the Series B preferred stock and certain warrants attributable to the sale of the Series B preferred stock. Once the registration becomes effective, the Company will become a reporting entity, and as such will be required to file Forms 10K, 10Q and other information documents with the Securities and Exchange Commission.

         On June 1, 1999, pursuant to the Purchase of Goodwill Agreement with JBS, LLC, an entity whose members comprise the management team of ANET-NM, 266,667 shares of the Company's common stock that had been held in escrow were released.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1999


NOTE N  - SUBSEQUENT EVENTS (CONTINUED)

         On June 14, 1999, the Company was notified that a major client of Walden Remarketing representing 50% of Walden's revenue, was terminating the existing contract for remarketing services currently provided by the Company. Subsequent to receiving this letter of termination, Walden has been retained on a month-to-month basis at a reduced fee. Management is discussing new services opportunities with the client.

[BACK COVER OF PROSPECTUS]


         Dealer Prospectus Delivery Obligation

         Until _____________, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. .........OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the registrant in connection with the securities being registered are as follows:

                  Securities and Exchange Commission filing fee........$
                  Accounting fees and expenses.........................
                  Blue sky fees and expenses...........................
                  Legal fees and expenses..............................
                  Transfer agent fees and expenses.....................
                  Printing expenses....................................
                  Miscellaneous expenses...............................

                  Total................................................$

                  All amounts are estimates except the SEC filing fee and NASD filing fee. The Selling Stockholders will be bearing the cost of their own brokerage fees and commissions and their own legal and accounting fees.

ITEM 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Arizona Business Corporation Act and Article 9 of the Registrant's Articles of Incorporation permit the Registrant to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the corporation's best interests, not opposed to the corporation's best interests, or unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the officer or director was adjudged liable on the basis that he or she derived an improper personal benefit.

ITEM 15.          RECENT SALES OF UNREGISTERED SECURITIES

         Since the registrant's inception, it has issued and sold securities which were not registered under the Securities Act of 1933, as follows:

COMMON STOCK:
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   8/97       Jeff Erskine, Mike Stuart, Mark       9,000,000 shares        $.003333 per share        $30,000 cash
                 Moldenhauer, Joe Seaverns,
               Candy Seaverns, Victor Felice,
                     and John Carrante
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   12/97     34 persons who were associates or      1,002,500 shares        $0.025 per share        $25,062.50 cash
                   acquaintances of Mark
                  Moldenhauer and who have
             previously invested in this type of
                          offering
------------ ----------------------------------- ----------------------- ---------------------------------------------
  2/98 -         Eastlane Trading Limited,           7,499,250 shares         Conversion of 6,750 shares of Series A
   3/99       Silhouette Investments Ltd., and       (and warrants to                     Preferred Stock
                 Flagstone Automotive Inc.          purchase 1,499,850
                                                    shares at $.25 per
                                                          share)
------------ ----------------------------------- ----------------------- ---------------------------------------------
   6/98                   JBS, LLC                    266,667 shares        Purchase of goodwill valued at $.20 per
                                                                                             share
------------ ----------------------------------- ----------------------- ---------------------------------------------
                                      II-1

------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   8/98       Shareholders of Pinnacle Dealer         300,000 shares        These shares were issued in exchange for
                       Services, Inc.                                     the shares of Pinnacle Dealer Services, Inc.
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   3/99            Shareholders of Walden            2,050,000 shares       These shares were issued in exchange for
                 Remarketing Services, Inc.                                the shares of Walden Remarketing Services,
                                                                                              Inc.
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   3/99                   JBS, LLC                   266,667 shares         Purchase of goodwill valued at $.20 per
                                                                                             share
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   4/99                M&A West, Inc.                100,000 shares          $2.00 per share         $200,000 cash
------------ ----------------------------------- ----------------------- ---------------------------------------------
   7/99         Shareholders of Auto Network          500,000 shares         These shares were issued in exchange for
                   Group Northwest, Inc.                                         the shares of Auto Network Group
                                                                                          Northwest, Inc.
------------ ----------------------------------- ----------------------- ---------------------------------------------
   11/99       Holders of Series B Preferred          543,515 shares        Conversion of 47,000 shares of Series B
  - 1/00                   Stock                                                        Preferred Stock
------------ ----------------------------------- ----------------------- ---------------------------------------------
   12/99               Dennis Hecker                  314,475 shares         Payment of obligation in the amount of
                                                                                            $314,475
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   2/00           Anthony & Company, Inc.             100,000 shares         $0.50 per share         $50,000 cash
------------ ----------------------------------- ----------------------- ---------------------------------------------
   3/00          Shareholders of NDSCo.Com,          1,100,000 shares       These shares were issued in exchange for
                            Inc.                                                  the shares of NDSCo.Com, Inc.
------------ ----------------------------------- ----------------------- ---------------------------------------------
   3/00        Lloydminister Enterprises Inc.        5,000,000 shares       These shares were issued in exchange for
                                                                                    Lloydminister's shares of
                                                                                     BusinessTradeCenter.com
------------ ----------------------------------- ----------------------- ---------------------------------------------
   3/00                Net Chemistry                  40,000 shares         These shares were issued as payment for
                                                                               software programming and systems
                                                                            development services valued at $120,000
------------ ----------------------------------- ----------------------- ---------------------------------------------
   4/00            JRB AutoBrokers, L.P.              468,750 shares        Purchase of goodwill valued at $2.00 per
                                                                                             share
------------ ----------------------------------- ----------------------- ---------------------------------------------
   4/00               Edward McCusker                 232,500 shares          Compensation for management services
------------ ----------------------------------- ----------------------- ---------------------------------------------
   5/00               Mark Moldenhauer               3,000,000 shares        Payment of obligation in the amount of
                                                                                            $300,000.
------------ ----------------------------------- ----------------------- ---------------------------------------------


         No underwriters were used in the above transactions. The registrant relied upon the exemption from registration contained in Section 4(2) as to all of the transactions except for the sale of shares in December 1997, the conversion of the Series A Preferred Stock, and the purchase of shares by M&A West, Inc. With regard to the transactions made in reliance on the exemption contained in Section 4(2), the purchasers were deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant's business. Restrictive legends were placed on the stock certificates evidencing the shares issued in the Section 4(2) transactions.

SERIES A PREFERRED STOCK:

------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   2/98           Eastlane Trading Limited            6,750 shares          $100 per share          $675,000 cash
------------ ----------------------------------- ----------------------- ---------------------- ----------------------

         No underwriters were used in the above transaction. The registrant relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The purchaser was deemed to be sophisticated with respect to this investment in securities of the registrant by virtue of its financial condition and previous investment experience. A restrictive legend was placed on the stock certificates evidencing the Series A Preferred Stock.

SERIES B PREFERRED STOCK:

------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
  11/98 -    3 accredited and 1  non-accredited      47,000 shares           $10 per share          $470,000 cash
   12/98     investors
------------ ----------------------------------- ----------------------- ---------------------- ----------------------

         The registrant entered into a Consulting Agreement with Anthony & Company, Inc. dba Anthony Advisors (the "Consultant"). Under the terms of the Consulting Agreement, the registrant appointed the Consultant as its exclusive agent for the purpose of introducing to the registrant persons interested in investing in the Series B Preferred Stock. The Consultant was not authorized to negotiate the terms of the transaction with any introduced investor on behalf of the registrant or to execute the transaction on behalf of the registrant. For its services, the registrant paid the Consultant a fee of $82,720 and warrants to purchase up to 100,000 shares of the registrant's Common Stock at $.50 per share. The registrant relied upon the exemption from registration contained in Rule 506 of Regulation D.

SERIES C PREFERRED STOCK AND SERIES D PREFERRED STOCK:

------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   2/99      22 accredited investors                20,800 shares of        $100 per share         $5,200,000 cash
                                                   Series C Preferred
                                                    Stock and 31,200
                                                   shares of Series D
                                                     Preferred Stock
------------ ----------------------------------- ----------------------- ---------------------- ----------------------

         The registrant entered into a Finder Agreement with Anthony & Company, Inc. dba Anthony Advisors ("Anthony"). Under the terms of the Finder Agreement, the registrant engaged Anthony for the purpose of introducing to the registrant persons interested in investing in the Series C and D Preferred Stock. Anthony was not authorized to negotiate the terms of the transaction with any introduced investor on behalf of the registrant or to execute the transaction on behalf of the registrant. For its services, the registrant agreed to pay Anthony a fee of $250,000 and issue 107,143 shares of the registrant's Common Stock. The registrant also engaged the services of Cardinal Securities, LLC and paid fees of $165,000 and Cardinal's legal fees of $7,500 for its services in connection with the offering. In addition, the registrant also agreed to grant warrants to Cardinal to purchase up to 55,000 shares of common stock at a price of $5.40 per share. The registrant relied upon the exemption from registration contained in Rule 506 of Regulation D.

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The following documents are filed as exhibits to this registration statement:

   REGULATION
   S-K NUMBER      Document

       2.1         Agreement and Plan of Reorganization between Auto Network Group, Inc. and Walden Remarketing
                   Services, Inc. (1)<F1>
       2.2         Agreement Concerning the Exchange of Common Stock Between AutoTradeCenter.com Inc. and
                   Auto Network Group of Northwest, Inc. (1)<F1>
       3.1         Articles of Incorporation, as amended (1)<F1>
       3.2         Bylaws (1)<F1>
       4.1         Statement Pursuant To Section 10-602 of The Arizona Business Corporation Act of Auto Network
                   USA, Inc. Regarding Series A Preferred Stock (1)<F1>
       4.2         Statement Pursuant To Section 10-602 of The Arizona Business Corporation Act of Auto Network
                   USA, Inc. Regarding Series B Preferred Stock (1)<F1>
       4.3         Warrant to Purchase Common Stock Issued to Anthony & Company, Inc. (1)<F1>
       4.4         Statement Pursuant to Section 10-602 of The Arizona Business Corporation Act of
                   AutoTradeCenter.com Inc. Regarding Series C Preferred Stock
       4.5         Statement Pursuant to Section 10-602 of The Arizona Business Corporation Act of
                   AutoTradeCenter.com Inc. Regarding Series D Preferred Stock
       5.1         Opinion regarding legality
      10.1         Stock Option Plan (1)<F1>
      10.2         Evelyn Felice loan documents (1)<F1>
      10.3         Mark Moldenhauer loan documents (1)<F1>
      10.4         Pinnacle Financial Corporation loan documents (1)<F1>
      10.5         Eastlane Trading Limited loan documents (1)<F1>

                                      II-3

      10.6         Norwest Bank loan documents (1)<F1>
      10.7         Mike and Debbie Stuart loan documents (1)<F1>
      10.8         Purchase of Goodwill Agreement with JBS, LLC (1)<F1>
      10.9         Promissory Notes used for acquisition of Walden Remarketing Services, Inc.  (1)<F1>
      10.10        Consulting Agreement with Dennis E. Hecker dated April 20, 1999 (1)<F1>
      10.11        Non-Qualified Stock Option Agreement with Dennis E. Hecker dated April 20, 1999 (1)<F1>
      10.12        Sample "Work for Hire Agreement" (1)<F1>
      10.13        Agreement with Auction Finance Group, Inc. (1)<F1>
      10.14        Purchase Agreement with Lloydminister Enterprises Inc. and Kindersley Holdings Inc. dated March
                   23, 2000 (2)<F2>
      10.15        Amended and Restated Secured Promissory Note dated March 31, 2000 to Mark Moldenhauer
      10.16        Amended and Restated Secured Promissory Note dated March 31, 2000 to Pinnacle Financial
                   Corporation
      10.17        Loan Extension from Wells Fargo Business Credit, Inc.
       21          Subsidiaries of the registrant
      23.1         Consent of Price Kong & Company, P.A.
      23.2         Consent of Neff & Ricci, LLP
      23.3         Consent of Dill Dill Carr Stonbraker & Hutchings, P.C. (incorporated by reference into Exhibit 5.1)
       27          Financial Data Schedule

<F1>
     (1) Incorporated by reference to the exhibits filed to the registration statement on Form S-1 (File No.
         333-78659).
<F2>
     (2) Incorporated by reference to the exhibits filed to the current report on Form 8-K dated March 23,
         2000 (File No. 333-78659).

         (b) The following financial statement schedules are filed with this registration statement: None

ITEM 17.          UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 15, 2000.

                                           AUTOTRADECENTER.COM INC.


                                           By: /s/ Roger L. Butterwick
                                              ----------------------------------
                                                  Roger L. Butterwick, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE                                  DATE

                                         President, Treasurer and a director
/s/Roger L. Butterwick                   (Principal  Executive  and  Financial  May 15, 2000
--------------------------------------   Officer)
Roger L. Butterwick

/s/ John E. Rowlett                      Vice President, Secretary and a
--------------------------------------   Director                               May 15, 2000
John E. Rowlett